Exhibit 4 (a) (ii)

Execution Copy

Share Purchase Agreement

dated as of March 12, 2007

by and between

1.	Hyos Invest Holding AG, Weinplatz 10, 8022 Zurich, Switzerland (Seller 1)

2.	Dr. Ulrich Sigg, * Switzerland (Seller 2)

3.	Dr. Robert Riedweg, * Switzerland (Seller 3)

4.	Active Investor AG, Zugerstrasse 76B, 6340 Baar, Switzerland (Seller 4)

(hereinafter each a Seller, and, collectively, Sellers)

and

Smith & Nephew International B.V., Kruisweg 637, 2132 NB Hoofddorp, The Netherlands

(hereinafter Buyer)

and

Smith & Nephew plc, 15 Adam Street, London WC2N 6LA, U.K.

(hereinafter Guarantor)

regarding

Plus Orthopedics Holding AG

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

Share Purchase Agreement regarding Plus Orthopedics Holding AG

1.	Definitions		5

2.	Sale and Purchase of Shares		5
	2.1	Object of Sale and Repayment of Shareholder Loans	5
	2.2	Consideration	5
		2.2.1 Calculation of Purchase Price for the Shares	5
		2.2.2 Set-off Rights	6
	2.3	Closing Accounts	6
	2.4	Net Working Capital Adjustment and Net Debt Adjustment	6
		2.4.1 Net Working Capital Adjustment	6
		2.4.2 Net Debt Adjustment	6
		2.4.3 Payment of Net Working Capital Adjustment and Net Debt Adjustment	6
	2.5	Escrow	7

3.	Actions Prior to Closing		8
	3.1	General	8
	3.2	Filings and Submissions	8
	3.3	Third Party Consents	8
	3.4	Escrow of Data Room Documentation	8
	3.5	Closing Memorandum	8
	3.6	Estimated Net Working Capital | Estimated Net Debt	8
	3.7	Shareholder Loans	9

4.	Closing		9
	4.1	Date and Place	9
	4.2	Conditions Precedent to Closing	9
		4.2.1 Conditions to Obligations of Sellers and Buyer	9
		4.2.2 Conditions to Obligations of Buyer	9
		4.2.3 Condition to Obligations of Sellers	10
		4.2.4 Waiver of Nonfulfilled Conditions	10
		4.2.5 Right of Termination	10
	4.3	Closing Actions	10
		4.3.1 Joint Actions by Sellers and Buyer	10
		4.3.2 Actions by Sellers	10
		4.3.3 Actions by Buyer	11

5.	Representations and Warranties		12
	5.1	Representations and Warranties of Sellers	12
	5.2	Representations and Warranties of Buyer	12
	5.3	Exclusive Representation and Warranties	12

6.	Remedies		12
	6.1	Remedy of Buyer	12
		6.1.1 Sellers’ Right to Cure and Sellers’ Liability	12
		6.1.2 Notice of Misrepresentation or Breach of Warranty (Rüge)	12
		6.1.3 Time Limitations on Claims for Misrepresentations, Breach of Warranty or Breach of Tax Indemnity in Article 8.2 (Verjährung)	13
		6.1.4 Limitations on Liability	13
		6.1.5 Third Party Claims	14
	6.2	Remedies of Sellers	15
	6.3	Remedies Exclusive	15
	6.4	Treatment of Payments	15

7.	Conduct of Business Between Signing and Closing		15
	7.1	Conduct of Business	15
	7.2	Access to the Group	15
	7.3	Restricted Actions	15

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Share Purchase Agreement regarding Plus Orthopedics Holding AG

8.	Other Covenants		16
	8.1	Tax Indemnity Provided by Buyer	16
	8.2	Tax Indemnity Provided by Sellers	16
	8.3	Indemnity for Incentive Payments	17
	8.4	Press Releases and Other Public Announcements	17
	8.5	No Claims Against Directors	17
	8.6	Document Retention and Access	18
	8.7	Non-Competition	18
	8.8	Confidentiality	19
	8.9	Further Assurance	19

9.	Taxes, Costs, Expenses and Interest		20
	9.1	Taxes	20
	9.2	Costs and Expenses	20
	9.3	Interest	20

10.	General Provisions		20
	10.1	Effect on Third Parties	20
	10.2	Notices	20
	10.3	Entire Agreement	21
	10.4	Amendments and Waivers	21
	10.5	No Assignment	21
	10.6	Severability; Good Faith	21
	10.7	Relationship Between Sellers and Buyer	21
	10.8	Representative of Sellers	22
	10.9	Guarantee	22

11.	Governing Law and Arbitration		22
	11.1	Governing Law	22
	11.2	Arbitration	22

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Share Purchase Agreement regarding Plus Orthopedics Holding AG

Table of Annexes

N° of Annex	Name of Annex

B	Structure of Group

1	Definitions

2.1(a)(i)	Shares Owned by Sellers

2.1(a)(ii)	Shareholder Loans

2.2.1(a)	Computation of Fixed Amount

2.3(a)	Proposed Closing Accounts and Final Closing Accounts

2.3(b)	Dispute Resolution Regarding Proposed Closing Accounts

2.4	Calculation of Net Debt and Net Working Capital

2.5	Escrow Agreement

3.3	Consents of Third Parties

3.4	Data Room Escrow Agreement (agreed form)

4.2.1(a)	Governmental Approvals and Merger Control Laws

5.1	Sellers’ Representations and Warranties

5.2	Buyer’s Representations and Warranties

6.1.4(d)(ii)	Dataroom Indices

6.1.4(d)(iii)	Disclosure Letter

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Share Purchase Agreement regarding Plus Orthopedics Holding AG

This Share Purchase Agreement (the Agreement) is made as of March 12, 2007 by and between Sellers, Buyer and Guarantor (each a Party and together the Parties).

Whereas

A.	Plus Orthopedics Holding AG (the Company) is a corporation organized and existing under the laws of Switzerland with its registered office at Erlenstrasse 4, CH-6343 Rotkreuz, with a nominal share capital of CHF 20,000,000 divided into 20,000 bearer shares with a nominal value of CHF 1,000 each (collectively, the Shares, and each a Share).

B.	As of the date of this Agreement, the Company directly and|or indirectly owns the shares in the subsidiaries and associated companies as set forth in Annex B (the Company together with such subsidiaries and associated companies, the Group, each of them a PO Company and together the PO Companies).

C.	As of the date of this Agreement, Sellers are the owners of 100 % of the Shares.

D.	Sellers intend to sell the Shares to Buyer and Buyer intends to buy the Shares from Sellers pursuant to the terms and conditions of this Agreement.

E.	Prior to executing this Agreement, Buyer conducted a due diligence investigation and reviewed, inter alia, the Disclosure Information (as hereinafter defined).

Now, therefore, the Parties hereto agree as follows:

1.	Definitions

Capitalized terms used in this Agreement shall have the meaning assigned to them in Annex 1.

2.	Sale and Purchase of Shares

2.1	Object of Sale and Repayment of Shareholder Loans

(a)	Subject to the terms and conditions of this Agreement:

(i)	Sellers hereby agree to sell and, at the Closing, to transfer to Buyer, and Buyer hereby agrees to buy from Sellers, the full legal and beneficial ownership, free and clear from any Liens, of the Shares as set forth in Annex 2.1(a)(i);

(ii)	Buyer hereby agrees to repay at the Closing, on its own behalf or on behalf of the Company, the Shareholder Loans set forth in Annex 2.1(a)(ii) with all accrued interest thereon in accordance with the interest rate set forth in that Annex up to the Closing Date (the Shareholder Loans).

(b)	Buyer may elect that any of its obligations under this Agreement are performed by one or more of its Affiliates in accordance with this Agreement provided that (i) notwithstanding such election, Buyer shall be and remain fully liable for all of its and its Affiliates obligations under or in connection with this Agreement, and (ii) Sellers are not adversely affected in any manner by such election.

2.2	Consideration

2.2.1	Calculation of Purchase Price for the Shares

The consideration for the Shares (the Purchase Price) payable by Buyer to Sellers shall consist of:

(a)	a fixed amount of CHF 939,445,000 (in words: Swiss francs nine hundred thirty nine million four hundred forty five thousand) for the Shares as set forth in Annex 2.2.1(a);

(b)	plus the Estimated Net Working Capital determined in accordance with Article 3.6;

(c)	minus the Estimated Net Debt determined in accordance with Article 3.6;

(d)	plus or minus the Net Working Capital Adjustment determined in accordance with Article 2.4.1;

(e)	plus or minus the Net Debt Adjustment determined in accordance with Article 2.4.2;

the aggregate of (a), (b) and (c) above being the preliminary purchase price (the Preliminary Purchase Price).

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Share Purchase Agreement regarding Plus Orthopedics Holding AG

2.2.2	Set-off Rights

Buyer shall not be entitled to set-off any of its claims it may have against any of the Sellers against, or otherwise withhold the proper payment of, any amount payable by Buyer to Sellers under or pursuant to this Agreement, regardless if such claim of Buyer against Sellers has arisen under or in connection with this Agreement or otherwise.

2.3	Closing Accounts

(a)	No later than 60 (sixty) Business Days following the Closing Date, Sellers shall prepare, or cause to be prepared, and deliver to Buyer the consolidated financial statements of the Group as at the Adjustment Date, audited by PricewaterhouseCoopers AG and established in accordance with the principles set forth in Annex 2.3(a) (the Proposed Closing Accounts), and the proposed purchase price adjustment pursuant to Articles 2.4.1 and 2.4.2 and Annex 2.4 (the Proposed Adjustment). Buyer shall procure that Sellers and their advisors are promptly given full and unfettered access (during ordinary business hours) to the books, records and personnel of the Group as Sellers may request for the purposes of preparing and establishing the Proposed Closing Accounts and the Proposed Adjustment.

(b)	The Proposed Closing Accounts and the Proposed Adjustment shall be deemed final and binding for the Parties for all purposes, unless Buyer gives notice to Sellers within 20 (twenty) Business Days following receipt of the Proposed Closing Accounts and the Proposed Adjustment that it disagrees with any specific item of the Proposed Closing Accounts or the Proposed Adjustment (such notice, the Notice of Objection), stating in writing and in reasonable detail the reasons for Buyer’s objections, in which case the procedures set forth in Annex 2.3(b) shall apply.

2.4	Net Working Capital Adjustment and Net Debt Adjustment

2.4.1	Net Working Capital Adjustment

(a)	If the Net Working Capital as per the Adjustment Date, as determined on the basis of the Final Closing Accounts and in accordance with Annex 2.4, exceeds the Estimated Net Working Capital, then Buyer shall, subject to Article 2.4.3, pay to Sellers on a CHF-for-CHF basis a cash amount equal to any surplus.

(b)	If the Net Working Capital as per the Adjustment Date, as determined on the basis of the Final Closing Accounts and in accordance with Annex 2.4, is less than the Estimated Net Working Capital, then Sellers shall, subject to Article 2.4.3, pay to Buyer on a CHF-for-CHF basis a cash amount equal to any deficiency.

2.4.2	Net Debt Adjustment

(a)	If the Net Debt as per the Adjustment Date, as determined on the basis of the Final Closing Accounts and in accordance with Annex 2.4, is less than the Estimated Net Debt, then Buyer shall, subject to Article 2.4.3, pay to Sellers on a CHF-for-CHF basis a cash amount equal to any deficiency.

(b)	If the Net Debt as per the Adjustment Date, as determined on the basis of the Final Closing Accounts and in accordance with Annex 2.4, exceeds the Estimated Net Debt, then Sellers shall, subject to Article 2.4.3, pay to Buyer on a CHF-for-CHF basis a cash amount equal to any surplus.

2.4.3	Payment of Net Working Capital Adjustment and Net Debt Adjustment

(a)	All amounts required to be paid pursuant to Articles 2.4.1 and 2.4.2 shall be aggregated or offset against each other, as the case may be.

(b)	The balance determined pursuant to Article 2.4.3(a) shall be paid in immediately available funds in CHF for value within 10 (ten) Business Days (with interest from the Closing Date to payment at the interest rate determined in accordance with Article 9.3) of the earlier of (i) either the Proposed Adjustment becoming final and binding pursuant to Article 2.3(b), or (ii) the determination of the Final Adjustment being delivered by the Appraiser to Sellers and Buyer pursuant to Annex 2.3(b), by wire transfer or, as the case may be, by way of release

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Share Purchase Agreement regarding Plus Orthopedics Holding AG from the Escrow Account, to the bank account or accounts designated in writing by the Party or Parties entitled to receive the payment or as provided for in the Escrow Agreement, respectively. For the avoidance of doubt, the limitations provided for in Article 6.1.4(a) and (b) do not apply with respect to the Final Adjustment.

2.5	Escrow

(a)	At Closing, Buyer shall pay a portion of the Preliminary Purchase Price in the amount of CHF * (in words: Swiss francs *) (the Initial Escrow Amount) to an account in the name of the Escrow Agent to be opened with Credit Suisse (the Escrow Account).

(b)	The Escrow Account shall serve as a payment fund for claims which Buyer may have against any of the Sellers under this Agreement, including, but not limited to, claims for price adjustments pursuant to Articles 2.4.1 or 2.4.2 or possible misrepresentations or breach of warranties pursuant to Article 5.1 and Annex 5.1. The amounts in the Escrow Account shall be released in accordance with the terms and conditions set forth below and in the escrow agreement among the parties and the Escrow Agent (to be entered into as of Closing substantially in the form set forth in Annex 2.5, the Escrow Agreement):

(i)	if the Final Adjustment is payable to Buyer, Sellers and Buyer shall instruct the Escrow Agent to release the Final Adjustment to Buyer;

(ii)	10 (ten) Business Days following the determination of the Final Adjustment, Sellers and Buyer shall instruct the Escrow Agent to release CHF * (in words: Swiss francs *) (less a Final Adjustment if payable to Buyer in accordance with Article 2.4) to Sellers, unless and to the extent Buyer on or before the last Business Day prior to the expiration of the 10 (ten) Business Day period has delivered to Sellers one or more Notices of Breach;

(iii)	10 (ten) Business Days following the receipt of a final tax assessment from the * tax authorities with respect to the tax audit for *, Sellers and Buyer shall instruct the Escrow Agent to release CHF * (in words: Swiss francs *) to Sellers, unless and to the extent Buyer on or before the last Business Day prior to the expiration of the 10 (ten) Business Day period has delivered to Sellers one or more Notices of Breach;

(iv)	* months after the Closing Date, Sellers and Buyer shall instruct the Escrow Agent to release CHF * (in words: Swiss francs *) to Sellers, unless and to the extent Buyer has on or before the last Business Day prior to the expiration of the * months period after the Closing Date delivered to Sellers one or more Notices of Breach; and

(v)	* years after the Closing Date, Sellers and Buyer shall instruct the Escrow Agent to release CHF * (in words: Swiss francs *) plus any remaining balance held in the Escrow Account including any proceeds and interests accrued on the Escrow Account to Sellers, unless and to the extent Buyer has on or before the last Business Day prior to the expiration of the * year period after the Closing Date delivered to Sellers one or more Notices of Breach.

(c)	In the event that any Notice(s) of Breach that are validly served prior to the relevant escrow release dates set forth in Article 2.5(b) show an amount of reasonably anticipated Damage (in accordance with Article 6.1.2(a)) which is less than the portion of the Escrow Amount to be released on such date, Sellers and Buyer shall instruct the Escrow Agent to release such difference to Buyer.

(d)	If and to the extent Buyer has delivered to Sellers one or more Notices of Breach and did not timely initiate arbitral proceedings as set forth in Article 6.1.3, last paragraph in respect of such relevant Notice of Breach (the Repealed Notice(s)), Sellers and Buyer shall, upon expiration of the * period stated in Article 6.1.3, last paragraph, instruct the Escrow Agent to release the amount claimed under such Repealed Notices from any relevant amounts set forth in Article 2.5(b)(ii), (iii), (iv) and (v), respectively, to the extent such amounts are releasable by virtue of the release dates set forth in those paragraphs and subject always to any relevant amount not being subject to any other valid Notice(s) of Breach.

(e)	As long as the Escrow Account is not depleted, Buyer shall not be entitled to enforce payment from Sellers in connection with this Agreement other than from the Escrow Account.

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Share Purchase Agreement regarding Plus Orthopedics Holding AG

3.	Actions Prior to Closing

3.1	General

Unless specifically otherwise provided herein, Sellers and Buyer undertake to use their commercially reasonable best efforts to procure that:

(a)	the conditions precedent set forth in Article 4.2 shall be satisfied on or by the Closing Date;

(b)	all their Affiliates will do all acts and things as are reasonably necessary (and within their power) to implement the transactions contemplated by this Agreement.

Sellers and Buyer shall fully cooperate and promptly inform each other of any relevant actions taken prior to Closing.

3.2	Filings and Submissions

No later than 20 (twenty) Business Days following the date of this Agreement, Buyer and, if requested, Sellers shall make (if permitted under applicable law) all filings and submissions required pursuant to Article 4.2.1(a).

Sellers shall provide Buyer and Buyer shall provide Sellers with all the information necessary for the filings and submissions. No Party shall make any filings or submissions without the prior consent of the other Party (such consent not to be unreasonably withheld or delayed).

3.3	Third Party Consents

Sellers and Buyer shall use their commercially reasonable best efforts to obtain the consents from third parties which are listed in Annex 3.3 and such other consents as any Party may reasonably request.

3.4	Escrow of Data Room Documentation

(a)	Promptly following the date of this Agreement, Sellers shall deliver the originals of the documentation disclosed to Buyer in connection with the due diligence review as reflected in the Disclosure Information to the Data Room Escrow Agent, who shall keep such documentation in escrow on behalf of Sellers and Buyer in accordance with the terms of the data room escrow agreement set forth in Annex 3.4, it being understood that each of Sellers retains a copy of such documentation. Sellers shall represent in such data room escrow agreement the identity of such documentation with the documentation made available to Buyer during its due diligence review. Buyer shall be given sufficient opportunity to verify the identity of the documentation made available to Buyer during its due diligence review with the documentation to be given into escrow prior to such documentation being given into escrow.

(b)	Sellers shall further deliver a copy of such documentation to Buyer, save for the documentation provided to Ernst & Young on a adviser-to-adviser basis and the documents listed in the Data Room Indices under the heading “Giftschrank” and certain other documents that Sellers may reasonably identify, provided, however, that Buyer shall use the data room documentation solely for purposes of integration planning and/or the transactions contemplated under this Agreement.

3.5	Closing Memorandum

No later than 10 (ten) Business Days prior to the Closing Date, Sellers’ legal counsel shall prepare, in cooperation with Buyer’s legal counsel, a closing memorandum which describes the closing actions pursuant to Article 4.3 and which shall serve as evidence for the closing of the transactions contemplated under this Agreement.

3.6	Estimated Net Working Capital | Estimated Net Debt

(a)	No later than 5 (five) Business Days prior to Closing, Sellers shall deliver to Buyer a written statement of their reasonable good faith estimate of the Net Working Capital as at the Adjustment Date (the Estimated Net Working Capital), together with a reasonably detailed explanation of the calculation thereof.

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Share Purchase Agreement regarding Plus Orthopedics Holding AG

(b)	No later than 5 (five) Business Days prior to Closing, Sellers shall deliver to Buyer a written statement of their reasonable good faith estimate of the Net Debt as at the Adjustment Date (the Estimated Net Debt), together with a reasonably detailed explanation of the calculation thereof (which, for the avoidance of doubt, will conform, so far as the Shareholder Loans are concerned, with the amount to be provided under Article 3.7).

3.7	Shareholder Loans

No later than 5 (five) Business Days prior to the Closing Date, Sellers shall deliver to Buyer written confirmation of the total amount of the Shareholder Loans including accrued interest thereon as of the Closing Date, together with excerpts from the account records of the Group.

4.	Closing

4.1	Date and Place

The Closing shall take place at the last day of the month (or, if such day is not a Business Day, on the first Business Day thereafter) which occurs first after the lapse of 5 (five) Business Days after the day on which all conditions precedent to Closing set forth in Article 4.2 have been satisfied or waived (where permitted) or, subject to Article 4.2.5(a) and (b), on such other date as Sellers and Buyer may agree, but in no event later than * (the Long Stop Date).

Closing shall take place at the offices of Homburger, Weinbergstrasse 56/58, CH-8006 Zurich, Switzerland, or at such other location as Sellers and Buyer may agree.

4.2	Conditions Precedent to Closing

4.2.1	Conditions to Obligations of Sellers and Buyer

The respective obligations of Sellers and Buyer to effect the transactions contemplated under this Agreement shall be subject to the satisfaction or waiver (where permitted) by Sellers and Buyer of the following conditions:

(a)	(i) All governmental approvals as set forth in Annex 4.2.1(a) shall have been obtained, or (ii) any waiting period under the Merger Control Laws set forth in Annex 4.2.1(a) shall have expired or been terminated by the competent authorities, provided in both cases that the applicable Merger Control Laws require the Parties to suspend the completion of the transactions contemplated herein until the approval under the Merger Control Laws is obtained or the respective waiting period has expired or been terminated by the competent authority.

(b)	No action shall be pending or threatened in writing and no order, injunction or decree of any court, administrative body or arbitration tribunal exists which seeks to enjoin the consummation of the transactions contemplated hereunder.

(c)	There shall not have been a change in the assets, liabilities or financial position of the Group taken as a whole which fundamentally and sustainably adversely impairs the value of the Group as a whole, and which was not already known and was and could not reasonably be expected to have been taken into account by Sellers and Buyer at the date of this Agreement, and which is not (a) the result of a general economic decline at large or in the conditions of the medical technology industry, the securities markets or the currency exchange rates developments, (b) the result of the announcement or the consummation of the transaction contemplated by this Agreement, or (c) the result of changes in laws, regulations or governmental policies.

4.2.2	Conditions to Obligations of Buyer

The respective obligations of Buyer to effect the transactions contemplated under this Agreement shall be subject to the satisfaction or waiver of the condition that:

(a)	Sellers shall have performed in all material respects all of their obligations pursuant to this Agreement that are to be performed prior to or on the Closing Date.

(b)	All representations and warranties of Sellers pursuant to Article 5.1 and Annex 5.1 shall be true and correct as of the Closing Date (except that those representations and warranties

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Share Purchase Agreement regarding Plus Orthopedics Holding AG which are explicitly made as of a specific date shall be true and correct only as of such date) to the extent that any misrepresentation or breach of warranty for itself or taken together does not constitute a Material Adverse Effect.

4.2.3	Condition to Obligations of Sellers

The respective obligations of Sellers to effect the transactions contemplated under this Agreement shall be subject to the satisfaction or waiver of the condition that:

(a)	Buyer shall have performed in all material respects all of its obligations pursuant to this Agreement that are to be performed prior to or on the Closing Date.

(b)	All representations and warranties of Buyer pursuant to Article 5.2 and Annex 5.2 shall be true and correct as of the Closing Date.

4.2.4	Waiver of Nonfulfilled Conditions

Sellers and Buyer shall inform each other forthwith upon becoming aware of any fact or matter which could reasonably be expected to constitute a breach or could prevent or hinder the satisfaction of any of the conditions set forth in Articles 4.2.1, 4.2.2 or 4.2.3 and Sellers and Buyer shall enter into good faith negotiations on how to resolve the issue and, without prejudice to any other provision of this Agreement, Sellers and Buyer each shall be entitled to seek to cure at its own expense any breach or non-satisfaction. At any time prior to Closing, (i) Sellers and Buyer may jointly waive the conditions to Closing set forth in Article 4.2.1 (in their entirety or portions thereof), (ii) Buyer may waive the conditions to Closing set forth in Article 4.2.2 (in their entirety or portions thereof), and (iii) Sellers may waive the conditions to Closing set forth in Article 4.2.3 (in their entirety or portions thereof).

4.2.5	Right of Termination

(a)	Should the conditions precedent to Closing set forth in Articles 4.2.1 or 4.2.2 not be met on or before the Long Stop Date, Buyer may at the latest 20 (twenty) Business Days from the Long Stop Date terminate this Agreement unless Buyer failed to use all commercially reasonable best efforts to procure the satisfaction of any such condition.

(b)	Should the conditions precedent to Closing set forth in Articles 4.2.1 or 4.2.3 not be met on or by the Long Stop Date, Sellers may within 20 (twenty) Business Days from the Long Stop terminate this Agreement, unless Sellers failed to use all commercially reasonable best efforts to procure the satisfaction of any such condition.

(c)	If this Agreement is terminated according to Article 4.2.5(a) or (b), such termination shall be without liability of any Party to the other Parties; provided that if such termination shall result from the breach by any Party of its obligations under this Agreement, such Party shall be fully liable for all damages suffered by the other Parties as a result of such breach. The right to request specific performance shall be preserved.

(d)	If this Agreement is terminated, all provisions of this Agreement shall cease to be effective except for Article 4.2.5(c), Article 4.2.5(d), Article 8.4 (Press Releases and Other Public Announcements), Article 9.2 (Costs and Expenses), Article 10 (General Provisions) and Article 11 (Governing Law and Arbitration).

4.3	Closing Actions

4.3.1	Joint Actions by Sellers and Buyer

At the Closing, Sellers and Buyer shall execute the Escrow Agreement substantially in the form attached hereto as Annex 2.5 duly signed by the Escrow Agent.

4.3.2	Actions by Sellers

At the Closing, Sellers shall:

(a)	deliver to Buyer certificates representing the Shares;

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Share Purchase Agreement regarding Plus Orthopedics Holding AG

(b)	deliver to Buyer (i) to the extent issued, the share certificates or equivalent documents in the relevant jurisdiction in respect of each of the shares held, directly or indirectly, by the Company in each of the PO Companies and (ii), in respect of each PO Company (other than Plus Orthopedics GmbH (Austria), Intraplant GmbH (Austria) and Intercus GmbH (Germany)), the certificate of incorporation, share register or ledger and share certificate book (with any unissued share certificates) and all minute books and other statutory books (which shall be written up to but not including Closing) or such equivalent items in the relevant jurisdiction which the laws of the jurisdiction of incorporation of the PO Company requires it to keep or are kept by the relevant PO Company, including, in each case, evidence of ownership of the relevant shares together with an uninterrupted and verifiable chain of transfer documents to prove ownership;

(c)	deliver to Buyer resignation letters of (i) the Sellers as members of the boards of directors of each relevant PO Company as notified by Buyer to Sellers no later than 5 (five) Business Days prior to the Closing Date, and (ii) to the extent reasonable under the circumstances, of any other member of the boards of directors of each relevant PO Company as notified by Buyer to Sellers no later than 5 (five) Business Days prior to the Closing Date, in each case declaring their resignation as of the Closing and confirming to Buyer and the relevant PO Company that the relevant board member has no claims against the Company arising out of or in connection with such board membership;

(d)	to the extent legally possible, ensure that resolutions of the boards of directors of each relevant PO Company (or if required by the law of its jurisdiction or its constitutional documents, of its shareholders) are passed at which such persons as Buyer may notify to Sellers no later than 5 (five) Business Days prior to the Closing Date, are appointed as directors of the relevant PO Company, subject to completion of Closing;

(e)	deliver to Buyer waivers of Sellers in relation to rights under existing shareholders agreement;

(f)	deliver to Buyer a waiver of Seller 4 in connection with its rights of first refusal in relation to private equity transaction with respect to the transactions contemplated under this Agreement;

(g)	deliver to Buyer a certified copy of any power of attorney under which any of the actions referred to in this Article 4.3.2 are executed, including evidence reasonably satisfactory to Buyer of the authority of any person signing on behalf of Sellers; and

(h)	confirm to Buyer in writing that the conditions set forth in Articles 4.2.1 and 4.2.2 are satisfied as of the Closing Date.

4.3.3	Actions by Buyer

At Closing, Buyer shall:

(a)	pay the Preliminary Purchase Price as follows:

(i)	an amount equal to the Preliminary Purchase Price minus the Initial Escrow Amount to the account or accounts as designated by Sellers in writing no later than 10 (ten) Business Days before the Closing Date; and

(ii)	the Initial Escrow Amount of CHF * (in words: Swiss francs *) to the Escrow Account;

(b)	repay the Shareholder Loans including accrued interest thereon pursuant to Article 2.1(a)(ii) and as determined in accordance with Article 3.7 to the account or accounts as designated by Sellers in writing no later than 10 (ten) Business Days before the Closing Date;

(c)	deliver to Sellers a certified copy of any power of attorney under which any of the actions referred to in this Article 4.3.3 are executed, including evidence reasonably satisfactory to Sellers of the authority of any person signing on behalf of Buyer; and

(d)	confirm to Sellers in writing that the conditions set forth in Articles 4.2.1(a) and (b) and 4.2.3 are satisfied as of the Closing Date.

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Share Purchase Agreement regarding Plus Orthopedics Holding AG

5.	Representations and Warranties

5.1	Representations and Warranties of Sellers

Subject to the limitations set forth in Article 6, Sellers hereby represent and warrant to Buyer that the representations and warranties as set forth in Annex 5.1 are true and accurate on both the date of this Agreement and the Closing Date, except that those representations and warranties which are explicitly made as of a specific date shall be true and correct only as of such date, and all representations and warranties shall be limited by the Fair Disclosure made to Buyer in the Disclosure Information.

5.2	Representations and Warranties of Buyer

Subject to the limitations set forth in Article 6, Buyer hereby represents and warrants to Sellers that the representations and warranties as set forth in Annex 5.2 are true and accurate on both the date of this Agreement and the Closing Date, except that those representations and warranties which are explicitly made as of a specific date shall be true and correct only as of such date.

5.3	Exclusive Representation and Warranties

Sellers acknowledge that, other than as expressly provided in this Agreement, Buyer has not made and does not make, and Sellers have not relied and do not rely on, any representation or warranty, express or implied, pertaining to the subject matter of this Agreement. Buyer acknowledges that, other than as expressly provided in this Agreement, Sellers have not made and do not make, and Buyer has not relied and does not rely on, any representation or warranty, express or implied, pertaining to the subject matter of this Agreement. In particular, and without limitation to the foregoing, Buyer acknowledges that Sellers are not making any representations as to budgets, business plans, forward-looking statements and other projections of a financial, technical or business nature relating to the business of the Group or any PO Company.

6.	Remedies

6.1	Remedy of Buyer

6.1.1	Sellers’ Right to Cure and Sellers’ Liability

(a)	With respect to all of its obligations under this Agreement, including, but not limited to, any misrepresentation or breach of warranty notified by Buyer to Sellers pursuant to Article 6.1.2, Sellers shall have the right, within a reasonable period of time not exceeding 40 (forty) Business Days after the receipt of the Notice of Breach or a similar notice regarding other breaches of this Agreement, to put Buyer in the same position in which it would have been if the obligations or as the case may be the representation or warranty had been complied with.

(b)	If, and to the extent, such cure cannot be effected, or is not effected within such a time period, Sellers shall be liable to Buyer, irrespective of any fault of Sellers, subject to the exclusions and limitations set forth in this Article 6, for any loss, damage, out of pocket cost or expense, including reasonable attorney’s fees, of Buyer and any PO Company (the Damage) caused by such breach of obligation, warranty or misrepresentation.

6.1.2	Notice of Misrepresentation or Breach of Warranty (Rüge)

(a)	Buyer shall deliver to Sellers a notice in writing describing the underlying facts of a claim for misrepresentation or breach of warranty in reasonable detail to the extent then known referring to the specific representation or warranty allegedly breached and stating the amount of reasonably anticipated Damage relating to such claim as well as disclosing to Sellers such documents and information supporting its claim as is reasonable (the Notice of Breach) at the earlier of:

(i)	within 40 (forty) Business Days after Buyer having obtained knowledge (x) of a misrepresentation or breach of warranty pursuant to Article 5.1 or (y) receipt by Buyer of notice of any claim made or threatened in writing to be made by any third party which Buyer believes is reasonably likely to give rise to a claim for misrepresentation or breach of warranty; or

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Share Purchase Agreement regarding Plus Orthopedics Holding AG

(ii)	in case of a submission to, or a decision or order by, any court, arbitral tribunal or governmental or administrative body (including, without limitation tax authorities) which Buyer believes is reasonably likely to give rise to a claim for misrepresentation or breach of warranty, promptly upon Buyer receiving any such submission, decision or order but in any event within such period as will afford Sellers reasonable opportunity to respond, or to require Buyer to procure that the relevant PO Company respond, to such submission or to lodge, or to require Buyer to procure the relevant PO Company to lodge, a timely appeal or other challenge against such decision or order.

(b)	Failure to give Notice of Breach within the time periods set forth above shall not exclude Sellers liability hereunder; provided, however, that Sellers shall not be liable for any damage, loss or expense to the extent that the same is caused by Buyer’s failure to give duly and timely notice within the time period set forth in this Article 6.1.2.

(c)	The regime provided for in this Article 6.1.2 shall be in lieu of, not in addition to, Buyer’s duty to immediately inspect and notify Sellers in accordance with Article 201 CO.

6.1.3	Time Limitations on Claims for Misrepresentations, Breach of Warranty or Breach of Tax Indemnity in Article 8.2 (Verjährung)

Claims by Buyer against Sellers for misrepresentation, breach of warranty or breach of the Tax indemnity provided by Sellers in Article 8.2 shall be time-barred unless and to the extent Buyer delivers to Sellers Notices of Breach in accordance with Article 6.1.2(a) or similar notices regarding breaches of the Tax indemnity in Article 8.2:

(a)	unless otherwise set forth in this Article 6.1.3, on or before * months after the Closing Date;

(b)	with regard to the representations and warranties in paragraph 4 (Taxes) of Annex 5.1, and the Tax indemnity in Article 8.2, * years after the Closing Date;

(c)	with regard to the representations and warranties in paragraphs 1 and 2 of Annex 5.1 (Ownership and Qualifications on the one hand and Due Authorization on the other hand), on or before * years after the Closing Date.

It is understood and agreed that any Notice of Breach or a similar notice regarding any breach of the Tax indemnity in Article 8.2 shall be served to Sellers on or by the date set forth in the preceding paragraph, in which case the resolution of such claims may also be effected after such date; provided, however, notwithstanding the foregoing, Buyer’s claim shall be time-barred (verjährt) unless Buyer initiates arbitral proceedings against Sellers in accordance with Article 11.2 within * of the date of Buyer’s Notice of Breach or similar notice regarding any breach of the Tax indemnity in Article 8.2. Sellers and Buyer explicitly waive the application of Article 210 paragraph 1 CO.

6.1.4	Limitations on Liability

(a)	Buyer shall not be entitled to be paid any sum in respect of a claim to recover Damage under this Agreement unless (i) such claim exceeds on a stand-alone basis the amount of CHF * (the Qualifying Claim), and (ii) the liability of Sellers to Buyer in respect of such Qualifying Claim exceeds, or will exceed, when aggregated with the aggregated liability of Sellers hereunder in respect of all other Qualifying Claims, the sum of CHF * (the Threshold) whereupon Buyer shall be entitled to recover all Qualifying Claims.

(b)	Notwithstanding anything in this Agreement to the contrary (other than as set forth in Article 6.1.4(c)), Sellers’ liability under this Agreement shall not exceed an amount of CHF * (the Cap); it being understood that, in accordance with Article 10.7 of this Agreement, the liability of each of Sellers is limited to the overall amount corresponding to the Cap times the percentage of the shareholding of each Seller in the Company as set forth in Annex 2.1(a)(i).

(c)	Any limitation of Sellers’ liability under Article 6.1.4(a) and (b) shall not apply to Sellers’ representations and warranties set forth in paragraphs 1 and 2 of Annex 5.1.

(d)	All matters and information which have been Fairly Disclosed in this Agreement or in:

(i)	the Confidential Information Memorandum as delivered to Buyer;

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Share Purchase Agreement regarding Plus Orthopedics Holding AG

(ii)	the documents listed in the data room indices attached hereto as Annex 6.1.4(d)(ii) (the Data Room Indices) and put into escrow in accordance with Article 3.4; and

(iii)	the Disclosure Letter delivered to Buyer prior to the execution of this Agreement, including any documents attached to the Disclosure Letter, all as set forth in Annex 6.1.4(d)(iii);

all such documents, matters and information referred to in this Article 6.1.4(d) collectively, the Disclosure Information, shall to the extent Fairly Disclosed operate as an exclusion of, or a limitation to, Sellers’ representations and warranties and Buyer’s rights under this Agreement, and Sellers shall be under no liability to the extent that any matter or information being the basis of a claim for Damage has been Fairly Disclosed to Buyer in the Disclosure Information, provided, however, that any limitation under this Article 6.1.4(d) shall not apply to the Tax indemnity provided by Sellers set forth in Article 8.2 and Sellers’ representation and warranty set forth in paragraph 16 of Annex 5.1.

(e)	Sellers shall, and shall have the right to, update the disclosure between the date hereof and the Closing with respect to those representations and warranties that must be true and accurate at and as of the Closing Date, provided, however, that it shall be agreed and understood that any disclosure made after the date hereof shall not operate as an exclusion of, or limitation to, Sellers’ representations and warranties and Buyer’s rights to make claims under any provision of this Agreement.

(f)	Sellers’ liability shall be excluded or reduced, as the case may be, if and to the extent that:

(i)	Buyer or, following Closing, the Group shall have failed to use their commercially reasonable best efforts to mitigate their Damage in respect thereof;

(ii)	Buyer or the Group have recovered or, by applying their commercially reasonable best efforts, could recover or could have reasonably recovered, as the case may be, from any third person, including but not limited to an insurer, any sum in respect of any matter to which a claim made relates, after deduction of all duly documented costs and expenses incurred in making such recovery (including reasonable attorney’s fees);

(iii)	a specific provision, reserve or valuation allowance has been or is made or included in the Final Closing Accounts;

(iv)	such liability is attributable to any act, omission, transaction or arrangement of Buyer (other than one to which Sellers consented, or one which is required under the provisions of this Agreement, or in order to comply with applicable law under an enforceable court order) after the signing of this Agreement;

(v)	the matter giving rise to a claim has been taken into account in the purchase price adjustments according to Article 2.4;

(vi)	any Tax payable by any entity of the Group or by Buyer or its Affiliates is reduced as a result of a matter giving rise to a claim; and

(vii)	such claim arises or is increased as a result of any legislation, regulation or rule of law not in force at the Closing or the withdrawal after Closing of any concession previously made by any relevant authority or as a result of any change made or introduced on or after the date of this Agreement in any legislation, regulation or rule of law of any relevant authority, whether or not such change or withdrawal purports to be effective retrospectively in whole or part.

6.1.5	Third Party Claims

After the Closing, in case of any third party claim, including, but not limited to, claims brought by tax or other governmental authorities, Buyer shall be entitled to oppose, or to cause the relevant PO Company to oppose, such claim, and Sellers shall use their commercially reasonable best efforts in assisting Buyer or the relevant PO Company in the defense of such claim at Sellers’ own costs. Subject to the provisions of this Agreement, Sellers shall bear all reasonable attorney’s fees incurred by Buyer or the PO Companies in the defense of such claims (to the extent such fees cannot be recovered from

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Share Purchase Agreement regarding Plus Orthopedics Holding AG the third party). Buyer shall procure that no such claim is settled without the prior written consent of Sellers, which consent shall not be unreasonably withheld or delayed.

6.2	Remedies of Sellers

The provisions of Article 6.1 shall apply by analogy with respect to any misrepresentation or breach of warranty by Buyer.

6.3	Remedies Exclusive

The remedies in this Article 6 and in Article 4.2.5 for breach of representations and warranties shall be in lieu of, and not in addition to, the remedies provided for under statutory law. All other remedies including, without limitation, the right to rescind this Agreement shall not apply and are expressly waived. In particular, and without limitation to the foregoing, Sellers and Buyer hereby explicitly waive the right of contract rescission under Articles 23 et seq. and 205 CO.

6.4	Treatment of Payments

Sellers and Buyer agree to treat all payments made under this Agreement, including, without limitation, the payments made under this Article 6, as adjustments to the Purchase Price.

7.	Conduct of Business Between Signing and Closing

7.1	Conduct of Business

Unless Fairly Disclosed in the Disclosure Information, at all times from the date of this Agreement to the Closing Date, Sellers shall procure that the Group continues to operate its business as a going concern, in the ordinary course of business and consistent with prior practice and in compliance with applicable laws and regulations, including but not limited to the AdvaMed Code of Ethics in the United States of America and the Eucomed Code of Business Practice in other countries in which the PO Companies do business.

Sellers undertake to procure that the Group continues to incur and pay for capital expenditure from the date of this Agreement to the Closing Date in accordance with the 2007 budget as approved by the competent corporate body of the Group and contained in the Disclosure Information.

7.2	Access to the Group

Subject to any constraints under applicable law, Sellers shall procure that Buyer is given reasonable access during ordinary business hours to the management, legal and financial advisors and auditors and documents of the Group to the extent this is necessary for Buyer or its advisors to perform the obligations pursuant to Article 3, provided, however, that such access shall not unreasonably interfere with the business and operations of the Group.

7.3	Restricted Actions

Unless either specifically provided for in this Agreement, or Fairly Disclosed in the Disclosure Information, or contemplated in the 2007 budget as approved by the competent corporate body of the Group and contained in the Disclosed Information, or otherwise within the ordinary course of the Group’s business, Sellers shall not, and shall procure that the PO Companies shall not, without prior consent of Buyer (or, if applicable Merger Control Laws do not so permit, prior consultation of Buyer) do or agree to do any of the following from the date of this Agreement through to the Closing Date:

(a)	do anything or omit to do anything that could materially interfere with the consummation of the transactions contemplated under this Agreement;

(b)	do or omit to do anything which would have a Material Adverse Effect;

(c)	make any material change in the terms of employment of any director, officer or employee of the PO Companies other than in accordance with past practice or existing commitments (in relation to executive employees as Fairly Disclosed) as well as existing collective bargaining arrangements as Fairly Disclosed;

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Share Purchase Agreement regarding Plus Orthopedics Holding AG

(d)	form, enter into, vary, terminate or withdraw from any material partnership, consortium, joint venture or other incorporated association;

(e)	make material amendments to the articles of incorporation or organizational regulations of the PO Companies which are not in the interest of the Company;

(f)	transfer any shares that are directly or indirectly held by any PO Company to a third party or transfer any material assets of the Group to a third party;

(g)	increase or reduce or otherwise change the share capital, or grant any option or conversion rights on the equity of any PO Company;

(h)	enter into, increase or extend any liability under any guarantee or indemnity in favor of any third party in excess of CHF * per item;

(i)	make, increase or extend any loan or advance or grant any credit to any third party in excess of CHF * per item;

(j)	grant, create or allow to be created any Lien over any of its assets other than charges arising by operation of law;

(k)	borrow any money or incur any indebtedness or other liability as against a third party in excess of CHF * in the aggregate;

(l)	declare, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of the Shares or to any of the PO Companies’ capital stock, except for dividends to another wholly owned PO Company;

(m)	enter into, amend, modify or give notice of, or consent to the, termination of any material license, distribution or supply agreement, or amend, waive, modify, terminate or consent to the termination of any of the PO Companies’ rights thereunder;

(n)	change the accounting procedures, principles or practice of the PO Companies in effect at the date of this Agreement;

(o)	incur, or agree to incur, a commitment or commitments involving individual items of capital expenditure exceeding in total CHF *;

(p)	enter into any transaction between Sellers and their Affiliates (other than PO Companies (on the one hand) and any of the PO Companies on the other;

(q)	institute or settle any litigation where the amount claimed together with any costs incurred or likely to be incurred exceeds CHF *; and/or

(r)	materially change the payment and collection policy as to the accounts payable and accounts receivable respectively.

8.	Other Covenants

8.1	Tax Indemnity Provided by Buyer

Buyer shall indemnify and hold harmless Sellers from any Swiss income tax and additional net wealth tax that becomes payable due to dividend distribution (and all interest payment obligations and legal and tax advisory expenses arising in connection therewith) up to a maximum amount of CHF * which become payable if Buyer, directly or indirectly, causes or permits any of the PO Companies, during the * year period following the Closing, to take any action that could cause the transactions contemplated under this Agreement to be characterized by the Federal Tax Administration and|or any competent cantonal or communal Tax authority, with respect to any of the Sellers as a direct or indirect partial liquidation of the Company or its subsidiaries, under Article 20a paragraph 1 letter a of the Federal Direct Tax Act, as adopted by the Federal Parliament on June 23, 2006, and|or under the cantonal laws.

8.2	Tax Indemnity Provided by Sellers

(a)	Sellers shall indemnify and hold harmless Buyer against any Tax payable by any of the PO Companies arising in respect of or in consequence of (a) income, profit or gain earned,

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Share Purchase Agreement regarding Plus Orthopedics Holding AG accrued or received (or deemed to be earned, accrued or received) on or before the Closing Date, or (b) any event, transaction, sale or service which occurred (or is deemed to occur) on or before the Closing Date, in each case which was not: (i) fully paid on or before the Closing Date, or (ii) fully provided for in the Final Closing Accounts.

(b)	For the purposes of Article 8.2(a) there shall be treated as Tax payable by any of the PO Companies an amount equal to any Tax which would have been so payable but for the use or set-off of any deduction, credit, allowance, repayment or other exemption in respect of Tax (each a “Relief”) arising either (i) to the relevant PO Company in respect of an event occurring after the Closing Date, or (ii) to Buyer or any other member of Buyer’s group (and provided that for the avoidance of doubt “Relief” shall not include any deduction, credit, allowance, repayment or other exemption in respect of Tax which on the Closing Date was already available to the relevant PO Company or Sellers to use or set-off against Tax in respect of current or future tax periods).

(c)	Sellers shall pay to Buyer any amount payable under this Article 8.2 on or before the date which is the later of the date 10 (ten) Business Days after demand is made therefore by Buyer and 2 (two) Business Days before the first date on which the Tax in question becomes payable (or, in the case of an amount payable under Article 8.2(b), would have become payable were it not for the use or set off of the relevant losses) by the relevant PO Company.

(d)	For the avoidance of doubt, Buyer shall be solely responsible for all Tax affairs of each of the PO Companies with effect from the Closing Date.

8.3	Indemnity for Incentive Payments

Sellers shall indemnify and hold harmless the PO Companies for any Tax arising as a result of incentive payments that may be made to certain members of the top management of the Group in relation with the transactions contemplated by this Agreement. For purposes of this Article 8.3, the limitations provided for in Article 6.1.4(a) and (d) shall not apply.

8.4	Press Releases and Other Public Announcements

Following the date of this Agreement, all public announcements or press releases issued in connection with the transactions contemplated by this Agreement shall only be published after Buyer and Sellers shall have consulted and agreed on the contents of such public announcements or press releases. Nothing in this Agreement shall restrict or prohibit:

(a)	any announcement or disclosure required by statutory law or by any competent judicial or regulatory authority or by any competent securities exchange (in which case Sellers and Buyer shall, to the extent reasonably practicable, cooperate in good faith in order to agree on the content of any such announcement prior to it being made);

(b)	Buyer or the Group from informing customers or suppliers of the acquisition of the Group by Buyer after Closing; or

(c)	Buyer from making any disclosure to any of its directors, officers, employees, agents or advisors who are required to receive such information to carry out their duties (conditional upon any such person agreeing to keep such information confidential for so long as Buyer is obligated to do so in accordance with this clause or applicable law).

8.5	No Claims Against Directors

(a)	Save in case of unlawful intent and gross negligence, Buyer shall not make, and procure that the PO Companies shall not make, any claim (a) against any director or manager of the PO Companies in connection with their acts or omissions as directors or managers of the PO Companies in the period prior to Closing; and (b), without prejudice to the Buyer’s right to bring a claim against Sellers under this Agreement, against Sellers in connection with the Sellers’ position as direct or indirect shareholder, director or manager of any of the PO Companies.

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Share Purchase Agreement regarding Plus Orthopedics Holding AG

(b)	Promptly following the Closing, Buyer shall procure that (a) shareholder’s meetings or equivalent meetings of all PO Companies are held; and (b) such meetings grant unconditional discharge to the directors and managers of the PO Companies in connection with their acts or omissions as directors and managers of the PO Companies in the period prior to Closing in the terms set forth in Article 8.5(a).

(c)	Save in case of unlawful intent and gross negligence, Sellers shall not make, and procure that the PO Companies shall not make, any claim against any director or manager of the PO Companies in connection with their acts or omissions as directors or managers of the PO Companies in the period prior to Closing.

8.6	Document Retention and Access

(a)	Buyer shall procure that the Group preserve all books and records relating to the period prior to the Closing Date for a period of 10 (ten) years commencing on the date when the books and records were drawn-up but no longer than 10 (ten) years from the Closing Date (or in the case of books and records relating to Tax, employment and employee matters, and matters relating to Environmental Laws for so long as required by applicable law).

(b)

Until the 5th (fifth) anniversary of the Closing Date, Buyer shall procure that the Group afford Sellers and their advisors reasonable access, upon prior notice during normal business hours, to the books and records of the Group and provide copies of such information as Sellers may reasonably request in connection with any judicial, administrative, Tax, audit, or arbitration procedure involving Sellers which relate to or involve the Group or its business and affairs.

8.7	Non-Competition

(a)	Seller *, without additional compensation, will not, for a period of * from the Closing, directly or indirectly acquire, own, participate or engage within Europe (including, but not limited to the countries of the EU, EEC and EFTA), USA, Japan and China, in the design, development, manufacture or marketing of products competitive with those designed, developed, manufactured, marketed or under development by the Group prior to the Closing in the field of joint replacements (such design, development, manufacture or marketing of products referred to herein as the Protected Activity).

(b)	Notwithstanding the foregoing, Seller *, without additional compensation, shall not be prohibited from, or restricted in:

(i)	continuing to be active in the Group;

(ii)

holding or taking (whether directly or indirectly) a financial interest in securities of an entity with Protected Activity which are held for investment purposes only, if (x) such interest amounts to less than 10% (ten percent) of the issued securities of a company which is listed on a stock exchange or less than 33 1/3% (thirty three and one third percent) of the issued securities of a privately held company; (y) such interest carries less than 10% (ten percent) and 33 1/3% (thirty three and one third percent) respectively, of the voting rights (if any) attaching to such securities; and (z) Seller * is not involved in the management of the issuer of the securities or of any person connected with the issuer other than by the exercise of voting rights attaching to the securities.

(c)	Sellers, without additional compensation, undertake, for the benefit of Buyer and the Group, that they shall not, and that none of their Affiliates shall:

(i)	induce, or attempt to induce, any supplier, distributor, or customer of Group to cease to supply, distribute or purchase, or to restrict or vary the terms of supply, distribution or purchase, to the Group, Buyer or any of their Affiliates;

(ii)	for a period of * after the Closing Date hire or attempt to hire any Key Person for employment with Sellers or any of their Affiliates; provided, however, that the foregoing shall not apply (x) to responses to or follow-up hiring in respect of general solicitations or advertisements for job position not specifically directed to the Key Persons; (y) to any Key Person who is terminated by Buyer or the Group or terminates

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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his or her employment of the Group without any solicitation from Sellers or any of their Affiliates; or (z) to hiring with prior consent of Buyer; and

(iii)	for a period of * after the Closing Date induce, or attempt to induce, any employee of the Group to enter into employment with Sellers or any of their Affiliates; provided, however, that the foregoing shall not apply (x) to responses to or follow up hiring in respect of general solicitations or advertisements for job positions not specifically directed to the employees; (y) to any employee who is terminated by Buyer or the Group or terminates his or her employment with Buyer of the Group without any solicitation from Sellers or any of their Affiliates; or (z) to employment with prior written consent of Buyer.

8.8	Confidentiality

(a)	The confidentiality agreement executed by the Guarantor and Credit Suisse Securities (Europe) Limited in the name and on behalf of Sellers and the Group on December 14, 2006 (Confidentiality Agreement) shall remain in full force and effect until the Closing. After the Closing, Sellers and Buyer shall continue to keep confidential the contents of this Agreement and other confidential information concerning the Group and Sellers and shall not inform any third party about its content unless required to do so by law or regulation or mutually agreed upon by Sellers and Buyer. It is understood and agreed that neither the Confidentiality Agreement nor the foregoing confidentiality undertaking shall (i) restrict the Buyer to provide information to providers of financing for the purpose of financing the transactions contemplated by this Agreement, (ii) restrict Buyer or Sellers from disclosing this Agreement or details on the transactions contemplated hereby for the purposes of procuring the satisfaction of the conditions precedent to Closing, (iii) restrict Buyer or Sellers from pursuing its rights and exercising its remedies under this Agreement, or (iv) restrict Buyer and the Group in the conduct of the business of the Group.

(b)	If, after the Closing, a Party is required by applicable law, governmental or other regulation (including stock exchange regulations) or by court decision or governmental order to make a disclosure, it shall inform, to the extent reasonably practicable, the other Parties that such disclosure is required, and the Parties shall use their reasonable efforts to agree in good faith on the content of such disclosure prior to it being made.

(c)	Sellers shall keep and shall procure that their Affiliates, directors, employees and advisors shall keep all confidential information in respect of the Group in confidence, and further undertake not to disclose any such information to third parties, and shall not use for their own or any other person’s benefit or to the detriment of Buyer, its Affiliates or the Group any confidential information, except as may be required by law or applicable regulations and save to the extent that such confidential information comes into the public domain other than by a breach of this Article.

(d)	In the event the transactions contemplated by this Agreement are not consummated, upon the request of one Party, each Party hereto will, and will cause its Affiliates and their respective directors, employees and advisors to, promptly (and in no event later than 5 (five) Business Days after such request) return or cause to be returned all documents and information, including, but not limited to the Disclosure Information furnished by the other Parties in connection with this Agreement or the transactions contemplated hereby, except for 1 (one) copy that may be retained by each advisor to either Party for the files which they are required to keep in their capacity as professional advisors and which shall be kept confidential.

8.9	Further Assurance

Sellers and Buyer shall perform (or procure the performance of) all further acts and things and execute and deliver (or procure the execution and delivery of) such further documents as may be required by law or as may be necessary or reasonably required by Buyer to implement and give effect to this Agreement.

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Share Purchase Agreement regarding Plus Orthopedics Holding AG

9.	Taxes, Costs, Expenses and Interest

9.1	Taxes

Except as otherwise provided for in this Agreement, each of Sellers and Buyer shall bear all Taxes incurred by or levied on it in connection with the transactions contemplated under this Agreement.

9.2	Costs and Expenses

Except as expressly provided otherwise herein, each Party shall bear its own costs and expenses (including advisory fees like, in Sellers’ case, the fees of Homburger and Credit Suisse) incurred in the negotiation, preparation and completion of this Agreement.

9.3	Interest

If a Party defaults in the payment when due of any sum payable under this Agreement (howsoever determined), the liability of such Party shall be increased to include interest on that sum from the date when the payment is due until the date of actual payment (as well after as before judgment) at a rate of 3 (three) months CHF-LIBOR (as per Financial Times page «Money Rates» as at the date the payment is due) plus * basis points per annum.

10.	General Provisions

10.1	Effect on Third Parties

Except with respect to the PO Companies pursuant to Article 8.3 and the directors and managers of the PO Companies pursuant to Article 8.5, no person other than the Parties shall have any rights or benefits under this Agreement, and nothing in this Agreement is intended to confer on any person other than the Parties any rights, benefits or remedies.

10.2	Notices

All notices or other communications to be given under or in connection with the Agreement shall be made in writing and shall be delivered by personal deliveries, by registered mail (return receipt requested), by an internationally recognized courier, such as Federal Express, DHL or UPS, or by telefax to the following addresses:

if to Sellers:	Dr. Heinz Schärer Homburger Weinbergstrasse 56|58 8006 Zürich, Switzerland fax: +41 43 222 15 00

if to Buyer:	Smith & Nephew International B.V. c/o Smith & Nephew plc 15 Adam Street London WC2N 6LA Attention: Company Secretary Fax: +44 207 960 2357

If to Guarantor:	Smith & Nephew plc 15 Adam Street London WC2N 6LA Attention: Company Secretary Fax: +44 207 960 2357

with a copy to	Freshfields Bruckhaus Deringer 65 Fleet Street London EC4Y 1HS United Kingdom Attention: Ben Spiers Fax: + 44 20 7108 7155

or such other address as any of the Parties may notify to the other Parties in accordance with the above.

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Share Purchase Agreement regarding Plus Orthopedics Holding AG

Any notice to be given hereunder shall be given prior to the expiry of a term or deadline (if any) set forth in this Agreement or by applicable law. All notices, communications, documents or other information shall be effective only if received by the Party to whom it is addressed irrespective of whether received prior to or after the expiry of such term or deadline (provided that the notice was timely and duly given in accordance with this Article 10.2).

10.3	Entire Agreement

Subject to the Confidentiality Agreement which shall survive as stated in Article 8.8(a), this Agreement, including the Annexes and any other documents referred to herein, constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof, and shall supersede all prior oral and written agreements or understandings of the Parties relating hereto. All references to this Agreement shall be deemed to include the Annexes hereto.

10.4	Amendments and Waivers

This Agreement may only be modified or amended by a document signed by all Parties. Any provision contained in this Agreement may only be waived by a document signed by the Party waiving such provision. Subject to Article 10.8 a waiver by any of the Sellers is effective only with respect to the specific Seller having signed such waiver.

10.5	No Assignment

(a)	Except as provided below the Parties shall not assign this Agreement or any rights or obligations hereunder, including, but not limited to, by way of a business transfer (Vermögensübertragung) or demerger (Abspaltung), to any third party without the prior written consent of Sellers (if the assignment is proposed to be undertaken by Buyer) or Buyer (if the assignment is proposed to be undertaken by Sellers).

(b)	Buyer may assign this Agreement in whole or in part to an Affiliate (the Permitted Assignee), provided that Sellers’ liability shall not be increased by such an assignment. Following such assignment this Agreement may be enforced by such Permitted Assignee as if it were the Buyer under this Agreement. Any Permitted Assignee to whom an assignment is made in accordance with this Article 10.5 may itself make an assignment as if it were the Buyer under this Article 10.5.

10.6	Severability; Good Faith

(a)	Should any part or provision of this Agreement be held to be invalid or unenforceable by any competent arbitral tribunal, court, governmental or administrative authority having jurisdiction, the other provisions of this Agreement shall nonetheless remain valid. In this case, the Parties shall endeavor to negotiate a substitute provision that best reflects the economic intentions of the Parties without being unenforceable, and shall execute all agreements and documents required in this connection.

(b)	If a Party to this Agreement (the Failing Party) should fail to take any action to be taken or to deliver any document to be delivered as of a specified date, the other Party shall not resort to any contractual remedies under this Agreement if such failure is promptly and fully cured in good faith by the Failing Party.

10.7	Relationship Between Sellers and Buyer

Each Seller shall severally, and not jointly with the other Sellers, be liable for all obligations under this Agreement. Subject to the limitations set forth in Article 6.1.4, each Seller shall be liable under this Agreement as against Buyer in proportion to its shareholding in the Company as set forth in Annex 2.1(a)(i). For the avoidance of doubt, no Seller shall become liable for claims for specific performance or for Damage with respect to Shares held by another Seller or for misrepresentation or breach of warranty set forth in paragraphs 1(a) and 2 of Annex 5.1 by another Seller.

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Share Purchase Agreement regarding Plus Orthopedics Holding AG

10.8	Representative of Sellers

Each of Sellers hereby empowers Dr. Heinz Schärer as his|its authorised representative and general attorney in fact under this Agreement with the right of substitution. This power of attorney includes in particular the exercise of any rights, the giving and receiving of notices and the making or receiving of any other form of statement or communication on behalf of Sellers under this Agreement. The power of attorney is deemed to be in force as long as it has not been revoked or substituted by a notice according to Article 10.2.

10.9	Guarantee

Guarantor guarantees all the obligations of Buyer under this Agreement as Guarantor pursuant to Article 111 CO.

11.	Governing Law and Arbitration

11.1	Governing Law

This Agreement shall be governed by and construed in accordance with the substantive laws of Switzerland.

11.2	Arbitration

Any dispute, controversy or claim arising out of, or in relation to, this Agreement, including the validity, invalidity, breach or termination thereof, shall be resolved, to the exclusion of the ordinary courts, by a three-person arbitral tribunal in accordance with the Swiss Rules of International Arbitration of the Swiss Chambers of Commerce in force on the date on which Notice of Arbitration is submitted in accordance with such rules, with claimant or group of claimants on the one hand and respondent or group of respondents on the other hand each appointing one arbitrator and the two arbitrators thus appointed designating the third arbitrator who shall be the chairperson of the arbitral tribunal. The appointing authority shall be the Zurich Chamber of Commerce. The proceedings shall be conducted and any award shall be rendered in English. The seat of arbitration shall be Zurich, Switzerland.

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Share Purchase Agreement regarding Plus Orthopedics Holding AG

Sellers:

Hyos Invest Holding AG

By: Carolina Müller-Möhl

Dr. Ulrich Sigg

Dr. Robert Riedweg

Active Investor AG

By: Michael Theurillat	By: Martin Staub

Buyer:

Smith & Nephew International B.V.

By:

Guarantor:

Smith & Nephew plc

By:

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

23 | 100

Annex B to the Share and Loan Purchase Agreement regarding Plus Orthopedics Holding AG

Annex B:

Structure of the Group

Plus Orthopedics Holding AG

%	Company		Capital Structure

100%	Plus Orthopedics AG (Rotkreuz, Switzerland)		• share capital: CHF 6,000,000 • 6,000 registered shares with a nominal value of CHF 1,000 each

49%	Intraplant GmbH (Mödling, Austria)		• capital: EUR 36,000

90%	Plus Orthopedics S.r.l. (Agregate Brianza, Italy)		• capital: EUR 2,777,750 • EUR 2,777,750 quotas with a nominal value of EUR 1

	100%	Xmedica S.r.l. (Milan, Italy)	• capital: EUR 51,000 • 51,000 quotas with a nominal value of EUR 1

100%	Plus Orthopedics (UK) Limited (Swindon, UK)		• share capital: GBP 1,000,100 • 1,000,100 registered shares with a nominal value of GBP 1

49%	Plus Orthopedics GmbH (Mödling, Austria)		• capital: EUR 36,400

100%	Plus Orthopedics France S.A.R.L. (Courbevoie, France)		• capital EUR 2,000,035 • 43,244 quotas with a nominal value of EUR 46,25

100%	Ortho-I.D. S.A.S. (Bron, France)		• share capital: EUR 64,000 • 4,000 registered shares with a nominal value of EUR 16

51%	Plus Orthopedics B.V. (Zoetermeer, Netherlands)		• paid-in capital: NLG 150,000 (EUR 68,067.03) • 1,500 equity shares with a nominal value of NLG 100

95.52%[1]	Plus Orthopedics GmbH (Marl, Germany)		• capital: EUR 785,310

	80%	Endocare Produktions- und Vertriebsges. mbH (Rudolstadt, Germany)	• capital: EUR 200,000

	20%	Intercus GmbH (Rudolstadt, Germany)	• capital: EUR 25,000

	95.24%[2]	Endoplant GmbH (Marl, Germany)	• capital: EUR 126,000

[1]	not taking into account 11,900 treasury shares held by Plus Orthopedics GmbH (Germany)
[2]	2.86% held by Plus Orthopedics Holding AG

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Annex B to the Share and Loan Purchase Agreement regarding Plus Orthopedics Holding AG

%	Company			Capital Structure
100%	Plus Orthopedics España SA (Madrid, Spain)			• share capital: EUR 450,000 • 20,000 registered shares with a nominal value of EUR 22.50

100%	Plus Orthopedics, Inc. (San Diego, USA)			• share capital: USD 4,000,000 • 4,000,000 registered shares with a nominal value of USD 1

100%	Plus Orthopedics Schweiz AG (Rotkreuz, Switzerland)			• share capital: CHF 100,000 • 100 registered shares with a nominal value of CHF 1,000

90%	Plus Orthopedics Hellas S.A. (Helioupolis, Hellas|Greece)			• share capital: EUR 1,394,125 • 47,500 registered shares with a nominal value of EUR 29.35 • no share certificates issued

100%	Plus Orthopedics K.K. (Tokyo, Japan)			• share capital: JPY 350,000,000 • 7,000 registered shares with a nominal value of JPY 50,000 each.

100%	Plus Orthopedics (Beijing) Co., Ltd. (Beijing, China)			• share capital: USD 3,400,000

100%	Endoplant AG (Rotkreuz, Switzerland)			• share capital: CHF 100,000 • 100 registered shares with a nominal value of CHF 1,000

	90%	LifeTek LLC (Gainesville, Florida, USA)		• capital contributions: USD 8,025

		97.4%	Biograft de Mexico SA de CV (Distritto Federal, Mexico)	• share capital: MXN: 250,000 • 5,000 registered shares with a nominal value of MXN 50

100%	Plus Orthopedics Belgium SPRL (Nivelles, Belgium)			• share capital: EUR 150,000 • 300 shares (“sans valeur minimale”)

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

25 | 100

Annex 1 to the Share Purchase Agreement regarding Plus Orthopedics Holding AG

Annex 1

Definitions

As used in this Agreement in capitalized form, the following terms shall have the following meaning:

Adjustment Date shall mean the Closing Date or, if the Closing Date does not occur on the last day of a month, then the Adjustment Date shall mean the last day of the month ending before the Closing Date.

Affiliate shall mean a physical person or legal entity which exercises control over a second person or legal entity, or is under control by it, or is under common control by the same person or legal entity.

For purposes of this definition, “control” shall be deemed to exist if a person or legal entity (either alone or with its Affiliates) owns more than half of the voting rights of a legal entity, or is otherwise able to exercise a controlling influence over another person or legal entity.

Agreement shall mean this Share Purchase Agreement including all of its Annexes and related documents.

Appraiser shall have the meaning set forth in Section (a) of Annex 2.3(b).

Benefit Plans shall have the meaning set forth in paragraph 19 of Annex 5.1.

Business Day shall mean any day on which the commercial banks in Zurich, Zug, New York and London are open for normal business transactions.

Buyer shall mean the legal entity defined as Buyer on the cover page to this Agreement.

Cap shall have the meaning set forth in Article 6.1.4(b).

CHF shall mean Swiss Francs, being the lawful currency of Switzerland.

Closing shall mean the consummation of the transactions as described in Article 4.3.

Closing Date shall mean the date on which the Closing actually occurs, as provided for in Article 4.1.

CO shall mean the Swiss Code of Obligations (OR).

Company shall have the meaning set forth in Recital A.

Confidentiality Agreement shall have the meaning set forth in Article 8.8(a).

Consolidated Financial Statements shall mean the consolidated financial statements of the Group as at December 31, 2006 attached hereto as Annex 5.1.3.

Damage shall have the meaning set forth in Article 6.1.1(b).

Data Room Escrow Agent shall mean Dr. * and Dr. *.

Data Room Indices shall have the meaning set forth in Article 6.1.4(d)(ii).

Disclosure Letter shall mean the letter delivered by the Sellers to Buyer at the signing of this Agreement relating to the representations and warranties given by Sellers in Annex 5.1.

Disclosure Information shall have the meaning set forth in Article 6.1.4(d).

Environmental Laws shall have the meaning set forth in paragraph 17 of Annex 5.1.

Escrow Account shall have the meaning as set forth in Article 2.5(a).

Escrow Agent shall mean Credit Suisse Solution Partners AG, Talacker 16, 8001 Zurich, Switzerland.

Escrow Agreement shall have the meaning as set forth in Article 2.5(b).

Estimated Net Debt shall have the meaning set forth in Article 3.6.

Estimated Net Working Capital shall have the meaning set forth in Article 3.6.

Failing Party shall have the meaning set forth in Article 10.6.

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Annex 1 to the Share Purchase Agreement regarding Plus Orthopedics Holding AG

Fairly Disclosed shall mean a disclosure of a fact in a manner which allowed Buyer and its advisers to fairly and reasonably identify and assess the impact of such fact on the business operations and prospects of the Group. The concept of Fair Disclosure as defined herein shall supersede article 200 CO.

Final Adjustment shall mean the Net Debt Adjustment and Net Working Capital Adjustment becoming final and binding on Sellers and Buyer pursuant to Article 2.3.

Final Closing Accounts shall mean the consolidated financial balance sheet of the Group (supported by the consolidated financial statements produced in accordance with Article 2.3) as at the Adjustment Date becoming final and binding on Sellers and Buyer pursuant to Article 2.3.

Guarantor shall mean the legal entity defined as Guarantor on the cover page to this Agreement.

Group shall have the meaning as set forth in Recital B.

IFRS shall mean the International Financial Reporting Standards as promulgated by the International Accounting Standards Board.

Initial Escrow Amount shall have the meaning set forth in Article 2.5(a).

Intellectual Property Rights shall have the meaning set forth in paragraph 8 of Annex 5.1.

Key Persons shall mean any of * and the members of the Board of Directors of the Company in office at the date of this Agreement.

Lien shall mean any lien, charge, encumbrance, security interest including but not limited to interests arising from options, pledges, mortgages, indentures, security agreements, rights of first refusal or rights of preemption, irrespective of whether such Lien arises under any agreement, covenant, other instrument, the mere operation of statutory or other laws or by means of a judgment, order or decree of any court, judicial or administrative authority, and shall also mean any approval or consent required from a third party to the exercise or full vesting of a right or title.

Litigation shall have the meaning set forth in paragraph 13 of Annex 5.1.

Long Stop Date shall have the meaning set forth in Article 4.1.

Material Adverse Effect shall have occurred where after the date of this Agreement a change in the assets, liabilities or financial position of the Group taken as a whole has occurred which fundamentally and sustainably adversely impairs the value of the Group as a whole, and which was not already known and was and could not reasonably be expected to have been taken into account by Sellers and Buyer at the date of this Agreement.

Material Contract shall have the meaning set forth in paragraph 11 of Annex 5.1.

Merger Control Laws shall mean the laws applicable on Buyer or Sellers relating to the consummation of the transactions set forth in Annex 4.2.1(a).

Net Debt shall mean the aggregate of the financial assets and financial liabilities line items set forth in Annex 2.4

Net Debt Adjustment shall mean the adjustment to reflect the difference between the Estimated Net Debt and the Net Debt as at the Adjustment Date as determined on the basis of the Final Closing Accounts, all as set forth in Article 2.4 and Annex 2.4.

Net Working Capital shall mean the aggregate of the current assets and current liabilities line items set forth in Annex 2.4.

Net Working Capital Adjustment shall mean the adjustment to reflect the difference between the Estimated Net Working Capital and the Net Working Capital as at the Adjustment Date as determined on the basis of the Final Closing Accounts, all as set forth in Article 2.4 and Annex 2.4.

Notice of Breach shall have the meaning set forth in Article 6.1.2(a).

Notice of Objection shall have the meaning set forth in Article 2.3(b).

Party(ies) shall mean Sellers and|or Buyer and|or the Guarantor, as the context may require.

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Annex 1 to the Share Purchase Agreement regarding Plus Orthopedics Holding AG

Permitted Assignee shall have the meaning set forth in Article 10.5.

Permits shall mean governmental and administrative licenses and permits that are necessary for the carrying out of the business and operations of the Group.

PO Company(ies) shall have the meaning set forth in Recital B.

Policies shall have the meaning set forth in paragraph 12 of Annex 5.1.

Preliminary Purchase Price shall have the meaning set forth in Article 2.2.1.

Proposed Adjustment shall have the meaning set forth in Article 2.3(a).

Proposed Closing Accounts shall have the meaning set forth in Article 2.3(a).

Protected Activity shall have the meaning set forth in Article 8.7(a).

Purchase Price shall have the meaning set forth in Article 2.2.1.

Qualifying Claim shall have the meaning set forth in Article 6.1.4(a).

Repealed Notice(s) shall have the meaning set forth in Article 2.5(d).

Sellers shall mean the legal entities and persons defined as Sellers on the cover page to this Agreement.

Shareholder Loans shall mean the loans from the Sellers to the Company as set forth in Annex 2.1(a)(ii), including all accrued interest thereon in accordance with the interest rate set forth in that Annex up to the Closing Date.

Shares shall have the meaning set forth in Recital A.

Tax or Taxes includes, without limitation, (a) taxes on gross or net income, profits and gains, and (b) all other taxes, levies, duties, imposts, charges and withholdings of any nature, including any excise, property, value added, sales, use, occupation, transfer, franchise and payroll taxes and any national insurance or social security contributions, and any payment whatsoever which the relevant person may be or become bound to make to any person as a result of the discharge by that person of any tax which the relevant person has failed to discharge, together with all penalties, charges and interest relating to any of the foregoing or to any late or incorrect return in respect of any of them, in each case payable in any jurisdiction whatsoever and regardless of whether such taxes, levies, duties, imposts, charges, withholdings, penalties and interest are chargeable directly or primarily against or attributable directly or primarily to the relevant person or any other person and of whether any amount in respect of them is recoverable from any other person.

Tax Authority means any taxing or other authority in any jurisdiction whatsoever competent to impose any tax liability, or assess or collect any tax.

Threshold shall have the meaning set forth in Article 6.1.4(a).

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Annex 2.1(a)(i) to the Share Purchase Agreement regarding Plus Orthopedics Holding AG

Annex 2.1(a)(i)

Shares owned by Sellers

Legal Owner of Shares	No. of Shares	in %
Hyos Invest Holding AG	*	*
Dr. Ulrich Sigg	*	*
Dr. Robert Riedweg	*	*
Active Investor AG	*	*

Total	*	*

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Annex 2.1(a)(ii) to the Share Purchase Agreement regarding Plus Orthopedics Holding AG

Annex 2.1(a)(ii)

Shareholder Loans

Amount of Shareholder Loans as at December 31, 2006

Lender	Borrower	Amount
Hyos Invest Holding AG	Plus Orthopedics Holding AG	*

Dr. Ulrich Sigg	Plus Orthopedics Holding AG	*

Dr. Robert Riedweg (including loan granted by Neovation AG)	Plus Orthopedics Holding AG	*

Active Investor AG	Plus Orthopedics Holding AG	*

Total		*

The interest rate for each of the Shareholder Loans corresponds to the interest rate as published each calendar year by the Federal Tax Administration for related party loans (Zinssätze für die Berechnung der geldwerten Leistungen), i.e., for the calendar year 2007 4.50 % per annum.

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Annex 2.2.1(a) to the Share Purchase Agreement regarding Plus Orthopedics Holding AG

Annex 2.2.1(a)

Computation of Fixed Amount

	Enterprise Value	*
minus
	Ortho ID Deferred Payment	*
minus
	Projected Net Working Capital	*
minus
	Value for Minority Interests	*
minus
	Pension Liabilities	*
equals
	Fixed Amount	939,445,000

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Annex 2.3(a) to the Share Purchase Agreement regarding Plus Orthopedics Holding AG

Annex 2.3(a)

Proposed Closing Accounts and Final Closing Accounts

1.	The Proposed Closing Accounts and the Final Closing Accounts shall be drawn up:

(a)	in accordance with this Annex; and

(b)	so far as not inconsistent therewith, in accordance with IFRS, as such Standards are applied pursuant to the Plus Orthopedics IFRS Accounting Manual Version 2.0 | October 2005 as disclosed in the Disclosure Information, applied on a consistent basis, in the same format as the Consolidated Financial Statements.

2.	The Proposed Closing Accounts and the Final Closing Accounts shall be drawn up as per the Adjustment Date.

3.	The Proposed Closing Accounts and the Final Closing Accounts shall be expressed in CHF and amounts in other currencies shall be translated into CHF at the exchange rates prevailing on the close on the Adjustment Date, or, if the Adjustment Date is not a Business Day, on the last Business Day before the Adjustment Date.

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Annex 2.3(b) to the Share Purchase Agreement regarding Plus Orthopedics Holding AG

Annex 2.3(b)

Dispute Resolution Regarding Proposed Closing Accounts

(a)	Sellers and Buyer shall endeavor in good faith to resolve any objection of Buyer within 20 (twenty) Business Days after Sellers’ receipt of Buyer’s Notice of Objection. If Sellers and Buyer are unable to do so, either Sellers or Buyer may submit such disagreement for final and binding resolution to Deloitte AG, who shall select an experienced partner of its accounting department, or, if Deloitte AG is for any reason whatsoever not in a position to act, to an experienced partner of the accounting department of another internationally recognized accounting firm domiciled in Switzerland (other than PricewaterhouseCoopers and Ernst & Young) agreed upon by Sellers and Buyer, or, if such agreement has not occurred within further 10 (ten) Business Days, to the person nominated by the ICC International Center for Expertise of the International Chamber of Commerce (ICC) in accordance with the provisions regarding the appointment of experts contained in the ICC’s Rules of Expertise upon application of either Sellers or Buyer (each of Deloitte AG or the person agreed upon by Sellers and Buyer or nominated by the ICC International Center for Expertise in accordance with this paragraph hereinafter an Appraiser).

(b)	If the Sellers, Buyer and the Appraiser, within 10 (ten) Business Days after referral of their disagreement or his or her nomination by the ICC, cannot reach an agreement on the terms of engagement of the Appraiser, either Sellers or Buyer may submit such matter to the International Center for Expertise of the ICC for final resolution in accordance with the provisions regarding the administration of expert proceedings contained in the ICC’s Rules of Expertise.

(c)	The Appraiser shall establish independently, on the terms set forth in Articles 2.3(a), 2.4.1 and 2.4.2 and Annex 2.3(a) and Annex 2.4, the Final Closing Accounts and the Final Adjustment. In so doing, the Appraiser shall act as an expert, and not as an arbitrator, and his determination of any subject matter falling within the scope of his mandate shall be final and binding on the Sellers and Buyer, except in the event of manifest error on the part of the Appraiser (when the relevant part of its determination shall be void and the matter be remitted to the Appraiser for correction).

(d)	Sellers and Buyer shall procure that the Appraiser will be furnished with all documents and information relating to the establishment of the Final Closing Accounts and the Final Adjustment as the Appraiser may request. Except to the extent that Sellers and Buyer agree otherwise, the Appraiser shall determine his own procedure but:

(i)	apart from procedural matters and as otherwise set forth in this Agreement shall determine only:

(1)	whether the specific items of the Proposed Closing Accounts which are disputed by Buyer in Buyer’ Notice of Objection are correct and in accordance with Article 2.3(a) and Annex 2.3(a); and if not so, what alterations should be made to the Proposed Closing Accounts in order to correct the relevant inaccuracy of such specific items; and

(2)	based on the Final Closing Accounts established by the Appraiser, the Final Adjustment in accordance with Articles 2.4.1 and 2.4.2 and Annex 2.4;

(ii)	shall make his determination pursuant to Section (d)(i) of this Annex 2.3(b) as soon as is reasonably practicable but not later than 45 (forty five) Business Days from the date of his appointment;

(iii)	the procedure of the Appraiser shall comply with the principles of due process and shall in particular:

(1)	give the Sellers and Buyer a reasonable opportunity to make written and oral representations to him;

(2)	require that Sellers supply Buyer and Buyer supplies Sellers with a copy of any written representations at the same time as they are made to the Appraiser;

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Annex 2.3(b) to the Share Purchase Agreement regarding Plus Orthopedics Holding AG

(3)	permit Sellers and Buyer to be present while oral submissions are being made by either Buyer or Sellers respectively; and

(4)	be conducted in English.

(e)	Sellers, Buyer and the Appraiser shall, and shall procure that its accountants, assistants and other advisors shall, keep all information and documents provided to them pursuant to this Annex 2.3(b) confidential and shall not use the same for any purpose, except for disclosure or use in connection with the preparation of the Final Closing Accounts, the proceedings before the Appraiser or otherwise in connection with the determination of the Final Adjustment.

(f)	The costs and expenses (including VAT) of the Appraiser shall be allocated between Sellers and Buyer in proportion to Sellers’ or Buyer’s relative success or defeat in the proceedings before the Appraiser (measured against Sellers’ and Buyer’s position in their initial submissions to the Appraiser).

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

34 | 100

Annex 2.4 to the Share Purchase Agreement regarding Plus Orthopedics Holding AG

Annex 2.4

Calculation of Net Debt and Net Working Capital

1.	Net Debt

The Net Debt shall be calculated by reference to the aggregate of the following financial assets and financial liabilities line items shown on the Final Closing Accounts established in accordance with the Agreement:

	Account-No.	Account Name	Net Debt as of Dec. 31, 2006* (TCHF)
	200900	Bank overdrafts and current debt	*
plus
	260010	Non-current bank loans	*
plus
	260023	Loans from related parties (shareholders)	*
plus
	260021	Loans from third parties	*
plus
	232900	Current leasing liabilities	*
plus
	200950	Financial Liabilities	*
plus
	250900	Non-current leasing liabilities	*
less
	100900	Cash and cash equivalents	*
less
	110900	Financial assets	*

equals		Net Debt	185,852

*	Draft YE2006

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Annex 2.4 to the Share Purchase Agreement regarding Plus Orthopedics Holding AG

2.	Net Working Capital

Net Working Capital shall be calculated by reference to the aggregate of the following current assets and current liabilities line items shown in the Final Closing Accounts established in accordance with the Agreement:

	Account No.	Account Name	Amount as of Dec. 31, 2006* (TCHF)
	120900	Trade accounts receivable	*
plus
	130900	Inventories	*
plus
	150900	Other current assets	*
plus
	159590	Current income tax receivables	*
plus
	180010	Non current receivables	*
less
	210900	Trade payables	*
less
	230900	Other liabilities and accruals	*
less
	231900	Current income tax liabilities	*
less
	233900	Current provisions	*

equals		Net Working Capital	*

*	Draft FY2006

Notes:

(1)	The calculation of the Net Working Capital as at the Adjustment Date shall exclude items which are a direct consequence of the transactions contemplated by this Agreement, including, without limitation, provisions or liabilities for Taxes arising as a result of the Closing.

(2)	The Net Working Capital shall be calculated so as to avoid double counting with Net Debt and, for the avoidance of doubt, any adjustments made to the Proposed Closing Accounts in arriving at the Final Closing Accounts shall be applied in a mutually consistent manner in the calculation of Net Debt and Net Working Capital.

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Annex 2.5 to the Share Purchase Agreement regarding Plus Orthopedics Holding AG

Annex 2.5

Escrow Agreement

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

37 | 100

Annex 2.5 to the Share Purchase Agreement regarding Plus Orthopedics Holding AG

Execution Copy

Escrow Agreement

dated as of March 12, 2007

by and between

1.	Hyos Invest Holding AG, Weinplatz 10, 8022 Zürich, Switzerland (Seller 1)

2.	Dr. Ulrich Sigg, * Switzerland (Seller 2)

3.	Dr. Robert Riedweg, * Switzerland (Seller 3)

4.	Active Investor AG, Zugerstrasse 76B, 6340 Baar, Switzerland (Seller 4)

(hereinafter each a Seller, and, collectively, Sellers)

and

Smith & Nephew International B.V., Kruisweg 637, 2132 NB Hoofddorp, The Netherlands

(hereinafter Buyer)

and

Credit Suisse Solution Partners AG, Talacker 16, CH-8001 Zurich, Switzerland

(hereinafter Escrow Agent)

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Escrow Agreement regarding Plus Orthopedics Holding AG

1.	Definitions		41

2.	Appointment of the Escrow Agent		42

3.	Deposit Into Escrow		42
	3.1	Opening of the Escrow Account	42
	3.2	Transfer of Initial Escrow Amount to the Escrow Account	42
	3.3	Management of the Escrow Amount	42
	3.4	Investment of the Escrow Amount	42
	3.5	Instructions Given to the Escrow Agent	43
	3.6	Acknowledgement With Respect to Lien, Retention Right or Other Charge Relating to the Escrow Account	43

4.	Fees of the Escrow Agent		43

5.	Release of Escrow Amount		43
	5.1	General remarks	43
	5.2	Release Based on Joint or Corresponding Instructions	44
	5.3	According to an Arbitral Award or Court Decision	44
	5.4	Payment	44

6.	Indemnity		44

7.	Limitations		44
	7.1	Measures Taken by a Court of Authority	44
	7.2	Acting of Escrow Agent	44

8.	Warranties		45

9.	General Provisions		45
	9.1	Notices	45
	9.2	Signatures	46
	9.3	General Conditions and Safe Custody Regulations of Escrow Agent	46
	9.4	Entire Agreement	46
	9.5	Severability	46
	9.6	Assignment	46
	9.7	Costs and Expenses; Taxes	46
	9.8	Entry Into Force	46
	9.9	Amendments and Waivers	46
	9.10	Representative of Sellers	46

10.	Termination		47
	10.1	In General	47
	10.2	Termination by the Principals	47
	10.3	Termination by the Escrow Agent	47

11.	Governing law and Jurisdiction		47
	11.1	Governing law	47
	11.2	Jurisdiction	47

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Escrow Agreement regarding Plus Orthopedics Holding AG

Table of Schedules

Number of Schedule	Description

Schedule A	SPA

Schedule B	Authorization of Fiduciary Deposits

Schedule C	List of Signatories

Schedule D	General Conditions and Safe Custody Regulations

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Escrow Agreement regarding Plus Orthopedics Holding AG

This escrow agreement (the Escrow Agreement) is made as of [month] [day], 2007 by and among the Sellers of the shares in Plus Orthopedics Holding AG, a corporation organized under the laws of Switzerland, with its registered office at Erlenstrasse 4, CH-6343 Rotkreuz (the Company), the Buyer and Credit Suisse Solution Partners AG as escrow agent (the Escrow Agent); Sellers and Buyer hereinafter jointly referred to as the Principals, and together with the Escrow Agent, the Parties and, individually, a Party.

Whereas

A.	Principals have executed a share purchase agreement dated March, 12, 2007 as attached hereto in Schedule A (SPA) regarding the purchase and sale of all the shares in the Company (the Shares);

B.	Principals have agreed under the SPA to enter into this Escrow Agreement and to deposit with the Escrow Agent a portion of the Preliminary Purchase Price to be paid for the Shares under the SPA in the amount of CHF * (in words: Swiss Francs *) (the Initial Escrow Amount) to serve as payment fund for claims Buyer may have as against any of the Sellers under the SPA;

C.	Principals desire that the Escrow Agent serve as an escrow agent to hold the Escrow Amount (as defined hereinafter) pursuant to the terms of this Escrow Agreement for release as set forth herein, and the Escrow Agent is willing to accept the appointment and to hold and release the Escrow Amount (as defined hereinafter), all upon the terms and conditions set forth herein;

D.	The relationship between the Escrow Agent and the Principals shall be solely and exclusively governed by this Escrow Agreement and neither of the Principals may assert any claims whatsoever against the Escrow Agent in connection with the SPA or any other agreement. This Escrow Agreement shall remain fully valid even if the SPA or any other agreement will become void or unenforceable for whatever reason.

Now, therefore, the Parties agree as follows:

1.	Definitions

For the purpose of this Escrow Agreement, capitalized terms used herein shall have the following meanings:

Agreement:	means this Escrow Agreement together with any attachments, schedules, appendixes or supplements.

Buyer:	means Smith & Nephew International B.V., Kruisweg 637, 2132 NB Hoofddorp, The Netherlands.

Buyer’s Account:	means the account of the Buyer as indicated in Article 5.4(a).

Company:	means Plus Orthopedics Holding AG, a Swiss company having its registered office at Erlenstrasse 4, 6343 Rotkreuz, Switzerland.

Escrow Account:	means Swiss Francs current account no [...], clearing [...] (remittance instructions: SWIFT: CRESCHZZ80A), opened in the name of the Escrow Agent and the designation “Escrow PO-Group” with Credit Suisse, Zurich, Switzerland.

Escrow Agent:	means Credit Suisse Solution Partners AG, Talacker 16, 8001 Zurich, Switzerland.

Initial Escrow Amount:	means the cash amount of CHF * (in words: Swiss Francs *) being placed into the Escrow Account.

Escrow Amount:	means the Initial Escrow Amount plus the proceeds and interests thereon and minus the charges and releases debited to the Escrow Account in accordance with the terms hereof.

Party/Parties:	means individually either Sellers, Buyer or the Escrow Agent, or collectively Sellers, Buyer and the Escrow Agent (as the context requires).

Principals:	means jointly the Sellers and Buyer.

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Escrow Agreement regarding Plus Orthopedics Holding AG

SPA:	means the share purchase agreement dated as of [...], 2007 signed between Sellers and Buyer with regards to the purchase and sale of all shares of the Company and attached hereto in Schedule A.

Sellers:	means (1) Hyos Invest Holding AG, Weinplatz 10, 8022 Zurich, Switzerland; (2) Dr. Ulrich Sigg, * Switzerland; (3) Dr. Robert Riedweg, * Switzerland; and (4) Active Investor AG, Zugerstrasse 76B, 6340 Baar, Switzerland.

Sellers’ Accounts:	means the accounts of the Sellers as indicated in Article 5.4(b).

1.2	Unless the context otherwise requires, words in the singular shall be construed as including references to such words in the plural, and vice versa.

1.3	The headings in this Agreement are for convenience and reference purposes only and do not affect its interpretation.

1.4	All appendices and schedules to this Agreement, including any exhibits to the appendices and schedules form integral parts of this Agreement.

1.5	For the computation of periods of time defined in days or Business Days, both the first and the last day shall be included.

Unless otherwise defined herein, the terms used in this Escrow Agreement in capitalized form shall have the meaning assigned to them in the SPA.

2.	Appointment of the Escrow Agent

The Principals hereby appoint the Escrow Agent as escrow agent according to the terms and conditions set forth herein. The Escrow Agent herewith declares that he assumes all rights and duties as escrow agent according to the terms and conditions set forth herein.

3.	Deposit Into Escrow

3.1	Opening of the Escrow Account

Upon signing of this Escrow Agreement, the Escrow Agent shall open in its name with Credit Suisse, Bleicherweg 33, p.o. box 527, CH-8070 Zurich (IBAN CH■; SWIFT code: ■) a CHF current account under the number ■. The Escrow Account shall bear the designation “Escrow PO-Group”.

3.2	Transfer of Initial Escrow Amount to the Escrow Account

On the date hereof, Buyer shall transfer to the Escrow Account the Initial Escrow Amount of CHF * (in words: Swiss Francs *) (such Initial Escrow Amount plus the proceeds and interests thereon and minus the charges and releases debited to the Escrow Account in accordance with the terms hereof, the Escrow Amount) including an amount in CHF corresponding to the fees payable at such time as set forth in Article 4.

3.3	Management of the Escrow Amount

The Escrow Agent shall not use or manage the Escrow Amount in any way other than as set forth herein. The Escrow Agent shall provide the Principals with bank statements regarding the Escrow Account per the end of each calendar quarter or upon specific request by either of the Principals. The Escrow Agent shall issue such confirmations and certifications as the Principals may jointly and reasonably request. Pursuant to common instructions in writing by the Principals, the Escrow Agent shall grant the Principals access to information about the Escrow Account.

3.4	Investment of the Escrow Amount

(i)	The Escrow Agent shall hold and maintain the Escrow Amount, and shall invest such Escrow Amount as instructed by the Principals in (a) fiduciary call deposits (callable at 48 hours-notice) or (b) fiduciary time deposits with foreign branches or subsidiaries of Credit Suisse not subject to withholding taxes on interest earned except to the extent that the Escrow Agent is required by law to make payment subject to any taxes. The Authorisation for Fiduciary Deposits contained in Schedule B, which forms an integral part of this Agreement, shall

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Escrow Agreement regarding Plus Orthopedics Holding AG

govern such fiduciary investments. The Principals take note, however, that due to US tax regulations any investments in US securities will be precluded. Without any instructions from the Principals, the Escrow Amount will be invested in fiduciary call deposits (callable at 48 hours-notice).

(ii)	All such investments shall (a) have a maturity of no longer than six (6) months from date of investment, and (b) shall be denominated in CHF. If the Sellers at their discretion decide for a longer maturity of parts of the Escrow Amount, the Sellers shall bear all additional costs of the early cancellation of the investments. Other investments shall only be made by the Escrow Agent in accordance with joint written instructions given by the Principals. Such joint written instructions can be given by way of facsimile (as an exception to Article 9.1 of this Agreement).

(iii)	The usual banking commissions and charges with respect to the investments to be effected by the Escrow Agent in accordance with this Agreement commonly charged by Credit Suisse for such investments will be charged by the Escrow Agent from time to time by debiting the Escrow Account.

3.5	Instructions Given to the Escrow Agent

Subject to the provisions set forth herein, the right to give instructions to the Escrow Agent with respect to the Escrow Account shall be limited to joint or corresponding instructions by the Principals, provided that information of purely informative character (such as, for example, change of addresses) shall be given individually by the Party concerned.

3.6	Acknowledgement With Respect to Lien, Retention Right or Other Charge Relating to the Escrow Account

The Escrow Agent hereby acknowledges that it shall not have and waives, as the case may be, any lien, retention right or other charge for whatever reason on the Escrow Amount, provided however, that the Escrow Agent shall have a pledge on the Escrow Amount as security for the payment of any fees, costs, expenses, all taxes, duties and/or charges that the Escrow Agent may incur or become liable to pay in connection with this Escrow Agreement.

4.	Fees of the Escrow Agent

All fees and expenses payable to the Escrow Agent shall be borne by Buyer.

The fees of the Escrow Agent shall consist of:

(a)	a flat upfront fee covering the period until 12 (twelve) months after Closing in the amount of CHF * (in words: Swiss francs *), plus VAT (if applicable) to be paid on the date hereof as set forth in Article 3.2; plus

(b)	a flat fee of CHF * (in words: Swiss francs *), plus VAT (if applicable) for each period of twelve (12) months after the initial 12 (twelve) months period after Closing payable at the beginning of each 12 (twelve) months period; plus,

(c)	if this Escrow Agreement has not been terminated on or before 5 (five) years after Closing, a flat fee of CHF * (in words: Swiss francs *), plus VAT (if applicable) for the then remaining term of this Escrow Agreement for each additional period of 12 (twelve) months.

Buyer acknowledges that no pro rata temporis reimbursement of Buyer by the Escrow Agent shall take place should, after the date hereof, the Escrow Amount be released, for whatever reason, sometime one of the various the different periods stated above (and not rather at the end of any such period).

5.	Release of Escrow Amount

5.1	General remarks

The Escrow Agent shall under no circumstances be required to pay out any amount exceeding the Escrow Amount (less costs and fees) deposited at the time of such payment. All payments out of the Escrow Account shall take into consideration the repayment dates of the investments effected in accordance with this Escrow Agreement and the value date for payments to be made by the Escrow Agent shall be postponed to coincide with the maturity of the investments effected.

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Escrow Agreement regarding Plus Orthopedics Holding AG

In the event of a release in accordance with Article 5 of all or part of the Escrow Amount shall be made prior to the maturity of the investments pursuant to Article 3.4 above, Sellers and Buyer shall each bear 50% of all the costs of the early cancellation of the investments.

Any release of funds of the Escrow Account in accordance with Article 5 shall be notified by the Escrow Agent to the Principals no later than 5 (five) Business Days prior to such release, except where jointly instructed by the Principals.

5.2	Release Based on Joint or Corresponding Instructions

The Escrow Agent shall release the Escrow Amount (less costs and fees), or part thereof, at any time in accordance with the joint or corresponding written instructions of the Principals.

5.3	According to an Arbitral Award or Court Decision

To the extent not previously released based on joint or corresponding written instructions of the Principals, the Escrow Agent shall release the Escrow Amount in accordance with a final and binding arbitral award or any other competent court instructing the Escrow Agent to release funds of the Escrow Account.

5.4	Payment

All payments by the Escrow Agent under this Escrow Agreement shall be effected

(a)	if to Buyer to the Account No. IBAN ■ with [Bank] (SWIFT code: ■);

(b)	if to Sellers to the Account No. IBAN ■ with [Bank] (SWIFT code: ■) (the Transaction Account).

A change of the above accounts shall be notified in accordance with the provisions in Article 9.1.

6.	Indemnity

The Principals severally and not jointly indemnify the Escrow Agent and hold the Escrow Agent harmless from any and all losses, costs, expenses, liabilities, claims, actions or demands including court and legal costs which it may incur as a result of or in connection with the performance of this Escrow Agreement, provided, however, that the Principals shall not be bound to release and hold the Escrow Agent harmless in case of the Escrow Agent’s fraud, bad faith, willful misconduct, gross negligence or negligence with respect to the Escrow Agent’s essential obligations as set forth in Articles 3.3. 3.4 and 5 of this Escrow Agreement.

The Principal’s obligation hereunder shall include, but not be limited to, reimbursing or advancing the Escrow Agent all costs of proceedings reasonably incurred or expected, including reasonable attorneys, court and other fees once determined pursuant to a final, non-appealable and enforceable judgment, order or award of a competent court or arbitral tribunal; provided, however, that any fees and expenses incurred by the Escrow Agent shall be substantiated by satisfactory documentary evidence.

The Principals shall assist the Escrow Agent in all legal proceedings and shall on Escrow Agent’s first request take over such proceedings to the extent permitted by applicable procedural rules.

The indemnifications of the Escrow Agent provided in this Article shall survive termination of this Agreement, and any resignation or removal of the Escrow Agent.

7.	Limitations

7.1	Measures Taken by a Court of Authority

The Parties acknowledge and agree that any measures taken by any court of authority having jurisdiction over the Escrow Agent which might result in preventing the Escrow Agent from executing its obligations under this Escrow Agreement shall have to be taken into consideration and be a valuable excuse for the Escrow Agent for not being able to perform in due time so long as such measures are in effect and reasonably thereafter.

7.2	Acting of Escrow Agent

The Escrow Agent shall not be required to perform any acts that may violate any law or applicable rules of any governmental agency.

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Escrow Agreement regarding Plus Orthopedics Holding AG

The Escrow Agent shall be protected in acting upon any written notice, request, demand, waiver, consent, receipt or other paper or document furnished to it, irrespective of its means of communication (mail, courier or facsimile) to the Escrow Agent, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and acceptability of any information therein contained, which it believes in good faith to be genuine and what it purports to be. In addition, the Principals are aware that the banking secrecy is not guaranteed with facsimile use.

Subject to mandatory provisions of law, the Escrow Agent shall not be liable for any error of judgement, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection with this Escrow Agreement.

The Escrow Agent is not to be held responsible for any loss of principal or interest that may be incurred as a result of making investment of the Escrow Amount in the manner specified herein or of cancellation any such investments for the purpose of this Agreement.

The Escrow Agent shall be under no obligation to institute, appear in or defend any action, suit or legal or arbitration proceeding in connection with this Escrow Agreement or to take any other action likely to make it subject to liability, cost or expense, unless first indemnified to its satisfaction.

8.	Warranties

Each of the Parties to this Agreement represents and warrants that it has full power, authority and legal right to assume the obligations set forth herein, to execute and deliver, and to perform and observe the terms and provisions of this Agreement and that this Agreement constitutes its legally binding and valid obligations enforceable in accordance with its terms and does not conflict with any law, regulation or instrument binding on or relating to it and that this Agreement is within its powers and has been duly authorised by it, that all necessary actions have been taken and all consents and approvals have been granted to authorise the execution, delivery and performance of this Agreement and that the person signing this Agreement on behalf of each of them is authorised to do so.

9.	General Provisions

9.1	Notices

Any and all notices or other instruments or papers to be given or sent under or in connection with this Escrow Agreement shall be in writing, shall specifically refer to this Escrow Agreement and shall be delivered by personal delivery, by registered mail (return receipt required), an internationally recognized courier (such as Federal Express, DHL or UPS) or by telefax to the following addresses:

if to Sellers:	Dr. Heinz Schärer Homburger Weinbergstrasse 56|58 8006 Zürich, Switzerland fax: +41 43 222 15 00

if to Buyer:	Smith & Nephew International B.V. c|o Smith & Nephew plc 15 Adam Street London WC2N 6LA Attention: Company Secretary fax: +44 207 960 2357

with a copy to	Freshfields Bruckhaus Deringer 65 Fleet Street London EC4Y 1HS United Kingdom Attention: Ben Spiers fax: +44 207 108 7155

if to Escrow Agent:	Credit Suisse Solution Partners AG Patrik Tagni / Special Finance Group (SEGM) Talacker 16 8001 Zürich, Switzerland fax: +41 44 333 09 10

with a copy to	Sellers/Buyer

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Escrow Agreement regarding Plus Orthopedics Holding AG

or such other addresses as any of the Parties may notify to the other Parties in accordance with the above. All notices under this Escrow Agreement shall be effective upon receipt or if transmitted by facsimile, when sent. The Parties are obliged to provide for a valid facsimile number at all times.

A copy of any notice given under this Escrow Agreement by one Party to another shall also be sent to the other Parties as set forth in this Article 9.1 for information purposes.

9.2	Signatures

Any and all notices or other instructions or papers to be sent to the Escrow Agent by any other Party shall be signed by the person(s) mentioned in Schedule C, as amended from time to time by formal notice given in accordance with Article 9.1. The Escrow Agent is, nevertheless, free (but not obliged) to accept signatures of other persons authorised to represent the relevant Party.

9.3	General Conditions and Safe Custody Regulations of Escrow Agent

The General Conditions and Safe Custody Regulations of the Escrow Agent as set forth in Schedule D shall be considered as an integral part of this Escrow Agreement; provided, however, that the specific terms and conditions stated in this Escrow Agreement shall supersede any other terms and conditions set forth in Schedule D.

9.4	Entire Agreement

This Escrow Agreement contains the entire agreement among the Parties with respect to the specific subject matter covered hereby. It may not be modified or discharged, nor may any of its terms be waived, except by a written amendment signed by all Parties.

9.5	Severability

Should any provision of this Escrow Agreement be prohibited or ineffective or otherwise unenforceable, in whole or in part for whatever reason, such provision shall cease to have effect without prejudicing the validity of the other provisions herein. The Parties or the court having jurisdiction hereupon will replace such provision with another provision so that, to the extent possible, the economic balance of this Escrow Agreement will be preserved.

9.6	Assignment

This Escrow Agreement shall be binding upon and inure to the benefit of the Parties. It is agreed, however, that no Party may assign any of its rights or obligations hereunder without the written consent of the other Parties; provided, however, that Buyer may assign this Escrow Agreement or any of its rights hereunder to any of its Affiliates without the other Parties’ consent so long as Buyer continues to be bound by all of its obligations under this Escrow Agreement, and further provided that Buyer informs the other Parties about such assignment in accordance with Article 9.1 above and complies with any and all documentation requirements of the Escrow Agent.

9.7	Costs and Expenses; Taxes

Sellers and Buyer shall bear all cost, expenses and Taxes incurred by them under this Escrow Agreement.

9.8	Entry Into Force

This Escrow Agreement enters into force upon signing by all Parties.

9.9	Amendments and Waivers

This Escrow Agreement may only be modified or amended by a document signed by all parties. Any provision contained in this Escrow Agreement may only be waived by a document signed by the party waiving such provision.

9.10	Representative of Sellers

Each Seller hereby empowers Dr. Heinz Schärer as his|its duly authorized representative and general attorney in fact under this Escrow Agreement with the right of substitution. Accordingly, the Escrow

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Escrow Agreement regarding Plus Orthopedics Holding AG

Agent may rely on any notices or instructions, if given on behalf of any of the Sellers by Dr. Heinz Schärer or, as the case may be, his substitute, such authorizations to remain valid until revoked in writing by any Seller. Sellers shall within 20 (twenty) days following receipt of such revocation by the Escrow Agent appoint a new representative in replacement of Dr. Heinz Schärer, otherwise the Escrow Agent shall only accept joint instructions by all the Sellers.

10.	Termination

10.1	In General

This Escrow Agreement shall terminate, once the Escrow Amount has completely been released in accordance with this Escrow Agreement.

10.2	Termination by the Principals

Notwithstanding anything else set forth herein, the Principals may terminate this Escrow Agreement at any time by giving the Escrow Agent 5 (five) Business Days’ prior joint or corresponding written notice. The Escrow shall be entitled to deduct Costs and fees from the Escrow Amount notwithstanding such termination.

10.3	Termination by the Escrow Agent

The Escrow Agent may terminate its appointment as escrow agent under this Escrow Agreement at any time in accordance with Article 476 par. 1 CO by giving the Principals 6 (six) months’ prior written notice.

Notwithstanding anything else set forth herein, in the event the Escrow Amount is not completely released on December 31, 2017, the Escrow Agent may terminate its appointment as escrow agent under this Escrow Agreement at any time by giving the Principals 3 (three) months’ prior written notice.

If the Escrow Agent terminates its appointment or becomes unable to perform his obligations hereunder, the Principals shall immediately and jointly nominate a successor to act as escrow agent (the Successor). In such a case, the Escrow Agent shall immediately transfer the Escrow Account to the Successor, and the Successor shall then perform all duties which the Escrow Agent had under this Escrow Agreement.

If the Escrow Agent cannot be replaced in accordance with the preceding paragraph or the Principals cannot agree on a Successor within 60 (sixty) Business Days following receipt of the Escrow Agent’s termination notice, any of the Parties shall be entitled to request the president of the Zurich Chamber of Commerce to appoint a Successor. Should such appointment not occur within 30 (thirty) Business Days following such request, then the Escrow Agent shall continue to keep the Escrow Account. The Escrow Agent shall then only release the Escrow Amount in accordance with joint or corresponding written instructions received by the Principals pursuant to Article 4.2. or in accordance with a final and binding arbitral award pursuant to Article 4.4. Any other obligation of the Escrow Agent to release the Escrow Amount under this Escrow Agreement shall in such a case cease to be effective, it being understood by the Parties that all other provisions of this Escrow Agreement shall continue to be valid and binding.

11.	Governing law and Jurisdiction

11.1	Governing law

All legal relationship between the Parties in connection with this Escrow Agreement shall exclusively be governed by, and construed in accordance with, Swiss law.

11.2	Jurisdiction

Any dispute, controversy or claim arising out of, or in connection with, this Escrow Agreement, including any dispute relating to its conclusion, binding effect, amendment and termination, shall be resolved exclusively by the Commercial Court of Zurich (Handelsgericht des Kantons Zürich).

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Escrow Agreement regarding Plus Orthopedics Holding AG

Schedule A

Share Purchase Agreement dated as of ■

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

48 | 100

Escrow Agreement regarding Plus Orthopedics Holding AG

Schedule B

Authorization of Fiduciary Deposits

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

49 | 100

Escrow Agreement regarding Plus Orthopedics Holding AG

Schedule C

List of Authorized Signatories

We hereby notify the Escrow Agent of the following persons with unlimited authority to sign (with right of substitution), to carry out any legal acts and to assume other obligations vis-à-vis the Escrow Agent in connection and exclusively in accordance with the terms and conditions of the Escrow Agreement of [date] among Sellers, Buyer and Escrow Agent.

For Buyer:

Name	Nationality Date of birth	Signature	Authority to sign
[sole signature] [jointly by two]

[sole signature] [jointly by two]

For Sellers

sole signature

sole signature

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

50 | 100

Escrow Agreement regarding Plus Orthopedics Holding AG

Schedule D

General Conditions and Safe Custody Regulations as attached

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

51 | 100

Annex 3.3 to the Share Purchase Agreement regarding Plus Orthopedics Holding AG

Annex 3.3

Consents of Third Parties

* Senior Working Capital Facility Agreement between * dated August 20, 2003 and Amendments N° 1 - 7

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

52 | 100

Annex 3.4 to the Share Purchase Agreement regarding Plus Orthopedics Holding AG

Annex 3.4

Data Room Escrow Agreement (agreed form)

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Annex 3.4 to the Share Purchase Agreement regarding Plus Orthopedics Holding AG

Execution Copy

Data Room Escrow Agreement

dated as of March 12, 2007

by and between

1.	Hyos Invest Holding AG, Weinplatz 10, 8022 Zurich, Switzerland (Seller 1)

2.	Dr. Ulrich Sigg, * Switzerland (Seller 2)

3.	Dr. Robert Riedweg, * Switzerland (Seller 3)

4.	Active Investor AG, Zugerstrasse 76B, 6340 Baar, Switzerland (Seller 4)

(hereinafter each a Seller, and, collectively, Sellers)

and

Smith & Nephew International B.V., Kruisweg 637, 2132 NB Hoofddorp, The Netherlands

(hereinafter Buyer)

and

* Switzerland

(hereinafter Data Room Escrow Agent)

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Data Room Escrow Agreement regarding Plus Orthopedics Holding AG

Number of Exhibit			56

1.	Definitions		57

2.	Appointment of Data Room Escrow Agent | Storage of the Data Room Documentation		57
	2.1	Appointment	57
	2.2	Storage of the Data Room Documentation	57
	2.3	Fee	58

3.	Effects of the Escrow		58

4.	Access		58

5.	Liability		59

6.	Confidentiality		59

7.	Term and Termination		60
	7.1	Term	60
	7.2	Joint Prolongation by Sellers and Buyer	60
	7.3	Joint Termination by Sellers and Buyer	60
	7.4	Termination by the Data Room Escrow Agent	60
	7.5	Collection of the Data Room at Termination	60

8.	General Provisions		61
	8.1	Notices	61
	8.2	Entire Agreement	61
	8.3	Severability	61
	8.4	Assignment	61
	8.5	Amendments and Waivers	62
	8.6	Representative of Sellers	62
	8.7	Entry Into Force	62

9.	Governing law and Jurisdiction		62
	9.1	Governing law	62
	9.2	Jurisdiction	62

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

55 | 100

Data Room Escrow Agreement regarding Plus Orthopedics Holding AG

Table of Exhibits

Number of Exhibit	Name

1	Data Room Indices

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

56 | 100

Data Room Escrow Agreement regarding Plus Orthopedics Holding AG

This data room escrow agreement (the Data Room Escrow Agreement) is made as of March 12, 2007 by and among the Sellers of the shares in Plus Orthopedics Holding AG, a corporation organized under the laws of Switzerland, with its registered office at Erlenstrasse 4, CH-6343 Rotkreuz (the Company), the Buyer and * as data room escrow agent and * as deputy data room escrow agent to act in lieu of * in case he is not in a position to act under this Data Room Escrow Agreement (the Data Room Escrow Agent); Sellers and Buyer hereinafter jointly referred to as the Principals, and together with the Data Room Escrow Agent, the Parties and, individually, a Party.

Whereas

A.	As of the date hereof, Principals have executed the share purchase agreement (the SPA) regarding the purchase and sale of all the shares in the Company.

B.	Sellers have stored in a data room at Homburger Rechtsanwälte, Weinbergstrasse 56|58, CH-8006 Zurich, binders containing the documentation referenced in the Data Room Indices (the Data Room Documentation), to which Buyers and their representatives, advisers and consultants, prior to executing the SPA, have had access for purposes of conducting a due diligence of the the Company and its subsidiaries.

C.	Sellers and Buyers have agreed in the SPA that the originals of the Data Room Documentation shall be stored with the Data Room Escrow Agent.

Now, therefore, the Parties hereto agree as follows:

1.	Definitions

Unless otherwise defined herein, the terms used in this Data Room Escrow Agreement in capitalized form shall have the meaning assigned to them in the SPA.

2.	Appointment of Data Room Escrow Agent | Storage of the Data Room Documentation

2.1	Appointment

The Principals hereby appoint the Data Room Escrow Agent as escrow agent according to the terms and conditions set forth herein. The Data Room Escrow Agent herewith declares that he assumes all rights and duties as escrow agent according to the terms and conditions set forth herein.

2.2	Storage of the Data Room Documentation

(a)	Sellers undertake, as soon as reasonably practicable after the date hereof but in no event later than 15 (fifteen) Business Days after the date of the SPA, to cause Homburger to seal the binders containing the Data Room Documentation and to deliver the Data Room Documentation so sealed to the Data Room Escrow Agent.

(b)	The Data Room Escrow Agent undertakes to store the Data Room Documentation in a locked, safe and secure area on its premises or on premises under its exclusive control, such storing being, with respect to safety and security, at least equivalent to the storing used by the Data Room Escrow Agent for archiving its client files (access of other representatives of Bär & Karrer to the storage room may be possible). The Data Room Escrow Agent shall exercise due care for the safekeeping of the Data Room Documentation. During the time of this Data Room Escrow Agreement, the Data Room Escrow Agent shall hold the Data Room Documentation on behalf of Sellers and Buyer, and Sellers and Buyer shall together be joint owners of the Data Room Documentation contained therein.

(c)	Upon delivery of the Data Room Documentation, the Data Room Escrow Agent shall put – in cooperation with representatives of Sellers and Buyer – the binders containing the Data Room Documentation delivered to it by Sellers in boxes which shall be sealed by the Data Room Escrow Agent in the presence of the Sellers’ and Buyer’s representatives.

(d)	Sellers represent that the Data Room Documentation put in escrow with the Data Room Escrow Agent under this Data Room Escrow Agreement is identical with the documentation made available to Buyer during its due diligence review.

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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2.3	Fee

(a)	The Data Room Escrow Agent shall receive an initial non-recurring set-up fee of CHF * (in words: Swiss francs *), plus VAT (if applicable) payable by Sellers and Buyer in equal proportions upon receipt of the Data Room Documentation. The fee for the services rendered by the Data Room Escrow Agent as data room escrow agent hereunder shall be an annual fee of CHF *(in words: Swiss francs *), plus VAT (if applicable) payable by Sellers and Buyer in advance in equal proportions as compensation for all of the Data Room Escrow Agent’s general obligations under this Data Room Escrow Agreement (other than the services to be rendered under Article 4 hereunder, for which paragraph (b) hereof shall apply). If the Data Room Documentation is stored with the Data Room Escrow Agent for a period of less than an entire calendar year, the annual fee for such year shall be payable on a pro rata basis.

(b)	For any services rendered under Article 4 of this Data Room Escrow Agreement (the Services), the Data Room Escrow Agent shall be compensated by the Requesting Party on a “time reasonably spent plus expenses basis”, applying the hourly rates charged by the Data Room Escrow Agent or for a mid level associate. Sellers and Buyer acknowledge that (i), as of the date hereof, the base hourly rate for the Data Room Escrow Agent is CHF * (in words: Swiss francs *), for a mid level associate is CHF * (in words: *), plus VAT (if applicable) (ii) the Data Room Escrow Agent may adjust such base hourly rate in accordance with applicable internal procedures, and (iii) the Data Room Escrow Agent may, if the circumstances of the Services so require, delegate parts of its Services to a security company, e.g. Securitas or the like. Such Costs shall be borne by Seller and Buyer. The Requesting Party shall pay the billed amount within one month after the date of the invoice.

(c)	In case the Data Room Escrow Agent is asked to render services not provided for in this Data Room Escrow Agreement, the Data Room Escrow Agent shall be compensated on a “time reasonably spent plus expenses basis”, applying the hourly rates of the Data Room Escrow Agent (as further specified in paragraph (b) of this Article 2.3). The Data Room Escrow Agent has the right to deny services to be rendered if not provided for in this Data Room Escrow Agreement. The Data Room Escrow Agent shall render such additional services only if being instructed to do so in a joint request of Sellers and Buyer, such request specifying the party paying the fees and expenses for these services. The billed amount shall be payable within one month after the date of the invoice.

3.	Effects of the Escrow

(a)	In the event of a dispute or controversy as to whether a document has been part of the Data Room Documentation as of the date of the SPA, the Data Room Documentation delivered to, and stored by, the Data Room Escrow Agent shall be controlling.

(b)	In the event of any other discrepancy between the copies of the Data Room Documentation being retained by Sellers and by Buyer, the Data Room Documentation delivered to, and stored by, the Data Room Escrow Agent shall be controlling.

4.	Access

(a)	The Data Room Escrow Agent shall grant Sellers and/or Buyer (and their employees and advisers) access to the Data Room Documentation for the purpose of reviewing such documentation during normal business hours upon (i) the written request of either party to the Data Room Escrow Agent (the Requesting Party) and (ii) receipt of a copy of a written notice by the Requesting Party notifying the other party (the Receiving Party) of its intention to access and review the Data Room Documentation at a specified date and time. Such written request and notice, respectively, shall have been delivered by the Requesting Party to the Data Room Escrow Agent and the Receiving Party, respectively, at least 3 (three) Business Days prior to the date for which access has been requested.

(b)	Upon granting the Requesting Party access to the Data Room Documentation, the Data Room Escrow Agent, in presence of the Requesting Party, shall unseal the sealed binder(s) containing the document(s) requested by the Requesting Party, release the relevant sealed

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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binders to the Requesting Party for review, and, after such review and, if applicable, the photocopy procedure as described in section (c) of this Article 4, place such document(s) back into, and reseal, the previously released boxes in the presence of the Requesting Party. The Data Room Escrow Agent shall certify to both Parties that (i) the document(s) released to the Requesting Party have been placed back into the relevant boxes and (ii) the previously unsealed boxes have been properly resealed. Binders shall not be unsealed by the Requesting Party.

(c)	Following its review, the Requesting Party may request the Data Room Escrow Agent to produce photocopies of the relevant parts of the Data Room Documentation. The Data Room Escrow Agent shall record the index number of the document of which the Requesting Party received a photocopy and have the Requesting Party confirm such record.

(d)	In no event shall the Data Room Escrow Agent remove, or allow any of the Parties or their employees or advisers to remove, any of the originals being part of the Data Room Documentation from the area where they are stored.

5.	Liability

(a)	When accepting the sealed binders containing the Data Room Documentation as described in Article 2, the Data Room Escrow Agent shall not be under any obligation to verify whether such sealed binders contain the Data Room Documentation and shall not accept any liability with respect thereto.

(b)	The Data Room Escrow Agent shall be liable in accordance with article 97 CO and subject to this Data Room Escrow Agreement to each of the other Parties hereto for any loss, claim, cost or reasonable expense incurred or sustained by each of them as a result of any of the following:

(i)	the Data Room Documentation or a part thereof that has been delivered to, and is stored by, the Data Room Escrow Agent pursuant to Article 2.2 hereof has been destroyed, damaged or is otherwise not collectable by Sellers and Buyer;

(ii)	a violation of any of the Data Room Escrow Agent’s other obligations hereunder, including its obligations under the confidentiality undertakings pursuant to Article 6 hereof.

The Data Room Escrow Agent is under no circumstances liable to the other Parties for acts and willful misconduct by the Requesting Party.

(c)	Notwithstanding the foregoing, it shall be agreed and understood that the Data Room Escrow Agent shall not be bound in any way by any agreement (other than this Data Room Escrow Agreement) between the other Parties hereto, including, but not limited to, the SPA. Without prejudice to the provisions in Article 8.2 of this Data Room Escrow Agreement, the Data Room Escrow Agent does not assume any liability or responsibility for the sufficiency, form, manner or validity of any request or other notice delivered to him under this Data Room Escrow Agreement or for the identity of the persons executing such notices, which the Data Room Escrow Agent reasonably believes to be genuine, correct and appropriately authorized.

6.	Confidentiality

The Data Room Escrow Agent shall, and shall procure that any of its employees shall, not grant access to the Data Room Documentation to any third party (other than the Parties hereto or their employees and advisers) and not disclose any information that the Data Room Escrow Agent or any of its employees have come to know in connection with the performance of this Data Room Escrow Agreement. The Data Room Escrow Agent’s obligations under this Article shall survive termination of this Data Room Escrow Agreement and continue to be in full force and effect thereafter.

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Data Room Escrow Agreement regarding Plus Orthopedics Holding AG

7.	Term and Termination

7.1	Term

This Data Room Escrow Agreement shall be concluded for a period of 6 (six) years, subject to the Parties’ right to extend the Data Room Escrow Agreement pursuant to Article 7.2 or to terminate the Data Room Escrow Agreement pursuant to Articles 7.3 and 7.4; provided, however, that this Data Room Escrow Agreement shall not terminate as long as proceedings relating to the SPA among Sellers and Buyers remain pending.

7.2	Joint Prolongation by Sellers and Buyer

Sellers and Buyer may jointly extend the term of this Data Room Escrow Agreement for a supplementary term of up to 5 (five) years by giving the Data Room Escrow Agent 30 (thirty) Business Days’ written notice prior to the expiry of the term of this Data Room Escrow Agreement. Appropriate fees shall be agreed between the Parties for the storage and services of the Data Room Escrow Agent.

7.3	Joint Termination by Sellers and Buyer

Sellers and Buyer may jointly terminate this Data Room Escrow Agreement at any time by giving the Data Room Escrow Agent 10 (ten) Business Days’ prior written notice. In the event of such termination, or the expiry of the time period set forth in Article 7.1, the Data Room Escrow Agent shall be entitled to compensation to the extent provided for in article 475 para. 2 CO or agreed in this Data Room Escrow Agreement. For the avoidance of doubt, the Data Room Escrow Agent shall be entitled to fees and/or other compensation as set out in this Data Room Escrow Agreement only for the period of time during which it effectively acted as Data Room Escrow Agent and in connection with the collection of the Data Room Documents under Article 7.5.

7.4	Termination by the Data Room Escrow Agent

The Data Room Escrow Agent shall be entitled to terminate this Data Room Escrow Agreement prior to the expiry of the time period set forth in Article 7.1 for cause pursuant to article 476 CO or in case of non-payment of any fee or compensation (or part thereof) by Sellers and/or Buyer for more than 60 (sixty) Business Days; provided, however, that the Data Room Escrow Agent shall be required to give 90 (ninety) calendar days’ prior written notice for such termination to be effective.

7.5	Collection of the Data Room at Termination

In case the termination of this Data Room Escrow Agreement pursuant to Article 7.3 or 7.4 occurs prior to Closing, Sellers shall collect, and the Data Room Escrow Agent shall release, the Data Room Documentation within 10 (ten) Business Days of termination or expiry of the term of this Data Room Escrow Agreement. Upon collection, Sellers shall acknowledge in writing to the Data Room Escrow Agent the number of binders that have been returned to them. If the Data Room Documentation or part thereof has not been collected within such time, the Data Room Escrow Agent shall be entitled to have the Data Room Documentation (or the remaining part thereof) stored at a storage facility at its own discretion and at Sellers’ cost and risk.

In case of expiry of the term or termination of this Data Room Escrow Agreement pursuant to this Article 7 following the Closing, Buyer shall collect, and the Data Room Escrow Agent shall release, the Data Room Documentation within 10 (ten) Business Days of termination or expiry of the term of this Data Room Escrow Agreement. Upon collection, Buyer shall acknowledge in writing to the Data Room Escrow Agent the number of binders that have been returned to it. If the Data Room Documentation or part thereof has not been collected within such time, the Data Room Escrow Agent shall be entitled to have the Data Room Documentation (or the remaining part thereof) stored at a storage facility at its own discretion and at Buyer’s cost and risk.

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Data Room Escrow Agreement regarding Plus Orthopedics Holding AG

8.	General Provisions

8.1	Notices

Any and all notices or other instruments or papers to be given or sent under or in connection with this Data Room Escrow Agreement shall be in writing, shall specifically refer to this Data Room Escrow Agreement and shall be delivered by personal delivery, by registered mail (return receipt required), an internationally recognized courier (such as Federal Express, DHL or UPS) or by telefax to the following addresses:

if to Sellers:	Dr. Heinz Schärer Homburger Weinbergstrasse 56|58 8006 Zürich, Switzerland fax: +41 43 222 15 00

if to Buyer:	Smith & Nephew International B.V. c/o Smith & Nephew plc 15 Adam Street London WC2N 6LA Attention: Company Secretary fax: +44 207 960 2357

with a copy to	Freshfields Bruckhaus Deringer 65 Fleet Street London EC4Y 1HS United Kingdom Attention: Ben Spiers fax: +44 207 108 7155

if to Escrow Agent:	* and * Zurich fax: *

with a copy to	Sellers/Buyer

or such other addresses as any of the Parties may notify to the other Parties in accordance with the above. All notices under this Data Room Escrow Agreement shall be effective upon receipt or if transmitted by facsimile, when sent. The Parties are obliged to provide for a valid facsimile number at all times.

A copy of any notice given under this Data Room Escrow Agreement by one Party to another shall also be sent to the other Parties as set forth in this Article 8.1 for information purposes.

8.2	Entire Agreement

This Data Room Escrow Agreement contains the entire agreement among the Parties with respect to the specific subject matter covered hereby. It may not be modified or discharged, nor may any of its terms be waived, except by a written amendment signed by all Parties.

8.3	Severability

Should any provision of this Data Room Escrow Agreement be prohibited or ineffective or otherwise unenforceable, in whole or in part for whatever reason, such provision shall cease to have effect without prejudicing the validity of the other provisions herein. The Parties or the court having jurisdiction hereupon will replace such provision with another provision so that, to the extent possible, the economic balance of this Data Room Escrow Agreement will be preserved.

8.4	Assignment

This Data Room Escrow Agreement shall be binding upon and inure to the benefit of the Parties. It is agreed, however, that no Party may assign any of its rights or obligations hereunder without the written

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Data Room Escrow Agreement regarding Plus Orthopedics Holding AG consent of the other Parties; provided, however, that Buyer may assign this Data Room Escrow Agreement or any of its rights hereunder to any of its Affiliates without the other Parties’ consent so long as Buyer continues to be bound by all of its obligations under this Data Room Escrow Agreement, and further provided that Buyer informs the other Parties about such assignment in accordance with Section 7.1. above and complies with any and all documentation requirements of the Data Room Escrow Agent.

8.5	Amendments and Waivers

This Data Room Escrow Agreement may only be modified or amended by a document signed by all Parties. Any provision contained in this Data Room Escrow Agreement may only be waived by a document signed by the party waiving such provision.

8.6	Representative of Sellers

Each Seller hereby empowers Dr. Heinz Schärer as his|its duly authorized representative and general attorney in fact under this Data Room Escrow Agreement with the right of substitution. Accordingly, the Data Room Escrow Agent may rely on any notices or instructions, if given on behalf of any of the Sellers by Dr. Heinz Schärer or, as the case may be, his substitute, such authorizations to remain valid until revoked in writing by any Seller. Sellers shall within 20 (twenty) days following receipt of such revocation by the Data Room Escrow Agent appoint a new representative in replacement of Dr. Heinz Schärer, otherwise the Data Room Escrow Agent shall only accept joint instructions by all the Sellers.

8.7	Entry Into Force

This Data Room Escrow Agreement enters into force upon signing by all Parties.

9.	Governing Law and Jurisdiction

9.1	Governing Law

This Data Room Escrow Agreement shall be governed by, and construed in accordance with, the substantive laws of Switzerland.

9.2	Jurisdiction

Any dispute, controversy or claim arising out of, or in connection with, this Data Room Escrow Agreement, including any dispute relating to its conclusion, binding effect, amendment and termination, shall be resolved exclusively by the Commercial Court of Zurich (Handelsgericht des Kantons Zürich).

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Data Room Escrow Agreement regarding Plus Orthopedics Holding AG

Hyos Invest Holding AG

By: Carolina Müller-Möhl

Dr. Ulrich Sigg	Dr. Robert Riedweg

Active Investor AG

By: Michael Theurillat	By: Martin Staub

Smith & Nephew International B.V.

By:

*	*

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Exhibit 1

Data Room Indices

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Annex 4.2.1(a) to the Share Purchase Agreement regarding Plus Orthopedics Holding AG

Annex 4.2.1(a)

Governmental Approvals and Merger Control Laws

Jurisdiction	Authority
Germany	German Federal Cartel Office
Greece	Competition Commission
Turkey	Turkish Competition Authority
China	MOFCOM (if approval prior to Closing is required)

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Annex 5.1 to the Share Purchase Agreement regarding Plus Orthopedics Holding AG

Annex 5.1

Sellers’ Representations and Warranties

Subject to the limitations set forth in the Agreement, Sellers hereby represent and warrant to Buyer as of the date of this Agreement and as of the Closing Date the following matters. Where any statement in the following representations and warranties is qualified by the expression «to the best of Sellers’ knowledge» or any similar expression, the Sellers shall be deemed to have knowledge of anything of which Sellers and|or any of the Key Persons have actual knowledge having made reasonable enquiry of the competent persons at the top management level of the PO Companies.

1.	Ownership and Qualification

(a)	Sellers are the sole legal and beneficial owner of the Shares, free and clear of any Liens. There are no outstanding options, warrants, calls, rights or commitments, or any other agreements of any character relating to the sale, issuance or voting of, or the granting of rights to acquire, any of the Shares or other securities of the Company. The certificates pursuant to Article 4.3.2(a) are the only existing certificates regarding the Shares.

(b)	The Shares are validly issued and fully paid in.

(c)	All of the shares in each PO Company (other than those not owned directly or indirectly by the Company) are legally and beneficially owned by the Company (directly or indirectly) free and clear of any Liens. There are no outstanding options, warrants, calls, rights or commitments, or any other agreements of any character relating to the sale, issuance or voting of, or the granting of rights to acquire, any such shares or other securities of such companies.

(d)	All of the shares in each PO Company are validly issued and fully paid in.

(e)	The PO Companies are duly incorporated, organized and validly existing under the laws of their respective place of incorporation and have the full corporate power and authority to own or use their assets and properties and to conduct their business as the same is presently being conducted. The share capital of each PO Company is set forth in Annex B. The share capital of each PO Company has not been repaid in whole or in part.

(f)	The information in Annex B is true and correct.

2.	Due Authorization

(a)	Seller 1 and Seller 4 are corporations duly organized and validly existing under the Swiss laws and have the full corporate power, authority and necessary governmental approvals to own or use their assets and properties and to conduct their business as the same is presently being conducted.

(b)	Each of Sellers has the absolute and unrestricted right, power, authority and capacity to execute this Agreement and to perform its respective obligations under this Agreement. This Agreement constitutes legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms.

(c)	There exist no limitations under applicable law and the constituting documents, if any, of any of the Sellers, or any contracts by which any of the Seller is bound that would prevent the Sellers from entering into or performing its obligations under this Agreement.

(d)	No authorizations, permits or consents are required from any governmental or administrative authority, or any third party (including without limitation any shareholders or creditors of Sellers) for the consummation of the transactions contemplated by this Agreement other than as set forth in this Agreement.

(e)	There are no actions, suits or proceedings pending against Sellers or any of Sellers’ Affiliates before any court or administrative board, agency or commission which involve a claim by a governmental or regulatory authority, or by a third party, which would operate to hinder or substantially impair the consummation of the transactions contemplated by this Agreement.

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Annex 5.1 to the Share Purchase Agreement regarding Plus Orthopedics Holding AG

Sellers are not aware of any actions, suits or proceedings in accordance with the preceding sentence which have been threatened in writing to be filed or instituted against Sellers or any of Sellers’ Affiliates.

3.	Financial Statements and Events Subsequent Thereto

(a)	The consolidated financial statements of the Group as at December 31, 2006 as set forth in Annex 5.1.3 were prepared in accordance with IFRS as such standards are applied pursuant to the Plus Orthopedics IFRS Accounting Manual Version 2.0 | October 2005 as disclosed in the Disclosure Information and based thereon and subject thereto fairly represent the financial position of the Group as at December 31, 2006 and the results of the operations for the financial period then ended.

(b)	Since January 1, 2007, the Group has carried out its business in the ordinary course and as to investments and capital expenditure in line with the 2007 budget as approved by the competent corporate body of the Group and contained in the Disclosure Information.

4.	Taxes

(a)	All Tax returns required to be filed prior to Closing by or with respect to Taxes payable or reimbursable by the Group have been timely filed. All such tax returns (a) have been prepared in the manner required by applicable law, (b) are true, complete and not misleading in all material respects, and (c) accurately reflect the liability for Taxes of the Group in all material respects.

(b)	Each PO Company is and has at all times been resident for Tax purposes in its country of incorporation and is and has not at any time been treated as resident in any other jurisdiction for any Tax purpose (including any double taxation treaty).

(c)	With respect to income or profits and gains taxes, the PO Companies are finally assessed by the competent tax authorities up to, and including, the business years as set forth in Annex 5.1.4(c).

5.	Assets

(a)	The Group has good title to or the valid right to use all assets as reflected in the Consolidated Financial Statement and needed for the continued conduct of its business as the same is currently being conducted; all such assets are in good working order (fair wear and tear excepted), have been properly maintained, are safe to operate in accordance with their current practice in their current condition and are not subject to any Liens (or agreements to create Liens). None of the PO Companies has entered into any off balance sheet borrowing arrangement (including factoring arrangements).

(b)	The plant, machinery, vehicles and all other equipment owned or used in connection with the business of the Group are in reasonable repair and condition and good working order and have been regularly and properly maintained.

(c)	The buildings, plants, structures, and equipment of the Group are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the Group are sufficient for the continued conduct of the Group’s businesses after the Closing in substantially the same manner as conducted prior to the Closing.

(d)	The operation of the manufacturing sites conducted by the PO Companies complies in all material respects with applicable laws and regulations, and the PO Companies are duly authorized to operate such manufacturing sites pursuant to applicable laws and regulations.

6.	Inventory

All inventory including consignment stock of the Group consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Annex 5.1 to the Share Purchase Agreement regarding Plus Orthopedics Holding AG quality, all of which have been written off or written down in accordance with IFRS in the Final Closing Accounts, as the case may be. All inventories not written off have been valued at the lower of cost or net realizable value. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Group.

7.	Accounts Receivables and Payables

The trade accounts receivable and trade accounts payable as shown in the Consolidated Financial Statement and the Final Closing Accounts have payment terms that are in line with normal industry levels in the respective countries and are maintained in the ordinary course of business of the Group. All accounts receivable are valid receivables and result from transactions in the ordinary course of business or products delivered or services rendered in line with normal industry standards in the respective countries where such business is conducted. As of the date hereof, no written notice has been received from any account debtor that any material amount of such accounts receivable are subject to any pending or threatened set-off, discount or counterclaim of any kind, other than consistent with past practice pursuant to the Group reserve methodologies.

8.	Intellectual Property Rights

(a)	All patents, trade names and trade marks registered in the name of one of the PO Companies are listed in Annex 5.1.8 (the Intellectual Property Rights). None of the Intellectual Property Rights is subject to any Lien.

(b)	The Group is the legal and beneficial owner of, or has adequate license to use, all the know-how and all patents, trade names, trade marks, copyrights and other intellectual property rights (including all applications for the protection thereof) used for the conduct of the Group’s business as it is being conducted at the Closing Date.

(c)	No claims have been made, or threatened in writing, challenging the use, validity, subsistence or enforceability of the Intellectual Property Rights and other intellectual property rights owned by any of the PO Companies. All registration fees for the Intellectual Property Rights are paid.

(d)	To the best of Sellers’ knowledge, there has been no infringement of any of the Intellectual Property Rights or other intellectual property rights owned by any of the PO Companies by any third party. To the best of Sellers’ knowledge, none of the PO Companies has been in conflict with, or infringed, any third party intellectual property rights. None of the PO Companies has been threatened in writing in connection with any infringement.

9.	Product Registrations

(a)	Products developed, manufactured, supplied, marketed and|or sold by the Group, which would require registration or other regulatory approvals according to applicable laws and regulations, are duly registered or approved and such registrations or approvals are complete, accurate and up to date in all material respects. The PO Companies have the sole rights under such product registrations and marketing rights and such registrations and rights are in full force and effect.

(b)	All products developed, manufactured, supplied, marketed and|or sold by the Group are developed, manufactured, supplied, marketed and|or sold in all material respects in accordance with the specifications and standards contained in relevant product registration documentations of the Group and in accordance with applicable laws and regulations, including, but not limited to GMP.

10.	Employment

(a)	No employee of any of the PO Companies has a contractual notice period longer than 6 (six) months nor is there a contractual termination compensation payable for termination on due notice, which would exceed the equivalent of 6 (six) months’ salary. There are no material

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Annex 5.1 to the Share Purchase Agreement regarding Plus Orthopedics Holding AG salary increases resolved but not yet implemented. There are no employment or benefit agreements or plans entitling an employee to severance or other payments due upon a change of control of the Group.

(b)	There are no current disputes of any of the PO Companies with governmental or self-regulatory authority, any works council or other employee representatives.

(c)	Since January 1, 2007, through the date of this Agreement, none of the Key Persons has given or has been given notice of termination of his employment (if any) nor have in respect of such Key Persons rescission proceedings been started or has the employment agreement been rescinded.

11.	Material Contracts

(a)	The Disclosure Information contains, lists or refers to all material contracts (the Material Contracts) of the Group, which:

(i)	contain any agreement by the Group prohibiting or materially limiting the right to compete in any material line of business presently conducted by the Group;

(ii)	contain any agreement or series of agreements which provide for an annual aggregate payment obligation (Zahlungsverpflichtung) of the Group of an amount exceeding CHF *;

(iii)	contain any agreement that involves performance of services or delivery of goods to one or more of the PO Companies of an amount or value exceeding CHF * per annum;

(v)	contain any provision which provides for material adverse consequences to one or more of the PO Companies in case of a change of control of the Group;

(vi)	relate to the acquisition or disposal by a PO Company after January 1, 2004 of a company or business for a consideration in excess of CHF *;

(vii)	contain an outstanding obligation in respect of unpaid purchase price (whether or not contingent) of an amount exceeding CHF * upon acquisition of a company or business which is not reflected in the Consolidated Financial Statements;

(viii)	relate to a joint-venture, alliances or other form of cooperation agreements with third parties providing for an annual aggregate payment obligation of the Group in excess of CHF *;

(ix)	are not terminable on less than 12 (twelve) months’ notice without payment obligation triggered by such termination exceeding CHF *; or

(x)	relate to the ownership of shares or equivalent interests in each PO Company providing for any rights or obligations existing or outstanding as of the date hereof.

(b)	As of the date hereof, the Material Contracts are, to Sellers’ best knowledge, valid and enforceable, and the Group has performed all material obligations arising out of such contracts and no notice of termination has been received or given. The counterparties have performed all material obligations arising out of such contracts and to the best of Sellers’ knowledge no grounds for early termination exist.

12.	Insurance

(a)	The Group has obtained reasonable insurance coverage and in line with average industrial standards and as required by law. All premiums due on all insurance contracts (the Policies) entered into in favor of the Group have been duly paid and, to the best of Sellers’ knowledge, all the Policies are valid and in force.

(b)	There is no material claim outstanding under any of the Policies (or under any policies previously held by the Group); all material claims have been settled in full. Since January 1, 2004 there have been no material claims as to which insurance coverage has been denied.

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Annex 5.1 to the Share Purchase Agreement regarding Plus Orthopedics Holding AG

13.	Litigation

There are no judgments, decrees or orders outstanding or unsatisfied, and there are no actions, suits or proceedings (Litigation) pending or threatened in writing against any of the PO Companies by or before any court, arbitral tribunal, administrative board, agency or commission which involve a claim by a governmental or regulatory authority, or by a third party or employee, against any of the PO Companies of an amount in dispute exceeding CHF *. To the Sellers’ best knowledge, there are no facts or circumstances from which it may be expected that any Litigation involving an amount in dispute exceeding CHF * may arise.

14.	Absence of Certain Changes

Except for matters that would be permitted in accordance with Article 7 of the Agreement if they occurred after the date of this Agreement, there has not occurred since January 1, 2007:

(a)	a Material Adverse Effect;

(b)	any matter set forth in Article 7.3 occurring outside the ordinary course of business or outside the 2007 budget as approved by the competent corporate body of the Group and contained in the Disclosure Information and other than a matter set forth in paragraph (m) of Article 7.3.

15.	Subsidies

The Group is not subject to any arrangement for receipt or repayment of any grant, subsidy or financial assistance in excess of CHF * from any government department or other similar entity that is not reflected in the Consolidated Financial Statements. The execution and consummation of this Agreement does not and will not result in any grant, subsidy or financial assistance from any government department or other similar entity becoming repayable or accelerated.

16.	Compliance

The Group (i) has substantially (itself and in its dealings with third parties) complied with all applicable laws and regulations, and no material action, suit or proceeding by any third party or any governmental or administrative authority is pending or threatened in writing against the Group alleging any failure to comply with any applicable laws or regulations, and (ii) has obtained and been in substantial compliance with all of the terms and conditions of all Permits required under any applicable laws.

17.	Environmental

The Group does and has:

(a)	complied in all material respects with applicable laws and regulations concerning air, water or land and any other matter classified as an environmental matter under any such laws and regulations (the Environmental Laws);

(b)	obtained and complied in all material respects with the terms and conditions of any and all licenses, consents, Permits or other authorizations made or issued pursuant to or required by any Environmental Laws, all of which such licenses, consents, Permits or other authorizations are at the date hereof in full force and effect, and to Sellers’ best knowledge, no circumstance exists which will result in a material modification, supervision, revocation or non-renewal of such licenses, consents, Permits or other authorizations, and

(c)	to the Sellers’ best knowledge, there is no material civil, criminal or administrative action, claim, investigation or other proceeding or suit active, pending or threatened in writing against the Group or any of its officers or directors based on Environmental Laws.

18.	Product Liability

The Group has not manufactured, sold or supplied products which do not comply in any material respect with representations and warranties expressly or implicitly made by the Group.

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

70 | 100

Annex 5.1 to the Share Purchase Agreement regarding Plus Orthopedics Holding AG

19.	Benefit Plans

(a)	Particulars of all material agreements or arrangements for the payment of pensions, allowances, lump sums or other similar benefits on retirement or death or during periods of sickness or disablement for the benefit of any current or former director, officer or employee of the Group or their dependants (the Benefit Plans) are set up in compliance with applicable laws and regulations. The Group has no material obligation to provide or contribute to the provision of any Benefit Plan for or in respect of any of the current or former directors, officers or employees of the PO Companies nor has any proposal been announced or agreement been reached to establish or contribute to any arrangement providing any such benefits.

(b)	All Benefit Plans are fully funded, as determined pursuant to IAS 19 on a PBO (protected benefit obligation) basis and applicable actuarial principles. All amounts due to be paid to or in respect of the Benefit Plans by any PO Company on or before the date of this Agreement (including, for the avoidance of doubt, any costs incurred under the Benefit Plans with the previous provider Winterthur Columna, any and all costs incurred by lack of compliance with applicable laws or regulations have been duly paid in full on the due dates for such payments and all those payments which fall due on or before the Closing Date will have been duly paid on or before the Closing Date.

(c)	Other than the Benefit Plans, the Group does not provide or contribute to and is not liable to provide or contribute to the provision of benefits for or in respect of any of its current or former directors, officers or employees or their dependants.

20.	Broker’s Fees

None of the PO Companies has an obligation to pay a broker’s, finder’s or transaction fee or commission in connection with the transactions contemplated by this Agreement.

21.	Disclosure

The Disclosure Information was produced in good faith by Sellers for the purpose of assisting the Buyer in its due diligence investigation and contain all information (including, for the avoidance of doubt, all information relating to the minority shareholders) which Sellers in good faith believe to be material for a reasonable buyer in evaluating the Group. The Disclosure Information is true, accurate, complete and not misleading in all material respects.

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

71 | 100

Annex 5.1.3 to the Share Purchase Agreement regarding Plus Orthopedics Holding AG

Annex 5.1.3

Consolidated Financial Statements*

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

72 | 100

Annex 5.1.4(c) to the Share Purchase Agreement regarding Plus Orthopedics Holding AG

Annex 5.1.4(c)

Tax Assessment *

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

73 | 100

Annex 5.1.8 to the Share Purchase Agreement regarding Plus Orthopedics Holding AG

Annex 5.1.8

PO Intellectual Property Rights

Schutzrechte der Fa. PLUS ORTHOPEDICS AG

Aktenzeichen	Property Type	Case Ref.	Title	Local Classes	Country	Case Status	Application Date	Application No.	Publication No.	Registered Date	Registration No.	Expiry Date	Annuity	Next Renewal Date	Index
M/PLU-011-	Patent	M/PLU-011-EP/ES	* (indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment)		*	EP Nationale Phase in Bearbeitung	16-Nov-1993	94901810.5		23-May-1997	0621767	16-Nov-2013	15	30-Nov-2007	1

M/PLU-011-	Patent	M/PLU-011-EP/FR	*		*	EP Nationale Phase in Bearbeitung	16-Nov-1993	9401810.5		23-May-1997	0621767	16-Nov-2013	15	30-Nov-2007	1

M/PLU-011-	Patent	M/PLU-011-EP/GB	*		*	EP Nationale Phase in Bearbeitung	16-Nov-1993	94901810.5		23-May-1997	0621767	16-Nov-2013			1

M/PLU-011-	Patent	M/PLU-011-EP/IT	*		*	EP Nationale Phase in Bearbeitung	16-Nov-1993	94901810.5		23-May-1997	0621767	16-Nov-2013	15	30-Nov-2007	1

M/PLU-012-	Patent	M/PLU-012-EP/CH	*		*	EP Nationale Phase in Bearbeitung	07-Dec-1992	92120835.1		02-Oct-1997	0601223	07-Dec-2012	15	31-Dec-2006	1

M/PLU-012-	Patent	M/PLU-012-EP/DE	*		*	EP Nationale Phase in Bearbeitung	07-Dec-1992	92120835.1		02-Oct-1997	59209018.3-08	07-Dec-2012	15	31-Dec-2006	1

M/PLU-012-	Patent	M/PLU-012-EP/ES	*		*	EP Nationale Phase in Bearbeitung	07-Dec-1992	92120835.1		02-Oct-1997	0601223	07-Dec-2012	15	31-Dec-2006	1

M/PLU-012-	Patent	M/PLU-012-EP/FR	*		*	EP Nationale Phase in Bearbeitung	07-Dec-1992	92120835.1		02-Oct-1997	0601223	07-Dec-2012	15	31-Dec-2006	1

M/PLU-012-	Patent	M/PLU-012-EP/GB	*		*	EP Nationale Phase in Bearbeitung	07-Dec-1992	92120835.1		02-Oct-1997	0601223	07-Dec-2012	15	31-Dec-2006	1

M/PLU-012-	Patent	M/PLU-012-EP/GR	*		*	EP Nationale Phase in Bearbeitung	07-Dec-1992	92120835.1		02-Oct-1997	0601223	07-Dec-2012	15	31-Dec-2006	1

M/PLU-012-	Patent	M/PLU-012-EP/IT	*		*	EP Nationale Phase in Bearbeitung	07-Dec-1992	92120835.1		02-Oct-1997	0601223	07-Dec-2012	15	31-Dec-2006	1

M/PLU-012-	Patent	M/PLU-012-EP/NL	*		*	EP Nationale Phase in Bearbeitung	07-Dec-1992	92120835.1		02-Oct-1997	0601223	31-Dec-2017	10	31-Dec-2006	1

M/PLU-012-	Patent	M/PLU-012-US	*		*	In Kraft	07-Dec-1993	08/164,731		10-Oct-1995	5,456,717	07-Dec-2013	12	10-Apr-2007	1

M/PLU-013-	Patent	M/PLU-013-EP/CH	*		*	EP Nationale Phase in Bearbeitung	07-Dec-1992	92120836.9		04-Sep-1997	0601224	07-Dec-2012	15	31-Dec-2006	1

M/PLU-013-	Patent	M/PLU-013-EP/DE	*		*	EP Nationale Phase in Bearbeitung	07-Dec-1992	92120836.9		04-Sep-1997	59208975.4-08	07-Dec-2012	15	31-Dec-2006	1

M/PLU-013-	Patent	M/PLU-013-EP/ES	*		*	EP Nationale Phase in Bearbeitung	07-Dec-1992	92120836.9		04-Sep-1997	0601224	07-Dec-2012	15	31-Dec-2006	1

M/PLU-013-	Patent	M/PLU-013-EP/FR	*		*	EP Nationale Phase in Bearbeitung	07-Dec-1992	92120836.9		04-Sep-1997	0601224	07-Dec-2012	15	31-Dec-2006	1

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

74 | 100

Schutzrechte der Fa. PLUS ORTHOPEDICS AG

Aktenzeichen	Property Type	Case Ref.	Title	Local Classes	Country	Case Status	Application Date	Application No.	Publication No.	Registered Date	Registration No.	Expiry Date	Annuity	Next Renewal Date	Index
M/PLU-013-	Patent	M/PLU-013-EP/GB	*		*	EP Nationale Phase in Bearbeitung	07-Dec-1992	92120836.9		04-Sep-1997	0601224	07-Dec-2012	15	31-Dec-2006	1

M/PLU-013-	Patent	M/PLU-013-EP/GR	*		*	EP Nationale Phase in Bearbeitung	07-Dec-1992	92120836.9		04-Sep-1997	0601224	07-Dec-2012	15	31-Dec-2006	1

M/PLU-013-	Patent	M/PLU-013-EP/IT	*		*	EP Nationale Phase in Bearbeitung	07-Dec-1992	92120836.9		04-Sep-1997	0601224	07-Dec-2012	15	31-Dec-2006	1

M/PLU-013-	Patent	M/PLU-013-EP/NL	*		*	EP Nationale Phase in Bearbeitung	07-Dec-1992	92120836.9		04-Sep-1997	0601224	31-Dec-2017	10	31-Dec-2006	1

M/PLU-013-	Patent	M/PLU-013-JP	*		*	In Kraft	24-Nov-1993	5-317314		12-Dec-2003	3502648	24-Nov-2013	4	12-Dec-2006	1

M/PLU-013-	Patent	M/PLU-013-US	*		*	In Kraft	07-Dec-1993	166,388		22-Aug-1995	5,443,520	07-Dec-2013	12	22-Feb-2007	1

M/PLU-023-	Patent	M/PLU-023-EP/CH	*		*	EP Nationale Phase in Bearbeitung	02-Feb-1994	94906208.7		09-Oct-1997	0634912	02-Feb-2014	5	28-Feb-1998	1

M/PLU-023-	Patent	M/PLU-023-EP/FR	*		*	EP Nationale Phase in Bearbeitung	02-Feb-1994	94906208.7		09-Oct-1997	0634912	02-Feb-2014			1

M/PLU-023-	Patent	M/PLU-023-EP/GB	*		*	EP Nationale Phase in Bearbeitung	02-Feb-1994	94906208.7		09-Oct-1997	0634912	02-Feb-2014	5	28-Feb-1998	1

M/PLU-023-	Patent	M/PLU-023-EP/IT	*		*	EP Nationale Phase in Bearbeitung	02-Feb-1994	94906208.7		09-Oct-1997	0634912	02-Feb-2014			1

M/PLU-023-	Patent	M/PLU-023-PC/JP	*		*	Beantworung PRA-Bescheid eingereicht	02-Feb-1994	6-517629				02-Feb-2014			1

M/PLU-023-	Patent	M/PLU-023-PC/US	*		*	In Kraft	02-Feb-1994	08/318,894		08-Oct-1996	5,562,660	02-Feb-2014			1

M/PLU-026-	Patent	M/PLU-026-DE	*		*	In Kraft	07-Dec-1993	P4341677.2-35		30-Jan-1995	4341677	07-Dec-2013	14	31-Dec-2006	1

M/PLU-027-	Patent	M/PLU-027-PC/US	*		*	In Kraft	16-Feb-1994	08/318759		30-Jul-1996	5,540,686	16-Feb-2014			1

M/PLU-029-	Patent	M/PLU-029-EP/CH	*		*	EP Nationale Phase in Bearbeitung	10-May-1994	94917609.3		17-Jul-1997	0701419	10-May-2014	14	31-May-2007	1

M/PLU-029-	Patent	M/PLU-029-EP/CH1	*		*	In Kraft	10-May-1994	96109520.5			0736286	10-May-2014	14	31-May-2007	1

M/PLU-029-	Patent	M/PLU-029-EP/DE	*		*	EP Nationale Phase in Bearbeitung	10-May-1994			17-Jul-1997	0701419	10-May-2014	14	31-May-2007	1

M/PLU-029-	Patent	M/PLU-029-EP/DE	*		*	EP Nationale Phase in Bearbeitung	10-May-1994			17-Jul-1997	59403882.0-08	10-May-2014	14	31-May-2007	1

M/PLU-029-	Patent	M/PLU-029-EP/DE1	*		*	In Kraft	10-May-1994	96109520.5			59410300.2-08	10-May-2014	14	31-May-2007	1

M/PLU-029-	Patent	M/PLU-029-EP/ES	*		*	EP Nationale Phase in Bearbeitung	10-May-1994	94917609.3		17-Jul-1997	0701419	10-May-2014	14	31-May-2007	1

M/PLU-029-	Patent	M/PLU-029-EP/FR	*		*	EP Nationale Phase in Bearbeitung	10-May-1994	94917609.3		17-Jul-1997	0701419	10-May-2014	14	31-May-2007	1

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

75 | 100

Schutzrechte der Fa. PLUS ORTHOPEDICS AG

Aktenzeichen	Property Type	Case Ref.	Title	Local Classes	Country	Case Status	Application Date	Application No.	Publication No.	Registered Date	Registration No.	Expiry Date	Annuity	Next Renewal Date	Index
M/PLU-029-	Patent	M/PLU-029-EP/FR1	*		*	In Kraft	10-May-1994	96109520.5			0736286	10-May-2014	14	31-May-2007	1

M/PLU-029-	Patent	M/PLU-029-EP/GB1	*		*	In Kraft	10-May-1994	96109520.5			0736286	10-May-2014	14	31-May-2007	1

M/PLU-029-	Patent	M/PLU-029-EP/IT	*		*	EP Nationale Phase in Bearbeitung	10-May-1994	94917609.3		17-Jul-1997	0701419	10-May-2014	14	31-May-2007	1

M/PLU-029-	Patent	M/PLU-029-EP/IT1	*		*	In Kraft	10-May-1994	96109520.5			0736286	10-May-2014	14	31-May-2007	1

M/PLU-029-	Patent	M/PLU-029-PC/US	*		*	In Kraft	10-May-1994	08/564,045		03-Feb-1998	5,713,902	03-Feb-2015	12	03-Aug-2009	1

M/PLU-029-	Patent	M/PLU-029-PC/UST2	*		*	In Kraft	07-Nov-1997	08/966,077		27-Jul-1999	5,928,235	07-Nov-2017	8	27-Jan-2007	1

M/PLU-029-	Patent	M/PLU-029-UST2/M	*		*	In Kraft	07-Nov-1997	09/552,451		01-May-2001	6,224,601	07-Nov-2017	8	01-Nov-2008	1

M/PLU-029-	Patent	M/PLU-029-UST2/T	*		*	In Kraft	07-Nov-1997	09/271,065		17-Jul-2001	6,261,290	07-Nov-2017	8	17-Jan-2009	1

M/PLU-033-	Patent	M/PLU-033-PC/JP	*		*	Anmeldung eingereicht	16-Dec-1994	07-517753				16-Dec-2014			1

M/PLU-033-	Patent	M/PLU-033-PC/US	*		*	In Kraft	16-Dec-1994	08/513,954		26-May-1998	5,755,802	26-May-2015			1

M/PLU-034-	Patent	M/PLU-034-DE	*		*	In Kraft	23-Nov-1993	P4339895.2-35		20-Sep-1994	4339895	23-Nov-2013	15	30-Nov-2007	1

M/PLU-035-	Patent	M/PLU-035-EP/DE	*		*	EP Nationale Phase in Bearbeitung	23-Feb-1995			25-Jun-1998	0746276	23-Feb-2015	13	28-Feb-2007	1

M/PLU-035-	Patent	M/PLU-035-EP/DE	*		*	EP Nationale Phase in Bearbeitung	23-Feb-1995			25-Jun-1998	59503076.9-08	23-Feb-2015	13	28-Feb-2007	1

M/PLU-042-	Patent	M/PLU-042-PC/US	*		*	Anmeldung eingereicht	11-Aug-1996	08/745252				11-Aug-2016			1

M/PLU-045-	Patent	M/PLU-045-EP/CH	*		*	EP Nationale Phase in Bearbeitung	20-May-1996	96916131.4		08-Nov-2001	0827386	20-May-2016	12	31-May-2007	1

M/PLU-045-	Patent	M/PLU-045-EP/DE	*		*	EP Nationale Phase in Bearbeitung	20-May-1996			08-Nov-2001	0827386	20-May-2016	12	31-May-2007	1

M/PLU-045-	Patent	M/PLU-045-EP/DE	*		*	EP Nationale Phase in Bearbeitung	20-May-1996			08-Nov-2001	59608508.7-08	20-May-2016	12	31-May-2007	1

M/PLU-045-	Patent	M/PLU-045-EP/FR	*		*	EP Nationale Phase in Bearbeitung	20-May-1996	96916131.4		08-Nov-2001	0827386	20-May-2016	12	31-May-2007	1

M/PLU-045-	Patent	M/PLU-045-EP/GB	*		*	EP Nationale Phase in Bearbeitung	20-May-1996	96916131.4		08-Nov-2001	0827386	20-May-2016	12	31-May-2007	1

M/PLU-045-	Patent	M/PLU-045-EP/IT	*		*	EP Nationale Phase in Bearbeitung	20-May-1996	96916131.4		08-Nov-2001	0827386	20-May-2016	12	31-May-2007	1

M/PLU-051-	Patent	M/PLU-051-DE/I	*		*	In Kraft	06-Sep-1996	19636309.8-09		18-Dec-1997	19636309	06-Sep-2016	11	30-Sep-2006	1

M/PLU-057-	Patent	M/PLU-057-DE	*		*	In Kraft	21-Feb-1996	19606462.7-09		05-May-1997	19606462	21-Feb-2016	12	28-Feb-2007	1

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

76 | 100

Schutzrechte der Fa. PLUS ORTHOPEDICS AG

Aktenzeichen	Property Type	Case Ref.	Title	Local Classes	Country	Case Status	Application Date	Application No.	Publication No.	Registered Date	Registration No.	Expiry Date	Annuity	Next Renewal Date	Index
M/PLU-057-	Patent	M/PLU-057-EP	*		*	Offengelegt	14-Feb-1997	97102432.8-2310	0791343			14-Feb-2017			1

M/PLU-057-	Patent	M/PLU-057-EP/CH	*		*	In Kraft	14-Feb-1997	97102432.8		08-Feb-2003	0791343	14-Feb-2017	11	28-Feb-2007	1

M/PLU-057-	Patent	M/PLU-057-EP/DE	*		*	EP Nationale Phase in Bearbeitung	14-Feb-1997	97102432.8			59707180.2-08	14-Feb-2017	11	28-Feb-2007	1

M/PLU-057-	Patent	M/PLU-057-EP/ES	*		*	In Kraft	14-Feb-1997	97102432.8		08-Feb-2003	0791343	14-Feb-2017	11	28-Feb-2007	1

M/PLU-057-	Patent	M/PLU-057-EP/FR	*		*	In Kraft	14-Feb-1997	97102432.8		08-Feb-2003	0791343	14-Feb-2017	11	28-Feb-2007	1

M/PLU-057-	Patent	M/PLU-057-EP/GB	*		*	In Kraft	14-Feb-1997	97102432.8		08-Feb-2003	0791343	14-Feb-2017	11	28-Feb-2007	1

M/PLU-057-	Patent	M/PLU-057-EP/IT	*		*	EP Nationale Phase in Bearbeitung	14-Feb-1997	97102432.8				14-Feb-2017	11	28-Feb-2007	1

M/PLU-057-	Patent	M/PLU-057-US	*		*	In Kraft	21-Feb-1997	08/803,989		21-Sep-1999	5,954,770	21-Feb-2017	8	21-Mar-2007	1

M/PLU-058-	Patent	M/PLU-058-CH	*		*	In Kraft	07-Mar-1997	0554/97		15-Jan-2002	692023	07-Mar-2017	11	31-Mar-2007	1

M/PLU-059-	Patent	M/PLU-059-DE/I	*		*	In Kraft	07-May-1996	19618321.9-35		29-Aug-2000	19618321.9-35	07-May-2016	12	31-May-2007	1

M/PLU-059-	Patent	M/PLU-059-EP/CH	*		*	EP Nationale Phase in Bearbeitung	14-Feb-1997	97102433.6		30-Aug-2001	0791344	14-Feb-2017	11	28-Feb-2007	1

M/PLU-059-	Patent	M/PLU-059-EP/DE	*		*	EP Nationale Phase in Bearbeitung	14-Feb-1997			30-Aug-2001	59704823.1-08	14-Feb-2017	11	28-Feb-2007	1

M/PLU-059-	Patent	M/PLU-059-EP/ES	*		*	EP Nationale Phase in Bearbeitung	14-Feb-1997	97102433.6		30-Aug-2001	0791344	14-Feb-2017	11	28-Feb-2007	1

M/PLU-059-	Patent	M/PLU-059-EP/FR	*		*	EP Nationale Phase in Bearbeitung	14-Feb-1997	97102433.6		30-Aug-2001	0791344	14-Feb-2017	11	28-Feb-2007	1

M/PLU-059-	Patent	M/PLU-059-EP/GB	*		*	EP Nationale Phase in Bearbeitung	14-Feb-1997	97102433.6		30-Aug-2001	0791344	14-Feb-2017	11	28-Feb-2007	1

M/PLU-059-	Patent	M/PLU-059-EP/GR	*		*	EP Nationale Phase in Bearbeitung	14-Feb-1997	97102433.6		30-Aug-2001	0791344	14-Feb-2017	11	28-Feb-2007	1

M/PLU-059-	Patent	M/PLU-059-EP/IT	*		*	EP Nationale Phase in Bearbeitung	14-Feb-1997	97102433.6		30-Aug-2001	0791344	14-Feb-2017	11	28-Feb-2007	1

M/PLU-059-	Patent	M/PLU-059-EP/LU	*		*	EP Nationale Phase in Bearbeitung	14-Feb-1997	97102433.6		30-Aug-2001	0791344	14-Feb-2017	11	28-Feb-2007	1

M/PLU-059-	Patent	M/PLU-059-EP/NL	*		*	EP Nationale Phase in Bearbeitung	14-Feb-1997	97102433.6		30-Aug-2001	0791344	28-Feb-2022	6	28-Feb-2007	1

M/PLU-059-	Patent	M/PLU-059-EP/SE	*		*	EP Nationale Phase in Bearbeitung	14-Feb-1997	97102433.6		30-Aug-2001	0791344	14-Feb-2017	11	28-Feb-2007	1

M/PLU-059-	Patent	M/PLU-059-US	*		*	In Kraft	21-Feb-1997	08/804,374		26-May-1998	5,755,804	21-Feb-2017	12	26-Nov-2009	1

M/PLU-063-	Patent	M/PLU-063-DE	*		*	In Kraft	26-Aug-1996	19634484.0-35		02-Oct-1997	196 34 484	26-Aug-2016	12	31-Aug-2007	1

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

77 | 100

Schutzrechte der Fa. PLUS ORTHOPEDICS AG

Aktenzeichen	Property Type	Case Ref.	Title	Local Classes	Country	Case Status	Application Date	Application No.	Publication No.	Registered Date	Registration No.	Expiry Date	Annuity	Next Renewal Date	Index
M/PLU-063-	Patent	M/PLU-063-EP/CH	*		*	EP Nationale Phase in Bearbeitung	19-Jun-1997	97929225.7				19-Jun-2017	11	30-Jun-2007	1

M/PLU-063-	Patent	M/PLU-063-EP/DE	*		*	In Kraft	19-Jun-1997	97929225.7			59710667.3-08	19-Jun-2017	11	30-Jun-2007	1

M/PLU-063-	Patent	M/PLU-063-EP/FR	*		*	EP Nationale Phase in Bearbeitung	19-Jun-1997	97929225.7				19-Jun-2017	11	30-Jun-2007	1

M/PLU-063-	Patent	M/PLU-063-PC/US	*		*	In Kraft	19-Jun-1997	09/254,117		19-Dec-2000	6,162,227	19-Jun-2017	8	19-Jun-2008	1

M/PLU-064-	Patent	M/PLU-064-EP/BE	*		*	EP Nationale Phase in Bearbeitung	11-Sep-1997					11-Sep-2017	10	30-Sep-2006	1

M/PLU-064-	Patent	M/PLU-064-EP/CH	*		*	EP Nationale Phase in Bearbeitung	11-Sep-1997					11-Sep-2017	10	30-Sep-2006	1

M/PLU-064-	Patent	M/PLU-064-EP/DE	*		*	EP Nationale Phase in Bearbeitung	11-Sep-1997				59708451.3-08	11-Sep-2017	10	30-Sep-2006	1

M/PLU-064-	Patent	M/PLU-064-EP/ES	*		*	EP Nationale Phase in Bearbeitung	11-Sep-1997					11-Sep-2017	10	30-Sep-2006	1

M/PLU-064-	Patent	M/PLU-064-EP/FR	*		*	EP Nationale Phase in Bearbeitung	11-Sep-1997					11-Sep-2017	10	30-Sep-2006	1

M/PLU-064-	Patent	M/PLU-064-EP/GB	*		*	EP Nationale Phase in Bearbeitung	11-Sep-1997					11-Sep-2017	10	30-Sep-2006	1

M/PLU-064-	Patent	M/PLU-064-EP/GR	*		*	EP Nationale Phase in Bearbeitung	11-Sep-1997					11-Sep-2017	10	30-Sep-2006	1

M/PLU-064-	Patent	M/PLU-064-EP/IT	*		*	EP Nationale Phase in Bearbeitung	11-Sep-1997					11-Sep-2017	10	30-Sep-2006	1

M/PLU-064-	Patent	M/PLU-064-PC/JP	*		*	Beantworung PRA-Bescheid eingereicht	11-Sep-1997	10-513265				11-Sep-2017			1

M/PLU-064-	Patent	M/PLU-064-PC/US	*		*	In Kraft	11-Sep-1997	09/254,853		10-Jul-2001	6,258,127	11-Sep-2017	8	10-Jan-2009	1

M/PLU-066-	Patent	M/PLU-066-DE	*		*	In Kraft	22-Apr-1997	19716879.5-09		17-Dec-1998	19716879	22-Apr-2017	11	30-Apr-2007	1

M/PLU-066-	Patent	M/PLU-066-EP/CH	*		*	In Kraft	22-Apr-1998	98924169.0-2310		01-Sep-2004	0975287	22-Apr-2018	10	30-Apr-2007	1

M/PLU-066-	Patent	M/PLU-066-EP/DE	*		*	EP Nationale Phase in Bearbeitung	22-Apr-1998	98924169.0-2310			59811900.0-08	22-Apr-2018	10	30-Apr-2007	1

M/PLU-066-	Patent	M/PLU-066-EP/FR	*		*	In Kraft	22-Apr-1998	98924169.0-2310		01-Sep-2004	0975287	22-Apr-2018	10	30-Apr-2007	1

M/PLU-066-	Patent	M/PLU-066-EP/GB	*		*	In Kraft	22-Apr-1998	98924169.0-2310		01-Sep-2004	0975287	22-Apr-2018	10	30-Apr-2007	1

M/PLU-066-	Patent	M/PLU-066-EP/IT	*		*	In Kraft	22-Apr-1998	98924169.0-2310		01-Sep-2004	0975287	22-Apr-2018	10	30-Apr-2007	1

M/PLU-066-	Patent	M/PLU-066-PC/JP	*		*	Anmeldung eingereicht	22-Apr-1998					22-Apr-2018			1

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

78 | 100

Schutzrechte der Fa. PLUS ORTHOPEDICS AG

Aktenzeichen	Property Type	Case Ref.	Title	Local Classes	Country	Case Status	Application Date	Application No.	Publication No.	Registered Date	Registration No.	Expiry Date	Annuity	Next Renewal Date	Index
M/PLU-066-	Patent	M/PLU-066-PC/US	*		*	In Kraft	22-Apr-1998	09/403,645		02-Apr-2002	6,364,911	22-Apr-2018	8	02-Oct-2009	1

M/PLU-068-	Patent	M/PLU-068-DE	*		*	Offengelegt	14-Nov-1996	19647155.9-09		13-May-1998	19647155.9-09	14-Nov-2016	11	30-Nov-2006	1

M/PLU-068-	Patent	M/PLU-068-EP/CH	*		*	EP Nationale Phase in Bearbeitung	14-Nov-1997	97950194.7-2310				14-Nov-2017	10	30-Nov-2006	1

M/PLU-068-	Patent	M/PLU-068-EP/DE	*		*	EP Nationale Phase in Bearbeitung	14-Nov-1997	97950194.7-2310			59711888.4-08	14-Nov-2017	10	30-Nov-2006	1

M/PLU-068-	Patent	M/PLU-068-EP/FI	*		*	EP Nationale Phase in Bearbeitung	14-Nov-1997	97950194.7-2310				14-Nov-2017	10	30-Nov-2006	1

M/PLU-068-	Patent	M/PLU-068-EP/FR	*		*	EP Nationale Phase in Bearbeitung	14-Nov-1997	97950194.7-2310				14-Nov-2017	10	30-Nov-2006	1

M/PLU-068-	Patent	M/PLU-068-EP/GB	*		*	EP Nationale Phase in Bearbeitung	14-Nov-1997	97950194.7-2310			0942692	14-Nov-2017	10	30-Nov-2006	1

M/PLU-068-	Patent	M/PLU-068-EP/IT	*		*	EP Nationale Phase in Bearbeitung	14-Nov-1997	97950194.7-2310				14-Nov-2017	10	30-Nov-2006	1

M/PLU-068-	Patent	M/PLU-068-EP/SE	*		*	EP Nationale Phase in Bearbeitung	14-Nov-1997	97950194.7-2310			0942692	14-Nov-2017	10	30-Nov-2006	1

M/PLU-068-	Patent	M/PLU-068-PC/US	*		*	In Kraft	14-Nov-1997	09/308,457		26-Dec-2000	6,165,221	14-Nov-2017	8	26-Jun-2008	1

M/PLU-075-	Patent	M/PLU-075-DE/I	*		*	In Kraft	20-Jan-1997	19701778.9-09		05-Aug-1998	19701778	20-Jan-2017	11	31-Jan-2007	1

M/PLU-075-	Patent	M/PLU-075-EP/CH	*		*	EP Nationale Phase in Bearbeitung	21-Nov-1997	97952792.6			0944368	21-Nov-2017	10	30-Nov-2006	1

M/PLU-075-	Patent	M/PLU-075-EP/DE	*		*	EP Nationale Phase in Bearbeitung	21-Nov-1997	97952792.6			59709285.0-08	21-Nov-2017	10	30-Nov-2006	1

M/PLU-075-	Patent	M/PLU-075-EP/FR	*		*	EP Nationale Phase in Bearbeitung	21-Nov-1997	97952792.6			0944368	21-Nov-2017	10	30-Nov-2006	1

M/PLU-075-	Patent	M/PLU-075-EP/GB	*		*	EP Nationale Phase in Bearbeitung	21-Nov-1997	97952792.6			0944368	21-Nov-2017	10	30-Nov-2006	1

M/PLU-075-	Patent	M/PLU-075-EP/IT	*		*	EP Nationale Phase in Bearbeitung	21-Nov-1997	97952792.6			0944368	21-Nov-2017	10	30-Nov-2006	1

M/PLU-075-	Patent	M/PLU-075-PC/US	*		*	In Kraft	21-Nov-1997	09/308,762		25-Mar-2003		21-Nov-2017	8	25-Sep-2010	1

M/PLU-089-	Patent	M/PLU-089-DE/I	*		*	Prüfungsbescheid erhalten	05-Sep-1997	19738968.6-35				05-Sep-2017	10	30-Sep-2006	1

M/PLU-089-	Patent	M/PLU-089-PC/US	*		*	In Kraft	31-Jul-1998	09/485,043		18-Sep-2001	6,290,700	31-Jul-2018	8	18-Mar-2009	1

M/PLU-097-	Patent	M/PLU-097-PC/EP	*		*	Beantworung PRA-Bescheid eingereicht	07-Apr-2000	00925184.4-2310				07-Apr-2020	8	30-Apr-2007	1

M/PLU-097-	Patent	M/PLU-097-PC/US	*		*	Prüfungsbescheid erhalten	07-Apr-2000	09/958463				07-Apr-2020			1

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

79 | 100

Schutzrechte der Fa. PLUS ORTHOPEDICS AG

Aktenzeichen	Property Type	Case Ref.	Title	Local Classes	Country	Case Status	Application Date	Application No.	Publication No.	Registered Date	Registration No.	Expiry Date	Annuity	Next Renewal Date	Index
M/PLU-098-	Patent	M/PLU-098-DE/I	*		*	Beantworung PRA-Bescheid eingereicht	23-Jun-1999	19928791.0-35				23-Jun-2019			1

M/PLU-098-	Patent	M/PLU-098-EP/BE	*		*	In Kraft	12-Apr-2000	00107892.2-2310		02-Nov-2005	1044665	12-Apr-2020	8	30-Apr-2007	1

M/PLU-098-	Patent	M/PLU-098-EP/CH	*		*	In Kraft	12-Apr-2000	00107892.2-2310		02-Nov-2005	1044665	12-Apr-2020	8	30-Apr-2007	1

M/PLU-098-	Patent	M/PLU-098-EP/DE	*		*	EP Nationale Phase in Bearbeitung	12-Apr-2000	00107892.2			50011481.1-08	12-Apr-2020	8	30-Apr-2007	1

M/PLU-098-	Patent	M/PLU-098-EP/ES	*		*	In Kraft	12-Apr-2000	00107892.2-2310		02-Nov-2005	1044665	12-Apr-2020	8	30-Apr-2007	1

M/PLU-098-	Patent	M/PLU-098-EP/FR	*		*	EP Nationale Phase in Bearbeitung	12-Apr-2000	00107892.2-2310		02-Nov-2005	1044665	12-Apr-2020	8	30-Apr-2007	1

M/PLU-098-	Patent	M/PLU-098-EP/GB	*		*	EP Nationale Phase in Bearbeitung	12-Apr-2000	00107892.2-2310		02-Nov-2005	1044665	12-Apr-2020	8	30-Apr-2007	1

M/PLU-098-	Patent	M/PLU-098-EP/GR	*		*	In Kraft	12-Apr-2000	00107892.2-2310		02-Nov-2005	1044665	12-Apr-2020	8	30-Apr-2007	1

M/PLU-098-	Patent	M/PLU-098-EP/IE	*		*	In Kraft	12-Apr-2000	00107892.2-2310		02-Nov-2005	1044665	12-Apr-2020	8	30-Apr-2007	1

M/PLU-098-	Patent	M/PLU-098-EP/IT	*		*	In Kraft	12-Apr-2000	00107892.2-2310		02-Nov-2005	1044665	12-Apr-2020	8	30-Apr-2007	1

M/PLU-098-	Patent	M/PLU-098-EP/NL	*		*	In Kraft	12-Apr-2000	00107892.2-2310		02-Nov-2005	1044665	12-Apr-2020	2	30-Apr-2007	1

M/PLU-098-	Patent	M/PLU-098-EP/SE	*		*	In Kraft	12-Apr-2000	00107892.2-2310		02-Nov-2005	1044665	12-Apr-2020	8	30-Apr-2007	1

M/PLU-098-	Patent	M/PLU-098-US	*		*	In Kraft	13-Apr-2000			01-Apr-2003	6,540,788	13-Apr-2020	8	01-Oct-2010	1

M/PLU-098-	Patent	M/PLU-098-US/CIP1	*		*	Anmeldung eingereicht	12-May-2006	11/433,067	US 2006/0276904 A1			12-May-2026			1

M/PLU-098-	Patent	M/PLU-098-US/CON1	*		*	Offengelegt	12-May-2006	11/432,914	US 2006/0206212 A1			12-May-2026			1

M/PLU-098-	Patent	M/PLU-098-US/T1	*		*	Anmeldung eingereicht	30-Jan-2003	10/355,385				30-Jan-2023			1

M/PLU-098-	Patent	M/PLU-098-US/T2	*		*	In Kraft	23-Jan-2003	10/355,383		26-Oct-2004	6,808,539	23-Jan-2023	4	26-Apr-2008	1

M/PLU-099-	Patent	M/PLU-099-EP/BE	*		*	In Kraft	12-Apr-2000	00107891.4-2310		30-Jun-2004	1044664	12-Apr-2020	8	30-Apr-2007	1

M/PLU-099-	Patent	M/PLU-099-EP/CH	*		*	In Kraft	12-Apr-2000	00107891.4-2310		30-Jun-2004	1044664	12-Apr-2020	8	30-Apr-2007	1

M/PLU-099-	Patent	M/PLU-099-EP/DE	*		*	EP Nationale Phase in Bearbeitung	12-Apr-2000	00107891.4-2310			50006921.2-08	12-Apr-2020	8	30-Apr-2007	1

M/PLU-099-	Patent	M/PLU-099-EP/ES	*		*	In Kraft	12-Apr-2000	00107891.4-2310		30-Jun-2004	1044664	12-Apr-2020	8	30-Apr-2007	1

M/PLU-099-	Patent	M/PLU-099-EP/FR	*		*	In Kraft	12-Apr-2000	00107891.4-2310		30-Jun-2004	1044664	12-Apr-2020	8	30-Apr-2007	1

M/PLU-099-	Patent	M/PLU-099-EP/GB	*		*	In Kraft	12-Apr-2000	00107891.4-2310		30-Jun-2004	1044664	12-Apr-2020	8	30-Apr-2007	1

M/PLU-099-	Patent	M/PLU-099-EP/GR	*		*	In Kraft	12-Apr-2000	00107891.4-2310		30-Jun-2004	1044664	12-Apr-2020	8	30-Apr-2007	1

M/PLU-099-	Patent	M/PLU-099-EP/IE	*		*	In Kraft	12-Apr-2000	00107891.4-2310		30-Jun-2004	1044664	12-Apr-2020	8	30-Apr-2007	1

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

80 | 100

Schutzrechte der Fa. PLUS ORTHOPEDICS AG

Aktenzeichen	Property Type	Case Ref.	Title	Local Classes	Country	Case Status	Application Date	Application No.	Publication No.	Registered Date	Registration No.	Expiry Date	Annuity	Next Renewal Date	Index
M/PLU-099-	Patent	M/PLU-099-EP/IT	*		*	In Kraft	12-Apr-2000	00107891.4-2310		30-Jun-2004	1044664	12-Apr-2020	8	30-Apr-2007	1

M/PLU-099-	Patent	M/PLU-099-EP/NL	*		*	In Kraft	12-Apr-2000	00107891.4-2310		30-Jun-2004	1044664	12-Apr-2020	3	30-Apr-2007	1

M/PLU-099-	Patent	M/PLU-099-EP/SE	*		*	In Kraft	12-Apr-2000	00107891.4-2310		30-Jun-2004	1044664	12-Apr-2020	8	30-Apr-2007	1

M/PLU-099-	Patent	M/PLU-099-US	*		*	In Kraft	13-Apr-2000	09/548,576		02-Sep-2003	6,613,094	13-Apr-2020	4	02-Mar-2007	1

M/PLU-099-	Patent	M/PLU-099-US/A	*		*	In Kraft	13-Apr-2000	10/652,714		28-Feb-2006	7,004,973	13-Apr-2020	4	28-Aug-2009	1

M/PLU-102-	Patent	M/PLU-102-EP/CH	*		*	EP Nationale Phase in Bearbeitung	28-Feb-2000	00104098.9-2310			1033117	28-Feb-2020	8	28-Feb-2007	1

M/PLU-102-	Patent	M/PLU-102-EP/DE	*		*	EP Nationale Phase in Bearbeitung	28-Feb-2000	00104098.9-2310			50006919.0-08	28-Feb-2020	8	28-Feb-2007	1

M/PLU-102-	Patent	M/PLU-102-EP/GB	*		*	EP Nationale Phase in Bearbeitung	28-Feb-2000	00104098.9-2310			1033117	28-Feb-2020	8	28-Feb-2007	1

M/PLU-102-	Patent	M/PLU-102-US/A	*		*	Prüfungsbescheid erhalten	09-Jul-2003	10/616,102	US-2004-0059426-A1			09-Jul-2023			1

M/PLU-111-	Patent	M/PLU-111-DE	*		*	In Kraft	23-Jun-1999	19928709.0-09		03-Feb-2005	19928709.0-09	23-Jun-2019	9	30-Jun-2007	1

M/PLU-111-	Patent	M/PLU-111-EP/BE	*		*	In Kraft	09-Jun-2000	00112385.0				09-Jun-2020	8	30-Jun-2007	1

M/PLU-111-	Patent	M/PLU-111-EP/CH	*		*	In Kraft	09-Jun-2000	00112385.0				09-Jun-2020	8	30-Jun-2007	1

M/PLU-111-	Patent	M/PLU-111-EP/DE	*		*	EP Nationale Phase in Bearbeitung	09-Jun-2000	00112385.0			50005006.6-08				1

M/PLU-111-	Patent	M/PLU-111-EP/ES	*		*	In Kraft	09-Jun-2000	00112385.0				09-Jun-2020	8	30-Jun-2007	1

M/PLU-111-	Patent	M/PLU-111-EP/FR	*		*	In Kraft	09-Jun-2000	00112385.0				09-Jun-2020	8	30-Jun-2007	1

M/PLU-111-	Patent	M/PLU-111-EP/GB	*		*	In Kraft	09-Jun-2000					09-Jun-2020	8	30-Jun-2007	1

M/PLU-111-	Patent	M/PLU-111-EP/GR	*		*	In Kraft	09-Jun-2000	00112385.0		31-Mar-2004		09-Jun-2020	8	30-Jun-2007	1

M/PLU-111-	Patent	M/PLU-111-EP/IE	*		*	In Kraft	09-Jun-2000	00112385.0				09-Jun-2020	8	30-Jun-2007	1

M/PLU-111-	Patent	M/PLU-111-EP/IT	*		*	In Kraft	09-Jun-2000	00112385.0				09-Jun-2020	8	30-Jun-2007	1

M/PLU-111-	Patent	M/PLU-111-EP/NL	*		*	In Kraft	09-Jun-2000	00112385.0				09-Jun-2020	8	30-Jun-2007	1

M/PLU-111-	Patent	M/PLU-111-EP/SE	*		*	In Kraft	09-Jun-2000	00112385.0				09-Jun-2020	8	30-Jun-2007	1

M/PLU-111-	Patent	M/PLU-111-US	*		*	In Kraft	22-Jun-2000	09/599,663		20-Aug-2002	6,436,147	22-Jun-2020	8	20-Feb-2010	1

M/PLU-115-	Patent	M/PLU-115-EP/BE	*		*	EP Nationale Phase in Bearbeitung	18-May-2000	00110627.7-2310			1093776	18-May-2020	8	31-May-2007	1

M/PLU-115-	Patent	M/PLU-115-EP/CH	*		*	EP Nationale Phase in Bearbeitung	18-May-2000	00110627.7-2310			1093776	18-May-2020	8	31-May-2007	1

M/PLU-115-	Patent	M/PLU-115-EP/DE	*		*	EP Nationale Phase in Bearbeitung	18-May-2000	00110627.7-2310			50008819.5-08	18-May-2020	8	31-May-2007	1

M/PLU-115-	Patent	M/PLU-115-EP/ES	*		*	EP Nationale Phase in Bearbeitung	18-May-2000	00110627.7-2310			1093776	18-May-2020	8	31-May-2007	1

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

81 | 100

Schutzrechte der Fa. PLUS ORTHOPEDICS AG

Aktenzeichen	Property Type	Case Ref.	Title	Local Classes	Country	Case Status	Application Date	Application No.	Publication No.	Registered Date	Registration No.	Expiry Date	Annuity	Next Renewal Date	Index

M/PLU-115-	Patent	M/PLU-115-EP/FR	*		*	EP Nationale Phase in Bearbeitung	18-May-2000	00110627.7-2310			1093776	18-May-2020	8	31-May-2007	1

M/PLU-115-	Patent	M/PLU-115-EP/GB	*		*	EP Nationale Phase in Bearbeitung	18-May-2000	00110627.7-2310			1093776	18-May-2020	8	31-May-2007	1

M/PLU-115-	Patent	M/PLU-115-EP/GR	*		*	EP Nationale Phase in Bearbeitung	18-May-2000	00110627.7-2310			1093776	18-May-2020	8	31-May-2007	1

M/PLU-115-	Patent	M/PLU-115-EP/IE	*		*	EP Nationale Phase in Bearbeitung	18-May-2000	00110627.7-2310			1093776	18-May-2020	8	31-May-2007	1

M/PLU-115-	Patent	M/PLU-115-EP/IT	*		*	EP Nationale Phase in Bearbeitung	18-May-2000	00110627.7-2310			1093776	18-May-2020	8	31-May-2007	1

M/PLU-115-	Patent	M/PLU-115-EP/NL	*		*	EP Nationale Phase in Bearbeitung	18-May-2000	00110627.7-2310			1093776	18-May-2020	3	31-May-2007	1

M/PLU-115-	Patent	M/PLU-115-PC/CN	*		*	In Kraft	17-Oct-2000	00817189.0	CN 1409624A	24-Dec-2004	WO 01/28462	17-Oct-2020	7	17-Oct-2006	1

M/PLU-115-	Patent	M/PLU-115-PC/JP	*		*	Anmeldung eingereicht	17-Oct-2000	PCT/EP00/10235			2001-531059	17-Oct-2020			1

M/PLU-115-	Patent	M/PLU-115-PC/US	*		*	In Kraft	17-Oct-2000			03-Aug-2004	6,770,098	17-Oct-2020	4	03-Feb-2008	1

M/PLU-120-	Patent	M/PLU-120-DE	*		*	Offengelegt	04-May-2000	10021697.8-35				04-May-2020	8	31-May-2007	1

M/PLU-120-	Patent	M/PLU-120-EP/CH	*		*	In Kraft	12-Apr-2001	01109193.1-1526			1151732	12-Apr-2021	7	30-Apr-2007	1

M/PLU-120-	Patent	M/PLU-120-EP/DE	*		*	EP Nationale Phase in Bearbeitung	12-Apr-2001	01109193.1-1526			50110429.1-08	12-Apr-2021	7	30-Apr-2007	1

M/PLU-120-	Patent	M/PLU-120-EP/FR	*		*	In Kraft	12-Apr-2001	01109193.1-1526			1151732	12-Apr-2021	7	30-Apr-2007	1

M/PLU-120-	Patent	M/PLU-120-EP/GB	*		*	In Kraft	12-Apr-2001	01109193.1-1526			1151732	12-Apr-2021	7	30-Apr-2007	1

M/PLU-129-	Patent	M/PLU-129-EP/CH	*		*	In Kraft	17-May-2001	01984556.9-1265	1313400	30-Nov-2005	1313400	17-May-2021	7	31-May-2007	1

M/PLU-129-	Patent	M/PLU-129-EP/DE	*		*	EP Nationale Phase in Bearbeitung	17-May-2001	01984556.9-1265	1313400		1313400	17-May-2021	7	31-May-2007	1

M/PLU-129-	Patent	M/PLU-129-EP/DE	*		*	EP Nationale Phase in Bearbeitung	17-May-2001	01984556.9-1265	1313400		50108254.9-08	17-May-2021	7	31-May-2007	1

M/PLU-129-	Patent	M/PLU-129-EP/ES	*		*	In Kraft	17-May-2001	01984556.9-1265	1313400	30-Nov-2005	1313400	17-May-2021	7	31-May-2007	1

M/PLU-129-	Patent	M/PLU-129-EP/FR	*		*	In Kraft	17-May-2001	01984556.9-1265	1313400	30-Nov-2005	1313400	17-May-2021	7	31-May-2007	1

M/PLU-129-	Patent	M/PLU-129-EP/GB	*		*	In Kraft	17-May-2001	01984556.9-1265	1313400	30-Nov-2005	1313400	17-May-2021	7	31-May-2007	1

M/PLU-129-	Patent	M/PLU-129-EP/IT	*		*	In Kraft	17-May-2001	01984556.9-1265	1313400	30-Nov-2005	1313400	17-May-2021	7	31-May-2007	1

M/PLU-129-	Patent	M/PLU-129-EP/NL	*		*	In Kraft	17-May-2001	01984556.9-1265	1313400	30-Nov-2005	1313400	17-May-2021	2	31-May-2007	1

M/PLU-129-	Patent	M/PLU-129-PC/CN	*		*	Beantworung PRA-Bescheid eingereicht	17-May-2001	01816529.X							1

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

82 | 100

Schutzrechte der Fa. PLUS ORTHOPEDICS AG

Aktenzeichen	Property Type	Case Ref.	Title	Local Classes	Country	Case Status	Application Date	Application No.	Publication No.	Registered Date	Registration No.	Expiry Date	Annuity	Next Renewal Date	Index

M/PLU-129-	Patent	M/PLU-129-PC/JP	*		*	Anmeldung eingereicht	17-May-2001	2002-522776				17-May-2021			1

M/PLU-129-	Patent	M/PLU-129-PC/US	*		*	In Kraft	17-May-2001	10/363,488		16-Aug-2005	6,928,742	17-May-2021	4	16-Feb-2009	1

M/PLU-129-	Patent	M/PLU-129-US/CON	*		*	Anmeldung eingereicht	16-Aug-2005	11/205,761	US 2006-0089657 A1			16-Aug-2025			1

M/PLU-133-	Patent	M/PLU-133-DE	*		*	In Kraft	05-Feb-2001	10105085.2-09		27-Nov-2001	10105085	05-Feb-2021	7	28-Feb-2007	1

M/PLU-133-	Patent	M/PLU-133-EP/CH	*		*	EP Nationale Phase in Bearbeitung	31-Jan-2002	02718071.0				31-Jan-2022			1

M/PLU-133-	Patent	M/PLU-133-EP/DE	*		*	EP Nationale Phase in Bearbeitung	31-Jan-2002	02718071.0	1358053			31-Jan-2022			1

M/PLU-133-	Patent	M/PLU-133-EP/GB	*		*	EP Nationale Phase in Bearbeitung	31-Jan-2002	02718071.0				31-Jan-2022			1

M/PLU-133-	Patent	M/PLU-133-PC/EP	*		*	Mitteilung 51 (4) erhalten	31-Jan-2002	02718071.0	1358053			31-Jan-2022	6	31-Jan-2007	1

M/PLU-133-	Patent	M/PLU-133-PC/JP	*		*	Prüfungsbescheid erhalten	31-Jan-2002	2002-562537				31-Jan-2022			1

M/PLU-133-	Patent	M/PLU-133-PC/US	*		*	Beantworung PRA-Bescheid eingereicht	31-Jan-2002	10/468,673	US 2004-0132852-A1			31-Jan-2022			1

M/PLU-138-	Patent	M/PLU-138-DE	*		*	Prüfungsbescheid erhalten	28-Aug-2001	10141976.7-54				28-Aug-2021	7	31-Aug-2007	1

M/PLU-144-	Patent	M/PLU-144-DE/I	*		*	Anmeldung eingereicht	18-Feb-2003	10306793.0				18-Feb-2023	5	28-Feb-2007	1

M/PLU-144-	Patent	M/PLU-144-PC/EP	*		*	Prüfungsbescheid erhalten	29-Apr-2003	03752717.3	1507472			29-Apr-2023	5	30-Apr-2007	1

M/PLU-144-	Patent	M/PLU-144-PC/JP	*		*	Prüfung beantragt	29-Apr-2003	P2004-504878				29-Apr-2023			1

M/PLU-144-	Patent	M/PLU-144-PC/US	*		*	Anmeldung eingereicht	29-Apr-2003	10/994188				29-Apr-2023			1

M/PLU-146-	Patent	M/PLU-146-DE	*		*	Anmeldung eingereicht	21-May-2002	10222416.1				21-May-2022			1

M/PLU-146-	Patent	M/PLU-146-PC/EP	*		*	Beantworung PRA-Bescheid eingereicht	18-Feb-2003	03752711.6-2318	1507488			18-Feb-2023	5	28-Feb-2007	1

M/PLU-146-	Patent	M/PLU-146-PC/US	*		*	Anmeldung eingereicht	18-Feb-2003	10/994,186				18-Feb-2023			1

M/PLU-149-	Patent	M/PLU-149-DE/I	*		*	Prüfungsbescheid erhalten	16-Sep-2002	10243101.9-45				16-Sep-2022	5	30-Sep-2006	1

M/PLU-149-	Patent	M/PLU-149-PC/CN	*		*	Prüfungsbescheid erhalten	27-May-2003	03815104.9	CN1665551A						1

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

83 | 100

Schutzrechte der Fa. PLUS ORTHOPEDICS AG

Aktenzeichen	Property Type	Case Ref.	Title	Local Classes	Country	Case Status	Application Date	Application No.	Publication No.	Registered Date	Registration No.	Expiry Date	Annuity	Next Renewal Date	Index

M/PLU-149-	Patent	M/PLU-149-PC/EP	*		*	Beantworung PRA-Bescheid eingereicht	27-May-2003	03732486.0-2107	1515758			27-May-2023	5	31-May-2007	1

M/PLU-149-	Patent	M/PLU-149-PC/JP	*		*	Prüfung beantragt	27-May-2003	2004-516563				27-May-2023			1

M/PLU-149-	Patent	M/PLU-149-PC/US	*		*	Offengelegt	27-May-2003	10/519,338	US 2006/0100716 A1			27-May-2023			1

M/PLU-149-	Patent	M/PLU-149-PC/ZA	*		*	In Kraft	27-May-2003	2004/9778		31-May-2006	2004/09778	27-May-2023	5	27-May-2007	1

M/PLU-150-	Patent	M/PLU-150-DE	*		*	Anmeldung eingereicht	29-Oct-2002	10250390.7				29-Oct-2022	6	31-Oct-2007	1

M/PLU-154-	Patent	M/PLU-154-DE	*		*	In Kraft	22-Sep-2003	10343826.2-09		09-Feb-2006	10343826	22-Sep-2023	4	30-Sep-2006	1

M/PLU-154-	Patent	M/PLU-154-PC/EP	*		*	Anmeldung eingereicht	15-Sep-2004	04765254.0	1667596			15-Sep-2024	3	30-Sep-2006	1

M/PLU-154-	Patent	M/PLU-154-PC/US	*		*	Anmeldung eingereicht	15-Sep-2004	10/573,144				15-Sep-2024			1

M/PLU-165-	Patent	M/PLU-165-DE/I	*		*	Prüfungsbescheid erhalten	25-May-2004	102004025612.8-35				25-May-2024	4	31-May-2007	1

M/PLU-165-	Patent	M/PLU-165-PC/EP	*		*	Anmeldung eingereicht	20-Apr-2005	05735803.8-2318	1742583			20-Apr-2025	4	30-Apr-2008	1

M/PLU-165-	Patent	M/PLU-165-PC/US	*		*	Anmeldung eingereicht	20-Apr-2005	11/568,178							1

M/PLU-169-	Patent	M/PLU-169-DE/I	*		*	Prüfungsbescheid erhalten	31-Aug-2004	102004042183.8-35				31-Aug-2024	4	31-Aug-2007	1

M/PLU-169-	Patent	M/PLU-169-PC/EP	*		*	Anmeldung eingereicht	30-May-2005	05754311.8				30-May-2025	4	31-May-2008	1

M/PLU-169-	Patent	M/PLU-169-PC/US	*		*	Anmeldung eingereicht	30-May-2005	11/571,226				30-May-2025			1

M/PLU-176-	Patent	M/PLU-176-EP	*		*	Beantworung PRA-Bescheid eingereicht	23-Dec-2004	04030665.6-2310	1674051			23-Dec-2024	4	31-Dec-2007	1

M/PLU-176-	Patent	M/PLU-176-PC	*		*	Offengelegt	22-Dec-2005	PCT/EP2005/013905	WO 2006/066936			22-Dec-2025	2	22-Dec-2007	1

M/PLU-177-	Patent	M/PLU-177-DE	*		*	Recherche abgeschlossen	09-Sep-2004	102004043700.9				09-Sep-2024	3	30-Sep-2006	1

M/PLU-177-	Patent	M/PLU-177-EP	*		*	Prüfungsbescheid erhalten	17-Aug-2005	05017885.4-2310	1642552			17-Aug-2025	3	31-Aug-2007	1

M/PLU-177-	Patent	M/PLU-177-US	*		*	Anmeldung eingereicht	09-Sep-2005	11/222,678				09-Sep-2025			1

M/PLU-179-	Patent	M/PLU-179-DE	*		*	Recherche abgeschlossen	05-Nov-2004	102004053606.6				05-Nov-2024	3	30-Nov-2006	1

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

84 | 100

Schutzrechte der Fa. PLUS ORTHOPEDICS AG

Aktenzeichen	Property Type	Case Ref.	Title	Local Classes	Country	Case Status	Application Date	Application No.	Publication No.	Registered Date	Registration No.	Expiry Date	Annuity	Next Renewal Date	Index
M/PLU-179-	Patent	M/PLU-179-PC/EP	*		*	Anmeldung eingereicht	04-Nov-2005	05823121.8				04-Nov-2025	4	30-Nov-2008	1

M/PLU-179-	Patent	M/PLU-179-US	*		*	Anmeldung eingereicht	07-Nov-2005	11/269,125	US 2006/0111787 A1			07-Nov-2025			1

M/PLU-183-	Patent	M/PLU-183-DE/I	*		*	Recherche abgeschlossen	05-Apr-2005	102005015598.7				05-Apr-2025	3	30-Apr-2007	1

M/PLU-188-	Patent	M/PLU-188-DE	*		*	Anmeldung noch nicht eingereicht									1

M/PLU-190-	Patent	M/PLU-190-DE	*		*	Beantworung PRA-Bescheid eingereicht	18-Oct-2005	102005049851.5-35				18-Oct-2025	3	31-Oct-2007	1

M/PLU-190-	Patent	M/PLU-190-PC	*		*	Anmeldung eingereicht	18-Oct-2006	PCT/EP2006/010052							1

M/PLU-191-	Patent	M/PLU-191-DE	*		*	Anmeldung eingereicht	02-Nov-2005	102005052354.4				02-Nov-2025	3	30-Nov-2007	1

M/PLU-191-	Patent	M/PLU-191-PC	*		*	Anmeldung eingereicht	12-Oct-2006	PCT/EP2006/009886							1

M/PLU-192-	Patent	M/PLU-192-US	*		*	Anmeldung eingereicht	26-Jul-2006	11/460,098							1

M/PLU-193-	Patent	M/PLU-193-DE/I	*		*	Recherche abgeschlossen	12-Oct-2005	102005048873.0				20-Sep-2025	3	30-Sep-2007	1

M/PLU-193-	Patent	M/PLU-193-PC	*		*	Recherchenergebnis erhalten	08-Aug-2006	PCT/EP2006/007842							1

M/PLU-194-	Patent	M/PLU-194-PC/I	*		*	Anmeldung eingereicht	10-Mar-2006	PCT/EP2006/002239				10-Mar-2026			1

M/PLU-198-	Patent	M/PLU-198-DE	*		*	Noch nicht eingereicht									1

M/PLU-199-	Patent	M/PLU-199-DE	*		*	Recherche beantragt	13-Apr-2006	102006017473.9				13-Apr-2026	3	30-Apr-2008	1

M/PLU-200-	Patent	M/PLU-200-DE	*		*	In Kraft	22-Dec-2003	10360390.5		27-Oct-2005	10360390.5-09	22-Dec-2023	4	31-Dec-2006	1

M/PLU-201-	Patent	M/PLU-201-PC/AU	*		*	Anmeldung eingereicht	13-Dec-2004	2004308073				13-Dec-2024	6	13-Dec-2009	1

M/PLU-201-	Patent	M/PLU-201-PC/CN	*		*	Prüfung beantragt	13-Dec-2004	200480038580.8							1

M/PLU-201-	Patent	M/PLU-201-PC/EP	*		*	Anmeldung eingereicht	13-Dec-2004	04803788.1	1699386			13-Dec-2024	4	31-Dec-2007	1

M/PLU-201-	Patent	M/PLU-201-PC/IN	*		*	Anmeldung eingereicht	13-Dec-2004	2242/CHENP/2006							1

M/PLU-201-	Patent	M/PLU-201-PC/JP	*		*	Anmeldung eingereicht	13-Dec-2004	2006-544297				13-Dec-2024			1

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

85 | 100

Schutzrechte der Fa. PLUS ORTHOPEDICS AG

Aktenzeichen	Property Type	Case Ref.	Title	Local Classes	Country	Case Status	Application Date	Application No.	Publication No.	Registered Date	Registration No.	Expiry Date	Annuity	Next Renewal Date	Index
M/PLU-201-	Patent	M/PLU-201-PC/US	*		*	Anmeldung eingereicht	13-Dec-2004	10/596,752				13-Dec-2024			1

M/PLU-202-	Patent	M/PLU-202-DE	*		*	Anmeldung eingereicht	03-May-2000	10021387.1-35		12-Sep-2002	10021387	03-May-2020	8	31-May-2007	1

M/PLU-203-	Patent	M/PLU-203-DE	*		*	Recherche abgeschlossen	31-Jul-2006	102006035602.0				31-Jul-2026	3	31-Jul-2008	1

M/PLU-204-	Patent	M/PLU-204-DE	*		*	Recherche abgeschlossen	23-Jun-2006	102006028995.1				23-Jun-2026	3	30-Jun-2008	1

M/PLU-210-	Patent	M/PLU-210-DE/I	*		*	Anmeldung eingereicht	30-Aug-2006	102006040501.3				30-Aug-2026	3	31-Aug-2008	1

M/PLU-214-	Patent	M/PLU-214-PC	*		*	Anmeldung eingereicht	30-Oct-2006	PCT/EP2006/010423							1

M/PLU-216-	Patent	M/PLU-216-DE	*		*	Recherche beantragt	29-Dec-2006	102006062618.4				29-Dec-2026	3	31-Dec-2008	1

M/PLU-217-	Patent	M/PLU-217-EP/CH	*		*	EP Nationale Phase in Bearbeitung	24-Jan-2003	03701707.6	1448360	14-Dec-2005	1448360	24-Jan-2023	5	31-Jan-2007	1

M/PLU-217-	Patent	M/PLU-217-EP/DE	*		*	EP Nationale Phase in Bearbeitung	24-Jan-2003	03701707.6	1448360		1448360	24-Jan-2023	5	31-Jan-2007	1

M/PLU-217-	Patent	M/PLU-217-EP/GB	*		*	EP Nationale Phase in Bearbeitung	24-Jan-2003	03701707.6	1448360	14-Dec-2005	1448360	24-Jan-2023	5	31-Jan-2007	1

M/PLU-217-	Patent	M/PLU-217-PC/AU	*		*	Prüfung beantragt	24-Jan-2003	2003202796				24-Jan-2023	6	24-Jan-2008	1

M/PLU-217-	Patent	M/PLU-217-PC/CN	*		*	Prüfungsbescheid erhalten	24-Jan-2003	03802937.5							1

M/PLU-217-	Patent	M/PLU-217-PC/JP	*		*	Anmeldung eingereicht	24-Jan-2003	2003-563802				24-Jan-2023			1

M/PLU-217-	Patent	M/PLU-217-PC/US	*		*	Anmeldung eingereicht	24-Jan-2003	10/501,936				24-Jan-2023			1

M/PLU-219-	Patent	M/PLU-219-EP	*		*	Noch nicht eingereicht									1

M/PLU-220-	Patent	M/PLU-220-DE	*		*	Noch nicht eingereicht									1

M/PLU-222-	Patent	M/PLU-222-DE	*		*	Noch nicht eingereicht									1

M/PLU-223-	Patent	M/PLU-223-DE	*		*	Noch nicht eingereicht									1

M/END-013-	Patent	M/END-013-EP/CH	*		*	EP Nationale Phase in Bearbeitung	16-Dec-1994	95905074.1		03-Aug-2000	0732903	16-Dec-2014	13	31-Dec-2006	1

M/END-013-	Patent	M/END-013-EP/DE	*		*	EP Nationale Phase in Bearbeitung	16-Dec-1994	95905074.1		03-Aug-2000	69425902.0-08	16-Dec-2014	13	31-Dec-2006	1

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

86 | 100

Schutzrechte der Fa. PLUS ORTHOPEDICS AG

Aktenzeichen	Property Type	Case Ref.	Title	Local Classes	Country	Case Status	Application Date	Application No.	Publication No.	Registered Date	Registration No.	Expiry Date	Annuity	Next Renewal Date	Index

M/END-013-	Patent	M/END-013-PC/US	*		*	In Kraft	16-Dec-1994	08/652,568		09-May-2000	6,059,833	09-May-2017	8	09-Nov-2007	1

M/END-030-	Patent	M/END-030-DE/I	*		*	In Kraft	03-Feb-1997	19703987.1-35		12-Feb-1998	19703987	03-Feb-2017	11	28-Feb-2007	1

M/END-030-	Patent	M/END-030-EP/DE	*		*	In Kraft	02-Feb-1998	98908039.5			59808459.2-08	02-Feb-2018	10	28-Feb-2007	1

M/END-030-	Patent	M/END-030-EP/FR	*		*	EP Nationale Phase in Bearbeitung	02-Feb-1998	98908039.5			0957784	02-Feb-2018	10	28-Feb-2007	1

M/END-030-	Patent	M/END-030-EP/GB	*		*	EP Nationale Phase in Bearbeitung	02-Feb-1998	98908039.5			0957784	02-Feb-2018	10	28-Feb-2007	1

M/END-030-	Patent	M/END-030-EP/IT	*		*	EP Nationale Phase in Bearbeitung	02-Feb-1998	98908039.5			0957784	02-Feb-2018	10	28-Feb-2007	1

M/END-030-	Patent	M/END-030-PC/JP	*		*	Anmeldung eingereicht	02-Feb-1998	10-532549				02-Feb-2018			1

M/END-030-	Patent	M/END-030-PC/US	*		*	In Kraft	02-Feb-1998	09/355,717		24-Oct-2000	6,136,037	02-Feb-2018	8	24-Apr-2008	1

M/END-031-	Patent	M/END-031-DE	*		*	Prüfung im Gange	14-Feb-1997	19705733.0							1

M/END-032-	Patent	M/END-032-EP/BE	*		*	EP Nationale Phase in Bearbeitung	20-Jul-1998					20-Jul-2018			1

M/END-032-	Patent	M/END-032-EP/CH	*		*	EP Nationale Phase in Bearbeitung	20-Jul-1998					20-Jul-2018			1

M/END-032-	Patent	M/END-032-EP/DE	*		*	EP Nationale Phase in Bearbeitung	20-Jul-1998				59806747.7-08	20-Jul-2018			1

M/END-032-	Patent	M/END-032-EP/DK	*		*	In Kraft	20-Jul-1998					20-Jul-2018			1

M/END-032-	Patent	M/END-032-EP/ES	*		*	In Kraft	20-Jul-1998					20-Jul-2018			1

M/END-032-	Patent	M/END-032-EP/FR	*		*	EP Nationale Phase in Bearbeitung	20-Jul-1998					20-Jul-2018			1

M/END-032-	Patent	M/END-032-EP/GB	*		*	EP Nationale Phase in Bearbeitung	20-Jul-1998					20-Jul-2018			1

M/END-032-	Patent	M/END-032-EP/GR	*		*	EP Nationale Phase in Bearbeitung	20-Jul-1998					20-Jul-2018			1

M/END-032-	Patent	M/END-032-EP/IE	*		*	EP Nationale Phase in Bearbeitung	20-Jul-1998					20-Jul-2018			1

M/END-032-	Patent	M/END-032-EP/IT	*		*	EP Nationale Phase in Bearbeitung	20-Jul-1998					20-Jul-2018			1

M/END-032-	Patent	M/END-032-EP/NL	*		*	EP Nationale Phase in Bearbeitung	20-Jul-1998	98941383,6				20-Jul-2018			1

M/END-032-	Patent	M/END-032-EP/SE	*		*	EP Nationale Phase in Bearbeitung	20-Jul-1998					20-Jul-2018			1

M/END-032-	Patent	M/END-032-PC/JP	*		*	Anmeldung eingereicht	20-Jul-1998	2000-503795				20-Jul-2018			1
M/END-032-	Patent	M/END-032-PC/US	*		*	In Kraft	20-Jul-1998	09/463,476		04-Dec-2001	6,325,829	20-Jul-2018	8	04-Jun-2009	1

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

87 | 100

Schutzrechte der Fa. PLUS ORTHOPEDICS AG

Aktenzeichen	Property Type	Case Ref.	Title	Local Classes	Country	Case Status	Application Date	Application No.	Publication No.	Registered Date	Registration No.	Expiry Date	Annuity	Next Renewal Date	Index
M/END-034-	Patent	M/END-034-EP/CH	*		*	EP Nationale Phase in Bearbeitung	01-Dec-1999	99123862.7-2310			1018317	01-Dec-2019	8	31-Dec-2006	1

M/END-034-	Patent	M/END-034-EP/DE	*		*	EP Nationale Phase in Bearbeitung	01-Dec-1999	99123862.7-2310			59912618.3-08	01-Dec-2019	8	31-Dec-2006	1

M/END-034-	Patent	M/END-034-EP/FR	*		*	EP Nationale Phase in Bearbeitung	01-Dec-1999	99123862.7-2310			1018317	01-Dec-2019	8	31-Dec-2006	1

M/END-034-	Patent	M/END-034-EP/IT	*		*	EP Nationale Phase in Bearbeitung	01-Dec-1999	99123862.7-2310			1018317	01-Dec-2019	8	31-Dec-2006	1

M/ITP-011-	Patent	M/ITP-011-DE	*		*	In Kraft	07-Jan-2002	10200263.0-35		25-Jan-2007	10200263	07-Jan-2022	6	31-Jan-2007	1

M/ITP-011-	Patent	M/ITP-011-EP/CH	*		*	EP Nationale Phase in Bearbeitung	07-Jan-2003	03000062.4			1325718	07-Jan-2023	5	31-Jan-2007	1

M/ITP-011-	Patent	M/ITP-011-EP/DE	*		*	EP Nationale Phase in Bearbeitung	07-Jan-2003	03000062.4	1325718		50301206.8-08	07-Jan-2023	5	31-Jan-2007	1

M/ITP-011-	Patent	M/ITP-011-EP/FR	*		*	EP Nationale Phase in Bearbeitung	07-Jan-2003	03000062.4			1325718	07-Jan-2023	5	31-Jan-2007	1

M/ITP-011-	Patent	M/ITP-011-EP/GB	*		*	EP Nationale Phase in Bearbeitung	07-Jan-2003	03000062.4			1325718	07-Jan-2023	5	31-Jan-2007	1

M/ITP-011-	Patent	M/ITP-011-EP/IT	*		*	EP Nationale Phase in Bearbeitung	07-Jan-2003	03000062.4			1325718	07-Jan-2023	5	31-Jan-2007	1

M/ITP-011-	Patent	M/ITP-011-EP/NL	*		*	EP Nationale Phase in Bearbeitung	07-Jan-2003	03000062.4		21-Sep-2005	1325718	07-Jan-2023	1	31-Jan-2007	1

M/ITP-011-	Patent	M/ITP-011-US	*		*	In Kraft	07-Jan-2003	10/337,922		05-Sep-2006	7,101,401	07-Jan-2023	4	05-Mar-2010	1

M/ITP-013-	Patent	M/ITP-013-DE	*		*	In Kraft	10-Jan-2002	10200690.3-09		03-Mar-2005	10200690	10-Jan-2022	6	31-Jan-2007	1

M/ITP-013-	Patent	M/ITP-013-PC/EP	*		*	Anmeldung eingereicht	03-Jan-2003	03702385.0-2310	1463466			03-Jan-2023	5	31-Jan-2007	1

M/ITP-013-	Patent	M/ITP-013-PC/US	*		*	Offengelegt	03-Jan-2003	10/501,004	US 2005/0107799 A1			03-Jan-2023			1

M/ITP-014-	Patent	M/ITP-014-DE	*		*	Recherche abgeschlossen	01-Jul-2003	10329673.5				01-Jul-2023	4	31-Jul-2006	1

M/ITP-014-	Patent	M/ITP-014-EP	*		*	Prüfungsbescheid erhalten	18-Jun-2004	04014381.0	1506750			18-Jun-2024	4	30-Jun-2007	1

M/ITP-015-	Patent	M/ITP-015-DE/I	*		*	Anmeldung eingereicht	03-Apr-2003	10315259.8				03-Apr-2023	5	30-Apr-2007	1

M/ITP-015-	Patent	M/ITP-015-EP	*		*	Beantworung PRA-Bescheid eingereicht	03-Feb-2004	04002342.6	1444956			03-Feb-2024	4	28-Feb-2007	1

M/ITP-019-	Patent	M/ITP-019-DE	*		*	Anmeldung eingereicht	05-Jul-2005	102005031402.3				05-Jul-2025	3	31-Jul-2007	1

M/ITP-019-	Patent	M/ITP-019-PC	*		*	Offengelegt	15-May-2006	PCT/EP2006/004568	WO 2007/003243			15-May-2026			1

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

88 | 100

Schutzrechte der Fa. PLUS ORTHOPEDICS AG

Aktenzeichen	Property Type	Case Ref.	Title	Local Classes	Country	Case Status	Application Date	Application No.	Publication No.	Registered Date	Registration No.	Expiry Date	Annuity	Next Renewal Date	Index
M/ITP-020-	Patent	M/ITP-020-DE	*		*	Anmeldung eingereicht	30-Aug-2005	102005041062.6				30-Aug-2025	3	31-Aug-2007	1

M/ITP-020-	Patent	M/ITP-020-PC	*		*	Recherchenergebnis erhalten	08-Aug-2006	PCT/EP2006/007841							1

M/PLU-012-	Patent	M/PLU-012-EP/AT	*		*	EP Nationale Phase in Bearbeitung	07-Dec-1992	92120835.1		02-Oct-1997	0601223	07-Dec-2012	15	31-Dec-2006	1

M/PLU-013-	Patent	M/PLU-013-EP/AT	*		*	EP Nationale Phase in Bearbeitung	07-Dec-1992	92120836.9		04-Sep-1997	0601224	07-Dec-2012	15	31-Dec-2006	1

M/PLU-029-	Patent	M/PLU-029-EP/AT	*		*	EP Nationale Phase in Bearbeitung	10-May-1994	94917609.3		17-Jul-1997	0701419	10-May-2014	14	31-May-2007	1

M/PLU-029-	Patent	M/PLU-029-EP/AT1	*		*	EP Nationale Phase in Bearbeitung	10-May-1994	96109520.5			0736286	10-May-2014	14	31-May-2007	1

M/PLU-059-	Patent	M/PLU-059-EP/AT	*		*	EP Nationale Phase in Bearbeitung	14-Feb-1997	97102433.6		30-Aug-2001	0791344	14-Feb-2017	11	28-Feb-2007	1

M/PLU-064-	Patent	M/PLU-064-EP/AT	*		*	EP Nationale Phase in Bearbeitung	11-Sep-1997					11-Sep-2017	10	30-Sep-2006	1

M/PLU-068-	Patent	M/PLU-068-EP/AT	*		*	EP Nationale Phase in Bearbeitung	14-Nov-1997	97950194.7-2310				14-Nov-2017	10	30-Nov-2006	1

M/PLU-075-	Patent	M/PLU-075-EP/AT	*		*	EP Nationale Phase in Bearbeitung	21-Nov-1997	97952792.6			0944368	21-Nov-2017	10	30-Nov-2006	1

M/PLU-099-	Patent	M/PLU-099-EP/AT	*		*	In Kraft	12-Apr-2000	00107891.4-2310		30-Jun-2004	1044664	12-Apr-2020	8	30-Apr-2007	1

M/PLU-111-	Patent	M/PLU-111-EP/AT	*		*	In Kraft	09-Jun-2000	00112385.0				09-Jun-2020	8	30-Jun-2007	1

M/PLU-115-	Patent	M/PLU-115-EP/AT	*		*	EP Nationale Phase in Bearbeitung	18-May-2000	00110627.7-2310			1093776	18-May-2020	8	31-May-2007	1

M/PLU-129-	Patent	M/PLU-129-EP/AT	*		*	In Kraft	17-May-2001	01984556.9-1265	1313400	30-Nov-2005	1313400	17-May-2021	7	31-May-2007	1

M/PLU-129-	Patent	M/PLU-129-EP/LI	*		*	EP Nationale Phase in Bearbeitung	17-May-2001	01984556.9-1265	1313400			17-May-2021			1

M/END-030-	Patent	M/END-030-EP/AT	*		*	EP Nationale Phase in Bearbeitung	02-Feb-1998	98908039.5			0957784	02-Feb-2018	10	28-Feb-2007	1

M/END-032-	Patent	M/END-032-EP/AT	*		*	EP Nationale Phase in Bearbeitung	20-Jul-1998					20-Jul-2018	9	31-Jul-2006	1

M/END-032-	Patent	M/END-032-EP7/AT	*		*	EP Nationale Phase in Bearbeitung	20-Jul-1998					20-Jul-2018			1

M/END-034-	Patent	M/END-034-EP/AT	*		*	EP Nationale Phase in Bearbeitung	01-Dec-1999	99123862.7-2310			1018317	01-Dec-2019	8	31-Dec-2006	1

M/ITP-011-	Patent	M/ITP-011-EP/AT	*		*	EP Nationale Phase in Bearbeitung	07-Jan-2003	03000062.4	E304827		1325718	07-Jan-2023	5	31-Jan-2007	1

M/PLU-029-	Utility Model	M/PLU-029-EP/G	*		*	In Kraft	10-May-1994	G9421911.7		23-Jan-1997	G9421911.7				2

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

89 | 100

Schutzrechte der Fa. PLUS ORTHOPEDICS AG

Aktenzeichen	Property Type	Case Ref.	Title	Local Classes	Country	Case Status	Application Date	Application No.	Publication No.	Registered Date	Registration No.	Expiry Date	Annuity	Next Renewal Date	Index
M/PLU-058-	Utility Model	M/PLU-058-DE/G	*		*	In Kraft	04-Mar-1997	29703947.4		05-Jun-1997	29703947.4	04-Mar-2007			2

M/PLU-102-	Utility Model	M/PLU-102-DE/I	*		*	In Kraft	16-Apr-1999	29906909.5		30-Sep-1999	29906909.5	16-Apr-2009	9	30-Apr-2007	2

M/PLU-104-	Utility Model	M/PLU-104-DE	*		*	In Kraft	02-Mar-1999	29903768.1		09-Sep-1999	29903768.1	02-Mar-2009	9	31-Mar-2007	2

M/PLU-105-	Utility Model	M/PLU-105-DE	*		*	In Kraft	02-Mar-1999	29903767.3		27-May-1999	29903767.3	02-Mar-2009	9	31-Mar-2007	2

M/PLU-111-	Utility Model	M/PLU-111-DE/G	*		*	In Kraft	23-Jun-1999	29924628.0		06-May-2004	29924628.0	23-Jun-2009	9	30-Jun-2007	2

M/PLU-192-	Utility Model	M/PLU-192-DE/G	*		*	In Kraft	16-Nov-2005	202005020876.0		05-Oct-2006	202005020876.0	16-Nov-2015	4	30-Nov-2008	2

M/ITP-012-	Utility Model	M/ITP-012-DE/G	*		*	In Kraft	04-Jan-2002	20220481.2		04-Sep-2003	20220481.2	04-Jan-2012	7	31-Jan-2008	2

M/PLU-025-	Trademark	M/PLU-025-CH	*	10	*	eingetragen	14-Oct-1998	08443/1998		02-Mar-1999	459241			14-Oct-2008	3

M/PLU-025-	Trademark	M/PLU-025-IRM	*	10	*	anhängig	04-Mar-1999	711362		04-Mar-1999	711362			04-Mar-2009	3

M/PLU-043-	Trademark	M/PLU-043-CA	*	10	*	eingetragen	31-Jan-1996	802,898		28-Jun-2002	TMA564,162			28-Jun-2017	3

M/PLU-043-	Trademark	M/PLU-043-CH	*	10	*	eingetragen	01-Jun-1994	3700/1994.1		09-Nov-1994	412553			01-Jun-2014	3

M/PLU-043-	Trademark	M/PLU-043-GB	*	10	*	eingetragen	08-Jun-1994	1,574,617		08-Jun-1994	1,574,617			08-Jun-2011	3

M/PLU-043-	Trademark	M/PLU-043-IRM	*	10	*	anhängig	26-Sep-1994	626571		26-Sep-1994	626571			26-Sep-2014	3

M/PLU-046-	Trademark	M/PLU-046-CH	*	10	*	eingetragen	17-Jun-1994	4179/1994.0		17-Jun-1994	425921			17-Jun-2014	3

M/PLU-046-	Trademark	M/PLU-046-EM	*	10	*	eingetragen	01-Apr-1997	504688		05-Jan-2000	504688			01-Apr-2007	3

M/PLU-046-	Trademark	M/PLU-046-IRM	*	10	*	anhängig	15-Sep-1997	681301		15-Sep-1997	681301			15-Sep-2007	3

M/PLU-046-	Trademark	M/PLU-046-JP	*	10	*	Offengelegt	25-Mar-1997	31209/1997		02-Jul-1999	4288730			02-Jul-2009	3

M/PLU-046-	Trademark	M/PLU-046-KR	*	10	*	eingetragen	02-May-1997	97-20106		06-Jul-1998	408089			06-Jul-2008	3

M/PLU-046-	Trademark	M/PLU-046-US	*	10	*	eingetragen	22-Apr-1997	75/279,282		04-Apr-2000	2338976			04-Apr-2010	3

M/PLU-047-	Trademark	M/PLU-047-CH	*	10	*	eingetragen	17-Jun-1994	4178/1994.8		17-Jun-1994	425920			17-Jun-2014	3

M/PLU-048-	Trademark	M/PLU-048-CH	*	10	*	eingetragen	28-Jan-1993	400085		18-May-1993	400085			28-Jan-2013	3

M/PLU-048-	Trademark	M/PLU-048-IRM	*	10	*	anhängig	08-Mar-1993	599542		08-Mar-1993	599542			08-Mar-2013	3

M/PLU-050-	Trademark	M/PLU-050-JP	*	10	*	eingetragen	02-Feb-1995	8500/95		11-Dec-1998	4219455			11-Dec-2008	3

M/PLU-052-	Trademark	M/PLU-052-CH/I	*	05	*	eingetragen	28-Jan-2000	00915/2000		20-Jul-2000	474388			28-Jan-2010	3

M/PLU-052-	Trademark	M/PLU-052-JP	*	10	*	eingetragen	23-Jun-1995	62475/1995		04-Dec-1998	4217325			04-Dec-2008	3

M/PLU-052-	Trademark	M/PLU-052-NO	*	01,05	*	eingetragen	19-Jul-1995	95 4553		18-Jul-1996	175715				3

M/PLU-052-	Trademark	M/PLU-052-US	*	01,05	*	anhängig	11-Aug-1995	74/717,615							3

M/PLU-053-	Trademark	M/PLU-053-CH	*	10	*	eingetragen	23-Jun-1995	8452/1995.7		23-Jun-1995	420069				3

M/PLU-053-	Trademark	M/PLU-053-IRM	*	10	*	anhängig	15-Dec-1995	649959		15-Dec-1995	649959			15-Dec-2015	3

M/PLU-053-	Trademark	M/PLU-053-JP	*	10	*	eingetragen	26-Jun-1995	62992/1995		13-Feb-1998	4114033			13-Feb-2008	3

M/PLU-053-	Trademark	M/PLU-053-NO	*	10	*	eingetragen	19-Jul-1995	95 4552		18-Jul-1996	175714				3

M/PLU-053-	Trademark	M/PLU-053-SE	*	10	*	eingetragen	30-Jun-1995	95-07645		24-Oct-1997	325280			24-Oct-2007	3

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

90 | 100

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Aktenzeichen	Property Type	Case Ref.	Title	Local Classes	Country	Case Status	Application Date	Application No.	Publication No.	Registered Date	Registration No.	Expiry Date	Annuity	Next Renewal Date	Index
M/PLU-053-	Trademark	M/PLU-053-US	*	10	*	eingetragen	01-Aug-1995	74/709,229		08-Jan-2002	2526359			08-Jan-2012	3

M/PLU-056-	Trademark	M/PLU-056-CH	*	10	*	eingetragen	21-May-1996	10451/1995.4		20-Aug-1996	426 291			21-May-2016	3

M/PLU-056-	Trademark	M/PLU-056-DK	*	10	*	eingetragen	21-Sep-1995	VA 07.080 1995		15-Dec-1995	VR 08.480 1995			15-Dec-2015	3

M/PLU-056-	Trademark	M/PLU-056-GB	*	10	*	eingetragen	14-Sep-1995	2033839		14-Sep-1995	2033839			14-Sep-2015	3

M/PLU-056-	Trademark	M/PLU-056-GR	*	10	*	eingetragen	19-Sep-1995	126201		17-Dec-1998	126201			19-Sep-2015	3

M/PLU-056-	Trademark	M/PLU-056-IRM	*	10	*	eingetragen	05-Jun-1996	665433		05-Jun-1996	665433			05-Jun-2016	3

M/PLU-056-	Trademark	M/PLU-056-JP	*	10	*	eingetragen	18-Sep-1995	94861/1995		30-Jan-1998	4108687			30-Jan-2008	3

M/PLU-056-	Trademark	M/PLU-056-SE	*	10	*	eingetragen	15-Sep-1995	95-10464		12-Jul-1996	315015			12-Jul-2016	3

M/PLU-056-	Trademark	M/PLU-056-US	*	10	*	eingetragen	20-Nov-1995	75/022,449		01-Sep-1998	2,186,233			01-Sep-2008	3

M/PLU-060-	Trademark	M/PLU-060-JP	*	10	*	eingetragen	15-Feb-1996	8-13583		11-Dec-1998	4218939			11-Dec-2008	3

M/PLU-060-	Trademark	M/PLU-060-SG	*	10	*	Prüfungsbescheid erhalten	18-Jul-1996	7375/96							3

M/PLU-060-	Trademark	M/PLU-060-US	*	10	*	anhängig	12-Jun-1996	75/117866							3

M/PLU-061-	Trademark	M/PLU-061-CH	*	10	*	eingetragen	09-Feb-1996	00866/1996		19-Feb-1997	435429			09-Feb-2016	3

M/PLU-061-	Trademark	M/PLU-061-EM	*	10	*	eingetragen	01-Apr-1996	168906		29-Mar-1999	168906			01-Apr-2016	3

M/PLU-061-	Trademark	M/PLU-061-SG	*	10	*	Anmeldung eingereicht	18-Jul-1996	7374							3

M/PLU-069-	Trademark	M/PLU-069-US	*	10	*	anhängig	04-Sep-1996	75/160296							3

M/PLU-070-	Trademark	M/PLU-070-CH	*	10	*	eingetragen	15-Jul-1996	05168/1996		15-Jul-1996	435004			15-Jul-2016	3

M/PLU-070-	Trademark	M/PLU-070-IRM	*	10	*	anhängig	14-Jan-1997	668959		14-Jan-1997	668959				3

M/PLU-076-	Trademark	M/PLU-076-CA	*	10	*	eingetragen	08-Oct-1996	825,354							3

M/PLU-076-	Trademark	M/PLU-076-CL	*	10	*	eingetragen	04-Aug-1997	385.894		06-Apr-2001	593.934			06-Apr-2011	3

M/PLU-076-	Trademark	M/PLU-076-EM	*	10	*	eingetragen	08-Oct-1996	562843		09-Nov-1998	562843			31-Oct-2006	3

M/PLU-076-	Trademark	M/PLU-076-IRM	*	10	*	anhängig	22-Jun-1998	695460		22-Jun-1998	695460			22-Jun-2008	3

M/PLU-076-	Trademark	M/PLU-076-JP	*	10	*	eingetragen	18-Mar-1997	28320/1997		05-Feb-1999	4237214			05-Feb-2009	3

M/PLU-076-	Trademark	M/PLU-076-MX	*	10	*	eingetragen	18-Jun-1997	298614		26-Nov-1997	564616			18-Jun-2007	3

M/PLU-076-	Trademark	M/PLU-076-NO	*	10	*	eingetragen	17-Mar-1997	972209		23-Dec-1997	187694			23-Dec-2007	3

M/PLU-076-	Trademark	M/PLU-076-SG	*	10	*	eingetragen	28-Oct-1996	11720/96		28-Oct-1996	T96/11720J			28-Oct-2016	3

M/PLU-081-	Trademark	M/PLU-081-US/I	*	10	*	eingetragen	18-Nov-1997	75/392,195		02-Oct-2001	2,494,600			02-Oct-2011	3

M/PLU-084-	Trademark	M/PLU-084-CH	*	10	*	eingetragen	16-May-1997	03888/1997		13-Nov-1997	446859			16-May-2007	3

M/PLU-085-	Trademark	M/PLU-085-CH	*	01,05,10	*	eingetragen	11-Apr-1997	02912/1997		12-Nov-1998	456212			11-Apr-2007	3

M/PLU-085-	Trademark	M/PLU-085-EM	*	01,05,10	*	eingetragen	01-Apr-1997	504647		25-Nov-1999	504647			01-Apr-2007	3

M/PLU-085-	Trademark	M/PLU-085-JP	*	01,10	*	eingetragen	16-Apr-1997	106418/1997		19-Mar-1999	4251284			19-Mar-2009	3

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

91 | 100

Schutzrechte der Fa. PLUS ORTHOPEDICS AG

Aktenzeichen	Property Type	Case Ref.	Title	Local Classes	Country	Case Status	Application Date	Application No.	Publication No.	Registered Date	Registration No.	Expiry Date	Annuity	Next Renewal Date	Index
M/PLU-086-	Trademark	M/PLU-086-CH	*	10	*	anhängig	13-Aug-1998	06646/1998							3

M/PLU-086-	Trademark	M/PLU-086-EM	*	10	*	eingetragen	05-Mar-1999	1097583		12-Apr-2000	1097583			05-Mar-2009	3

M/PLU-086-	Trademark	M/PLU-086-GR	*	10	*	eingetragen	09-Apr-1997	132840		17-Mar-1999	132840			10-Apr-2007	3

M/PLU-086-	Trademark	M/PLU-086-IRM	*	10	*	anhängig									3

M/PLU-086-	Trademark	M/PLU-086-JP	*	10	*	eingetragen	02-Apr-1997	101426/1997		10-Dec-1999	4342034			10-Dec-2009	3

M/PLU-086-	Trademark	M/PLU-086-SE	*	10	*	eingetragen	02-Apr-1997	97-03287		11-Dec-1998	329401			11-Dec-2008	3

M/PLU-087-	Trademark	M/PLU-087-IRM	*	10	*	anhängig									3

M/PLU-088-	Trademark	M/PLU-088-FR	*	10	*	eingetragen	18-Dec-1996			18-Dec-1996	96 656082			31-Dec-2006	3

M/PLU-088-	Trademark	M/PLU-088-GB	*	10	*	eingetragen	17-Jun-1997	2136128		17-Jun-1997	2136128			17-Jun-2007	3

M/PLU-088-	Trademark	M/PLU-088-GR	*	10	*	Offengelegt	06-Jun-1997	133445		18-May-1999	133445			07-Jun-2007	3

M/PLU-088-	Trademark	M/PLU-088-IRM	*	10	*	eingetragen	29-May-1997	674159		29-May-1997	674159			29-May-2007	3

M/PLU-088-	Trademark	M/PLU-088-JP	*	10	*	eingetragen	30-Apr-1997	111615/1997		23-Apr-1999	4265590			23-Apr-2009	3

M/PLU-090-	Trademark	M/PLU-090-CH	*	10	*	eingetragen	08-Oct-1997			07-Apr-1998	450661			08-Oct-2007	3

M/PLU-090-	Trademark	M/PLU-090-EM	*	10	*	eingetragen	07-Oct-1997	647016		18-Mar-1999	647016			07-Oct-2007	3

M/PLU-091-	Trademark	M/PLU-091-CH	*	10	*	eingetragen	10-Jun-1998	04620/1998		10-Dec-1998	456946				3

M/PLU-091-	Trademark	M/PLU-091-EM	*	10	*	eingetragen	16-Jun-1998	851352		17-Aug-1999	851352			16-Jun-2008	3

M/PLU-091-	Trademark	M/PLU-091-US	*	10	*	eingetragen	27-Aug-1998	75/544245							3

M/PLU-093-	Trademark	M/PLU-093-CH	*	10	*	Anmeldung eingereicht	31-Aug-1998	07126/1998							3

M/PLU-093-	Trademark	M/PLU-093-EM	*	10	*	eingetragen	03-Sep-1998	920652		10-Jan-2001	920652			03-Sep-2008	3

M/PLU-093-	Trademark	M/PLU-093-US	*	10	*	eingetragen	17-Nov-1999	75/851688			2,737,179				3

M/PLU-094-	Trademark	M/PLU-094-EM	*	10,16,41,42	*	eingetragen	08-Jan-1999	1037878		21-Feb-2000	1037878			08-Jan-2009	3

M/PLU-096-	Trademark	M/PLU-096-CA	*	10	*	eingetragen	28-Jan-1999	1003348		04-Jan-2001	TMA539,129			04-Jan-2016	3

M/PLU-096-	Trademark	M/PLU-096-CH	*	10	*	Offengelegt	28-Oct-1998	08867/1998		17-Mar-1999	459649			28-Oct-2008	3

M/PLU-096-	Trademark	M/PLU-096-EM	*	10	*	eingetragen	11-Dec-1998	1015577		16-Feb-2000	1015577			11-Dec-2008	3

M/PLU-096-	Trademark	M/PLU-096-IRM	*	10	*	anhängig	19-Mar-1999	712597		19-Mar-1999	712597			19-Mar-2009	3

M/PLU-096-	Trademark	M/PLU-096-JP	*	10	*	eingetragen	25-Mar-1999	11-26563		16-Mar-2001	4460594			16-Mar-2011	3

M/PLU-096-	Trademark	M/PLU-096-US	*	10	*	eingetragen	08-Mar-1999	75/654551		22-Oct-2002	2,637,879			22-Oct-2012	3

M/PLU-103-	Trademark	M/PLU-103-CH	*	10	*	eingetragen	03-Mar-1999	01940/1999		03-Aug-1999	463663			03-Mar-2009	3

M/PLU-103-	Trademark	M/PLU-103-DE	*	10	*	eingetragen	18-Feb-1999	39909263.3		25-May-1999	39909263			28-Feb-2009	3

M/PLU-103-	Trademark	M/PLU-103-EM	*	10	*	eingetragen	05-Oct-1999	1334283		16-Nov-2000	1334283			05-Oct-2009	3

M/PLU-103-	Trademark	M/PLU-103-IRM	*	10	*	anhängig	01-Oct-1999	722 447		01-Oct-1999	722 447			01-Oct-2009	3

M/PLU-106-	Trademark	M/PLU-106-CH	*	10	*	eingetragen	03-Mar-1999	01906/1999		29-Jul-1999	463539			03-Mar-2009	3

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

92 | 100

Schutzrechte der Fa. PLUS ORTHOPEDICS AG

Aktenzeichen	Property Type	Case Ref.	Title	Local Classes	Country	Case Status	Application Date	Application No.	Publication No.	Registered Date	Registration No.	Expiry Date	Annuity	Next Renewal Date	Index
M/PLU-107-	Trademark	M/PLU-107-CH	*	10	*	eingetragen	03-Mar-1999	01905/1999		29-Jul-1999	463538			03-Mar-2009	3

M/PLU-107-	Trademark	M/PLU-107-EM	*	10	*	eingetragen	04-Mar-1999	1094903		12-Apr-2000	1094903			04-Mar-2009	3

M/PLU-108-	Trademark	M/PLU-108-CH	*	10	*	eingetragen	07-Apr-1999	03043/1999		02-Sep-1999	464567			07-Apr-2009	3

M/PLU-108-	Trademark	M/PLU-108-EM	*	10	*	Offengelegt	08-Apr-1999	1131960		13-Jul-2000	1131960			08-Apr-2009	3

M/PLU-114-	Trademark	M/PLU-114-CH	*	10	*	eingetragen	26-Aug-1999	07669/1999		12-Jan-2000	468400			26-Aug-2009	3

M/PLU-114-	Trademark	M/PLU-114-EM	*	10	*	eingetragen	03-Sep-1999	1297902		23-Oct-2000	1297902			03-Sep-2009	3

M/PLU-117-	Trademark	M/PLU-117-EM	*	10	*	eingetragen	28-Oct-1999	1362862		22-Jan-2001	1362862			28-Oct-2009	3

M/PLU-119-	Trademark	M/PLU-119-CH	*	10	*	eingetragen	26-Oct-1999	09691/1999		26-Apr-2000	471599			26-Oct-2009	3

M/PLU-119-	Trademark	M/PLU-119-EM	*	10	*	eingetragen	02-Nov-1999	1368455		12-Jan-2001	1368455			02-Nov-2009	3

M/PLU-119-	Trademark	M/PLU-119-IRM	*	10	*	anhängig	26-Apr-2000	736414		26-Apr-2000	736414			26-Apr-2010	3

M/PLU-121-	Trademark	M/PLU-121-EM	*	10	*	eingetragen	21-Dec-1999	1432947		06-Mar-2001	1432947			21-Dec-2009	3

M/PLU-125-	Trademark	M/PLU-125-CH	*	10,16,41,42	*	eingetragen	25-May-2000	06290/2000		10-Nov-2000	478265			25-May-2010	3

M/PLU-125-	Trademark	M/PLU-125-EM	*	10,16,41,42	*	eingetragen	23-May-2000	1671767		24-Jul-2001	1671767			23-May-2010	3

M/PLU-141-	Trademark	M/PLU-141-CH	*	01,10	*	eingetragen	02-May-2001	04383/2001		08-Oct-2001	490141			02-May-2011	3

M/PLU-141-	Trademark	M/PLU-141-EM	*	01,10	*	eingetragen	27-Apr-2001	2195725						27-Apr-2011	3

M/PLU-141-	Trademark	M/PLU-141-JP	*	01,10	*	eingetragen	21-May-2001	2001-45583		22-Nov-2002	4622977				3

M/PLU-142-	Trademark	M/PLU-142-CH	*	10	*	eingetragen	07-May-2001	04526/2001		07-Nov-2001	491677			07-May-2011	3

M/PLU-142-	Trademark	M/PLU-142-EM	*	10	*	eingetragen	16-May-2001	2220747		20-Aug-2002	2220747			16-May-2011	3

M/PLU-142-	Trademark	M/PLU-142-IRM	*	10	*	eingetragen	07-May-2001			03-Jan-2002	776029			03-Jan-2012	3

M/PLU-142-	Trademark	M/PLU-142-JP	*	10	*	eingetragen	21-May-2001	2001-45584		25-Oct-2002	4615613			25-Oct-2012	3

M/PLU-143-	Trademark	M/PLU-143-CH	*	01,10	*	eingetragen	13-Jul-2001			23-Jan-2002	493960			13-Jul-2011	3

M/PLU-143-	Trademark	M/PLU-143-EM	*	01,10	*	eingetragen	16-Jul-2001	2301752		19-Sep-2003	2301752			16-Jul-2011	3

M/PLU-143-	Trademark	M/PLU-143-JP	*	01,10	*	eingetragen	11-Sep-2001	2001-82245		15-Nov-2002	4621211			15-Nov-2012	3

M/PLU-143-	Trademark	M/PLU-143-US/I	*	01,10	*	Instruktionen im PRA Verfahren erhalten	20-Sep-2005	78/716,636							3

M/PLU-145-	Trademark	M/PLU-145-CH	*	10	*	eingetragen	25-Sep-2001	09382/2001		26-Feb-2002	495132			25-Sep-2011	3

M/PLU-145-	Trademark	M/PLU-145-EM	*	10	*	eingetragen	24-Sep-2001	2385839		22-Sep-2003	2385839			24-Sep-2011	3

M/PLU-145-	Trademark	M/PLU-145-IRM	*	10	*	eingetragen	10-Oct-2002	790367		10-Oct-2002	790367			10-Oct-2012	3

M/PLU-145-	Trademark	M/PLU-145-JP	*	10	*	eingetragen	28-Sep-2001	2001-87836		22-Nov-2002	4623012			22-Nov-2012	3

M/PLU-145-	Trademark	M/PLU-145-US	*	10	*	eingetragen	24-Sep-2001	76/316,310		13-Jul-2004	2,863,198			13-Jul-2014	3

M/PLU-155-	Trademark	M/PLU-155-US	*	[44]	*	Beantworung PRA-Bescheid eingereicht	01-Aug-2003	78/282,282							3

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

93 | 100

Schutzrechte der Fa. PLUS ORTHOPEDICS AG

Aktenzeichen	Property Type	Case Ref.	Title	Local Classes	Country	Case Status	Application Date	Application No.	Publication No.	Registered Date	Registration No.	Expiry Date	Annuity	Next Renewal Date	Index
M/PLU-157-	Trademark	M/PLU-157-CH	*	10	*	eingetragen	09-Mar-1992			04-Jun-1992	393233			09-Mar-2012	3

M/PLU-157-	Trademark	M/PLU-157-IRM	*	10	*	eingetragen	04-Jun-1992			04-Jun-1992	588061			04-Jun-2012	3

M/PLU-158-	Trademark	M/PLU-158-CH	*	10	*	eingetragen	09-Mar-1992			20-May-1992	392558			09-Mar-2012	3

M/PLU-158-	Trademark	M/PLU-158-IRM	*	10	*	eingetragen	20-May-1992			20-May-1992	586944			20-May-2012	3

M/PLU-159-	Trademark	M/PLU-159-CH	*	10	*	eingetragen	09-Mar-1992			20-May-1992	392557			09-Mar-2012	3

M/PLU-159-	Trademark	M/PLU-159-IRM	*	10	*	eingetragen	20-May-1992			20-May-1992	586943			20-May-2012	3

M/PLU-160-	Trademark	M/PLU-160-CH	*	10	*	eingetragen	09-Mar-1992			20-May-1992	392556			09-Mar-2012	3

M/PLU-160-	Trademark	M/PLU-160-IRM	*	10	*	eingetragen	20-May-1992			20-May-1992	586942			20-May-2012	3

M/PLU-161-	Trademark	M/PLU-161-CH	*	10	*	eingetragen	10-Jun-1992			04-Aug-1992	394984			10-Jun-2012	3

M/PLU-161-	Trademark	M/PLU-161-IRM	*	10	*	eingetragen	04-Aug-1992			04-Aug-1992	590344			04-Aug-2012	3

M/PLU-162-	Trademark	M/PLU-162-CH	*	10	*	eingetragen	09-Mar-1992			20-May-1992	392554			09-Mar-2012	3

M/PLU-162-	Trademark	M/PLU-162-IRM	*	10	*	eingetragen	20-May-1992			20-May-1992	586941			20-May-2012	3

M/PLU-167-	Trademark	M/PLU-167-CH	*	10	*	eingetragen	03-May-2004	01601/2004		08-Oct-2004	526546			03-May-2014	3

M/PLU-167-	Trademark	M/PLU-167-EM	*	10	*	eingetragen	22-Apr-2004	3789351		07-Jul-2005	3789351			22-Apr-2014	3

M/PLU-170-	Trademark	M/PLU-170-EM	*	10	*	eingetragen	06-Jul-2004	3916665		19-Sep-2005	3916665			06-Jul-2014	3

M/PLU-171-	Trademark	M/PLU-171-CH	*	10	*	eingetragen	28-Jun-2004	02289/2004		30-Sep-2004	526349			28-Jun-2014	3

M/PLU-174-	Trademark	M/PLU-174-CH	*	10	*	eingetragen	05-Aug-2004	02781/2004		04-Nov-2004	526978			05-Aug-2014	3

M/PLU-174-	Trademark	M/PLU-174-US	*	[44]	*	eingetragen	05-Aug-2004	78/462,596		07-Nov-2006	3,169,563			07-Nov-2016	3

M/PLU-180-	Trademark	M/PLU-180-CH	*	10	*	eingetragen	09-Nov-2004	03801/2004		27-Apr-2005	532995			09-Nov-2014	3

M/PLU-180-	Trademark	M/PLU-180-IRM	*	10	*	eingetragen	12-Dec-2005			12-Dec-2005	873065			12-Dec-2015	3

M/PLU-180-	Trademark	M/PLU-180-IRM/US	*	26,39,44	*	eingetragen	12-Dec-2005			31-Oct-2006	3,165,503			31-Oct-2016	3

M/PLU-181-	Trademark	M/PLU-181-CH	*	10,42	*	eingetragen	02-Dec-2004	528741						02-Dec-2014	3

M/PLU-181-	Trademark	M/PLU-181-IN	*	10	*	Beantworung PRA-Bescheid eingereicht	28-Mar-2005	1347403							3

M/PLU-181-	Trademark	M/PLU-181-IRM	*	10,42	*	Avis de Refus	10-May-2005			10-May-2005	853476			10-May-2015	3

M/PLU-181-	Trademark	M/PLU-181-IRM/US	*	[26],[39], [44],[100], [101]	*	eingetragen	12-May-2005			31-Oct-2006	3,165,407			31-Oct-2016	3

M/PLU-181-	Trademark	M/PLU-181-MY	*	10	*	Beantworung PRA-Bescheid eingereicht	07-Apr-2005	2005/05166							3

M/PLU-181-	Trademark	M/PLU-181-NZ	*	10	*	eingetragen	29-Mar-2005	727364		29-Sep-2005	727364			02-Dec-2014	3

M/PLU-181-	Trademark	M/PLU-181-ZA	*	10	*	Beantworung PRA-Bescheid eingereicht	24-Mar-2005	2005/05712							3

M/PLU-182-	Trademark	M/PLU-182-CH	*	10,42	*	eingetragen	02-Dec-2004	528742		14-Dec-2004	528742			02-Dec-2014	3

M/PLU-182-	Trademark	M/PLU-182-IRM	*	10,42	*	eingetragen	12-May-2005			12-May-2005	853477			12-May-2015	3

M/PLU-182-	Trademark	M/PLU-182-IRM/US	*	[26],[39], [44],[100], [101]	*	eingetragen	12-May-2005	79/012,155		01-Aug-2006	3,123,837			01-Aug-2016	3

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

94 | 100

Schutzrechte der Fa. PLUS ORTHOPEDICS AG

Aktenzeichen	Property Type	Case Ref.	Title	Local Classes	Country	Case Status	Application Date	Application No.	Publication No.	Registered Date	Registration No.	Expiry Date	Annuity	Next Renewal Date	Index
M/PLU-184-	Trademark	M/PLU-184-CH	*	16,41,42,09	*	eingetragen	18-Mar-2005	00764/2005		02-Jun-2005	534107			18-Mar-2015	3

M/PLU-184-	Trademark	M/PLU-184-IRM	*	09,41,42	*	eingetragen	15-Jul-2005	860486		15-Jul-2005	860486			15-Jul-2015	3

M/PLU-184-	Trademark	M/PLU-184-IRM/US	*	[02],[05], [21],[22], [23],[26], [29],[36], [37],[38], [50],[100], [101],[107]	*	eingetragen	15-Jul-2005			31-Oct-2006	3,165,433			31-Oct-2016	3

M/PLU-196-	Trademark	M/PLU-196-CH	*	10	*	eingetragen	16-Jun-2005			14-Nov-2005	539780			16-Jun-2015	3

M/PLU-196-	Trademark	M/PLU-196-IRM	*	10	*	Anmeldung eingereicht	02-Dec-2005	01527/2005		02-Dec-2005	874271			02-Dec-2015	3

M/PLU-197-	Trademark	M/PLU-197-CH	*	10	*	Anmeldung eingereicht	15-Dec-2005	545252			545252			15-Dec-2015	3

M/PLU-197-	Trademark	M/PLU-197-US	*	[44]	*	Anmeldung eingereicht	15-Dec-2005	78/774,610							3

M/PLU-211-	Trademark	M/PLU-211-CH	*	10	*	eingetragen	12-Dec-2005	02973/2005	544316		544316			12-Dec-2015	3

M/PLU-211-	Trademark	M/PLU-211-MAT	*	10	*	eingetragen	18-Apr-2006	883358		18-Apr-2006	883358				3

M/PLU-215-	Trademark	M/PLU-215-CH	*	09,10,42	*	eingetragen	17-Jul-2002			24-Oct-2002	504507			17-Jul-2012	3

M/PLU-224-	Trademark	M/PLU-224-CH	*	10	*	eingetragen	23-Oct-2006	0212/2006		30-Jan-2007	554202			23-Oct-2016	3

M/END-016-	Trademark	M/END-016-DE	*	10	*	eingetragen	20-Jul-1989	E28829/10WZ		29-Jul-1998	2105018			31-Jul-2009	3

M/END-016-	Trademark	M/END-016-DK	*	10	*	eingetragen	20-Jul-1994	VA05.055-1994		14-Oct-1994	VR06.936-1994			14-Oct-2014	3

M/END-016-	Trademark	M/END-016-GB	*	10	*	eingetragen	17-Jan-1990	1411045		05-Jun-1992	1411045			20-Jul-2016	3

M/END-016-	Trademark	M/END-016-GR	*	10	*	eingetragen	14-Oct-1994	121277		17-Sep-1997	121277			14-Oct-2014	3

M/END-016-	Trademark	M/END-016-IRM	*	10	*	anhängig		A962/90							3

M/END-016-	Trademark	M/END-016-JP	*	10	*	eingetragen	13-Jun-1994	6-57288		24-Feb-1997	3258440			24-Feb-2007	3

M/END-016-	Trademark	M/END-016-NO	*	10	*	eingetragen	27-Jun-1994	94.3588		05-Oct-1995	169742			05-Oct-2015	3

M/END-016-	Trademark	M/END-016-US/I	*	10	*	eingetragen	16-Nov-1999	75/850649		26-Dec-2000	2415623			26-Dec-2010	3

M/END-018-	Trademark	M/END-018-CH	*	10	*	eingetragen	21-Mar-1995	418194		21-Mar-1995	418194				3

M/END-018-	Trademark	M/END-018-IRM	*	10	*	eingetragen	15-Aug-1995	641205		15-Aug-1995	641205			15-Aug-2015	3

M/END-019-	Trademark	M/END-019-CH	*	10	*	eingetragen	21-Mar-1995	418202		21-Mar-1995	418202				3

M/END-019-	Trademark	M/END-019-GB	*	10	*	eingetragen	22-Mar-1995	2015035		22-Mar-1995	2015035			22-Mar-2015	3

M/END-019-	Trademark	M/END-019-GR	*	10	*	eingetragen	12-Apr-1995	123.905		17-Dec-1997	123.905			12-Apr-2015	3

M/END-019-	Trademark	M/END-019-IRM	*	10	*	eingetragen	15-Aug-1995	641206		15-Aug-1995	641206			15-Aug-2015	3

M/END-019-	Trademark	M/END-019-JP	*	10	*	eingetragen	24-Mar-1995	27805/1995		24-Dec-1999	4347371			24-Dec-2009	3

M/END-019-	Trademark	M/END-019-NO	*	10	*	eingetragen	23-Mar-1995	95 1915		08-Aug-1996	176125			08-Aug-2016	3

M/END-026-	Trademark	M/END-026-CH	*	10	*	eingetragen	09-Feb-1996	00867/1996		19-Feb-1997	435430			09-Feb-2016	3

M/END-026-	Trademark	M/END-026-EM	*	10	*	eingetragen	01-Apr-1996	168831		26-Jun-1998	168831			01-Apr-2016	3

M/END-026-	Trademark	M/END-026-JP	*	10	*	eingetragen	15-Feb-1996	13585/1996		21-May-1999	4274483			21-May-2009	3

M/END-026-	Trademark	M/END-026-NO	*	10	*	eingetragen	13-Feb-1996	960955		29-May-1997	182255			29-May-2007	3

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

95 | 100

Schutzrechte der Fa. PLUS ORTHOPEDICS AG

Aktenzeichen	Property Type	Case Ref.	Title	Local Classes	Country	Case Status	Application Date	Application No.	Publication No.	Registered Date	Registration No.	Expiry Date	Annuity	Next Renewal Date	Index
M/END-026-	Trademark	M/END-026-SG	*	10	*	Prüfungsbescheid erhalten	18-Jul-1996	7376/96							3

M/END-026-	Trademark	M/END-026-US	*	10	*	eingetragen	12-Jun-1996	75/117865		24-Mar-1998	2146713			24-Mar-2008	3

M/PLU-025-	Trademark	M/PLU-025-AT	*	10	*	eingetragen	11-Mar-1992	AM 1174/92		12-Jun-1992	142432			12-Jun-2012	3

M/PLU-060-	Trademark	M/PLU-060-LI	*	10	*	eingetragen	18-Apr-1996	9874		09-Oct-1996	9874			18-Apr-2016	3

M/PLU-061-	Trademark	M/PLU-061-LI	*	10	*	eingetragen	18-Apr-1996	9875		09-Oct-1996	9875			18-Apr-2016	3

M/PLU-090-	Trademark	M/PLU-090-LI	*	10	*	eingetragen	12-Feb-1998	10647		10-Jun-1998	10647			12-Feb-2008	3

M/PLU-091-	Trademark	M/PLU-091-LI	*	10	*	eingetragen	17-Jun-1998			15-Sep-1998	10769			17-Jun-2008	3

M/PLU-103-	Trademark	M/PLU-103-AT	*	10	*	eingetragen	06-Jul-1999	AM4058/99		30-Nov-1999	185381			30-Nov-2009	3

M/PLU-108-	Trademark	M/PLU-108-LI	*	10	*	eingetragen	20-Sep-1999	11316		15-Dec-1999	11316			20-Sep-2009	3

M/PLU-181-	Trademark	M/PLU-181-TH	*	10	*	Beantworung PRA-Bescheid eingereicht	01-Apr-2005	586277							3

M/END-026-	Trademark	M/END-026-LI	*	10	*	eingetragen	18-Apr-1996	9873		09-Oct-1996	9873			18-Apr-2016	3

M/PLU-018-	Design	M/PLU-018-INT	*		*	eingetragen	16-Nov-1992	DM/024434		15-Feb-1993	DM/024 434				4

M/PLU-019-	Design	M/PLU-019-INT	*		*	eingetragen	16-Nov-1992	DM/024435		15-Feb-1993	DM/024435				4

M/PLU-040-	Design	M/PLU-040-INT	*		*	eingetragen	28-Feb-1994	DM/028828		13-May-1994	DM/028 828				4

M/PLU-051-	Design	M/PLU-051-INT	*		*	eingetragen	09-Sep-1996	006314		09-Sep-1996	DM/037477		16	09-Sep-2011	4

M/PLU-116-	Design	M/PLU-116-INT	*		*	eingetragen	01-Dec-1999	DM/050361		01-Dec-1999	DM/050361		11	01-Dec-2009	4

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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BREVETS ORTHO-ID

NOM	N° Dépót & Date	N° Publication & Date	Délivré	Déposant (s)	Inventeurs	Paiement Annuité
POLARCUP	N° 9812121 du 24/9/98	FR 2 783 703 du 9/2/01	9.2.01	OID & Gpe Giles	*	Géré Par Cabinet Conseil
	PCT/FR00/00688 du 20/3/00	WO 01/70141 A1 du 27/9/01		OID & Gpe Giles		Germain & Moreau

TRIPLE ARTICULATION	N° 03 01651 du 12/2/03	FR 2 850 861 du 13/6/04	30.09.2005	OID & Gpe Giles	*	Payé le 6/2/06
	PCT/FR04/02110 du 9/8/04			OID & Gpe Giles

POLARCROSS	N° 02 08828 du 12/7/02	FR 2 842 096 du 16/1/2004		OID	*	Probléme

CERAMIQUE	N° 02 16186 du 3/12/02	FR 2 847 801 du 4/6/04		OID	*	Payé ie 5/10/05

TD STEM	N° 05.11344 du 8/11/05			OID	*	Géré Par Cabinet Consell

CLOU HUMERAL	N° 03 08372 du 9/7/03			OID	*	Payé le 5/10/05

THORACO	N° 03 07313 du 18/6/03			OID	*	Payé le 5/10/05

BREVETS ORTHO-ID

NOM	N° Dépót & Date	N° Publication & Date	Délivré	Déposant(s)	Inventeurs
POLARCUP	N° 9812121 du 24/9/98	FR 2 783 703 du 9/2/01	9/2/01	OID & Gpe Giles	*
	PCT/FR00/00688 du 20/3/00	WO 01/70141 A1 du 27/9/01		OID & Gpe Giles

TRIPLE ARTICULATION	N° 03 01651 du 12/2/03	FR 2 850 861 du 13/8/04	30/09/2005	OID & Gpe Giles	*
	PCT/FR04/02110 du 9/8/04			OID & Gpe Giles

POLARCROSS	N° 02 08828 du 12/7/02	FR 2 842 096 du 16/1/2004		OID	*

CERAMIQUE	N° 02 15186 du 3/12/02	FR 2 847 801 du 4/8/04		OID	*

TD STEM	N° 05.11344 du 8/11/05			OID	*

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

97 | 100

Annex 5.2 to the Share Purchase Agreement regarding Plus Orthopedics Holding AG

Annex 5.2

Buyer’s Representations and Warranties

Subject to the limitations set forth in the Agreement, Buyer hereby represents and warrants to Sellers as of the date of this Agreement and as of the Closing Date the following matters.

(1)	Buyer is a corporation duly organized and validly existing under the laws of its place of incorporation and has the full corporate power, authority and necessary governmental approvals to own or use its assets and properties and to conduct its business as the same is presently being conducted.

(2)	Buyer has the absolute and unrestricted right, power, authority and capacity and has received all the necessary approvals from its corporate bodies to execute this Agreement and to perform its respective obligations under this Agreement. There exist no limitations under applicable law and the constituting documents of Buyer, or any contracts by which Buyer is bound that would prevent Buyer from entering into or performing its obligations under this Agreement.

(3)	No authorizations, permits or consents are required from any governmental or administrative authority, or any third party (including without limitation any shareholders or creditors of Buyer) for the consummation of the transactions contemplated by this Agreement other than as set forth in this Agreement.

(4)	There are no actions, suits or proceedings pending against Buyer or any of Buyer’s Affiliates before any court or administrative board, agency or commission which involve a claim by a governmental or regulatory authority, or by a third party, which would operate to hinder or substantially impair the consummation of the transactions contemplated by this Agreement. Buyer is not aware of any actions, suits or proceedings in accordance with the preceding sentence which have been threatened in writing to be filed or instituted against Buyer or any of Buyer’s Affiliates.

(5)	Buyer has procured that it will on the Closing Date have the necessary funds at its disposal to finance the transactions contemplated by this Agreement.

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Annex 6.1.4(d)(i) to the Share Purchase Agreement regarding Plus Orthopedics Holding AG

Annex 6.1.4(d)(ii)

Dataroom Indices *

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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Annex 6.1.4(d)(iii) to the Share Purchase Agreement regarding Plus Orthopedics Holding AG

Annex 6.1.4(d)(iii)

Disclosure Letter

Dear Sir or Madam:

On behalf of Sellers, we hereby deliver to you this Disclosure Letter referred to in Article 6.1.4(d)(iii) of the Share Purchase Agreement of even date hereof between us regarding the sale and purchase of the shares in Plus Orthopedics Holding AG (the SPA).

Words and expressions defined in the SPA shall, unless the context otherwise requires, have the same meaning in this Disclosure Letter.

For the purposes of the SPA, we hereby disclose to you the information and documents set forth in this Disclosure Letter and the annexes hereto. We wish to record the following preliminary matters in relation to this Disclosure Letter:

(a)	The disclosures contained in this Disclosure Letter are not to be taken as any admission by us that any of the matters calls for disclosure within the terms of the SPA.

(b)	The disclosure of any matter or document by this Disclosure Letter shall not, other than as expressly provided for in the SPA, imply any representation, warranty, undertaking or indemnity as to the same.

(c)	You have confirmed to us that, as of the date hereof, you are not aware that any of the representations and warranties given by us in Article 5.1 and Annex 5.1 of the SPA is untrue or inaccurate and therefore breached (other than as Fairly Disclosed).

In addition to the information Fairly Disclosed to you pursuant to Article 6.1.4(d)(i) and (ii) of the SPA, we hereby Fairly Disclose to you pursuant to Article 6.1.4(d)(iii) of the SPA all matters that are Fairly Disclosed in Exhibit 1 hereto.

Sincerely yours,

Hyos Invest Holding AG

Carolina Müller-Möhl

Dr. Ulrich Sigg

Dr. Robert Riedweg

Active Investor AG

Michael Theurillat	Martin Staub

Buyer acknowledges receipt of this letter:

Smith & Nephew International B.V.

By:

*	Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

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